Exhibit (b)(1)

Execution version

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION WHICH IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS “[REDACTED]” AND HAVE BEEN OMITTED.]

MTY FOOD GROUP INC.

MTY FRANCHISING USA, INC.

as Borrowers

- and -

THE TORONTO-DOMINION BANK

as Canadian Agent

- and -

TORONTO DOMINION (TEXAS) LLC

as U.S. Agent

- and -

THE TORONTO-DOMINION BANK, NATIONAL BANK OF CANADA, BANK OF MONTREAL and THE BANK OF NOVA SCOTIA

as Co-Syndication Agents

- and -

THE FINANCIAL INSTITUTIONS IDENTIFIED

ON THE SIGNATURE PAGES HERETO

as Revolving Lenders

- and -

TD SECURITIES AND NATIONAL BANK FINANCIAL MARKETS

as Co-Lead Arrangers and Joint Bookrunners

- and -

BANK OF MONTREAL and THE BANK OF NOVA SCOTIA

as Co-Documentation Agents

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Bearing the formal date of

September 23, 2019

OSLER, HOSKIN & HARCOURT LLP

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES

Schedules Relating to Accommodations

Schedule 1	-	Form of Borrowing Notice
Schedule 2	-	Form of Interest Rate Election Notice
Schedule 2.10	-	Form of Repayment Notice
Schedule 3	-	Form of Drawing Notice
Schedule 4	-	Form of Issue Notice
Schedule 5	-	Notice Periods and Amounts
Schedule 6	-	Applicable Margin and Applicable Standby Fee Rate

Schedules Relating to the Administration of the Credit Agreement

Schedule 7	-	Form of Assignment and Assumption Agreement
Schedule 8	-	Form of Compliance Certificate
Schedule 9	-	Revolving Credit Commitments

Schedules Relating to Representations and Warranties

Schedule 8.1(1)	-	Existence and Standing
Schedule 8.1(7)	-	Litigation
Schedule 8.1(9)	-	Subsidiaries
Schedule 8.1(15)	-	Taxes
Schedule 8.1(20)		Environmental Matters
Schedule 8.1(26)	-	Restrictions on Distributions
Schedule 8.1(27)	-	Collective Agreements
Schedule 8.1(28)	-	Corporate structure
Schedule 8.1(29)	-	Debt

Miscellaneous Schedules

Schedule 1.1	-	Guarantors
Schedule 9.1(2)	-	Permitted Liens
Schedule 10	-	Prior Claims

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT bearing the formal date of September 23, 2019 among MTY FOOD GROUP INC. and MTY FRANCHISING USA, INC., as Borrowers, THE TORONTO-DOMINION BANK, as Canadian Agent, TORONTO DOMINION (TEXAS) LLC, as U.S. Agent, the financial institutions identified on the signature pages hereto, as Revolving Lenders, as well as TD SECURITIES and NATIONAL BANK FINANCIAL MARKETS, as Co-Lead Arrangers and Joint Bookrunners.

ARTICLE 1

INTERPRETATION

Section 1.1     Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Accommodation” means (i) an Advance made by a Revolving Lender on the occasion of any Borrowing; (ii) the creation and purchase of Banker’s Acceptances, the issuance of BA Equivalent Notes or the purchase of completed Drafts by a Canadian Revolving Lender on the occasion of any Drawing; and (iii) the issue of a Letter of Credit by the Fronting Letter of Credit Lender on the occasion of any Issue (each of which is a “Type” of Accommodation).

“Accommodation Notice” means a Borrowing Notice, an Interest Rate Election Notice, a Drawing Notice or an Issue Notice, as the case may be.

“Accommodations Outstanding” means, at any time in respect of the Revolving Credit Facility, in relation to (a) the Borrowers and all Revolving Lenders, the amount of all Accommodations outstanding thereunder made to the Borrowers by the Revolving Lenders, and (b) each of the Borrowers and each Revolving Lender, as applicable, the amount of all Accommodations outstanding thereunder made to such Borrower by such Revolving Lender.

In determining Accommodations Outstanding under the Revolving Credit Facility, the aggregate amount thereof shall be determined on the basis of the aggregate principal amount of all outstanding Advances, the aggregate Face Amount of all outstanding BA Instruments (if any) which any applicable Canadian Revolving Lender has purchased or arranged to have purchased and the aggregate principal amount of all outstanding Swingline Advances for which the Canadian Revolving Lenders are contingently liable pursuant to Article 3 and the aggregate Face Amount of all outstanding Letters of Credit for which the Canadian Revolving Lenders are contingently liable pursuant to Article 5. The foregoing amounts shall be expressed in Canadian Dollars and each relevant U.S. Dollar amount shall be converted (for purposes of such determination only) into its Equivalent Amount in Canadian Dollars.

“Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions); or (ii) changes in the application of such accounting principles adopted by MTY and concurred in by MTY’s independent chartered or certified public accountants.

“Acquisition” means, with respect to any Person, any transaction or series of related transactions for the direct or indirect (i) acquisition of Assets of any other Person constituting a business or undertaking or division of any Person; or (ii) acquisition of any shares, equity securities, interests, participations or other equivalents (including partnership interests or units) of any Person, including acquisitions by amalgamation or other form of merger and “Acquire” and “Acquired” have meanings correlative thereto. The amount of any Acquisition shall be the consideration paid in connection therewith.

“Additional Revolving Credit Commitments” has the meaning specified in Section 2.13(1).

“Advances” means advances of funds made by a Revolving Lender under Article 3 and “Advance” means any one of such advances. A Canadian Dollar Advance is designated as a “Canadian Prime Rate Advance” and a U.S. Dollar Advance may (in accordance with Article 2 and Article 3) be designated as a “LIBOR Rate Advance”, a “Base Rate (Canada) Advance” or a “U.S. Prime Rate Advance”. Canadian Prime Rate Advances, Base Rate (Canada) Advances or U.S. Prime Rate Advance are sometimes referred to, collectively, as “Floating Rate Advances”. LIBOR Rate Advances are sometimes referred to as “Fixed Rate Advances”. Each of a Canadian Prime Rate Advance, a LIBOR Rate Advance, a Base Rate (Canada) Advance and a U.S. Prime Rate Advance is a “Type” of Advance.

“Affiliate” means a body corporate which is an affiliate within the meaning given to such term as of the date hereof in the Canada Business Corporations Act as well as a partnership, limited partnership or limited liability company that would be deemed, because of the way the partnership units or the limited liability company interests are held, to be an affiliate within the meaning of said act if it were a corporation governed by said act.

“Agent” means, collectively, the Canadian Agent or the U.S. Agent, as the case may be and as the context so requires and “Agents” means both of them.

“Aggregate Mark-to-Market Exposure” means, on any date, (i) in respect of MTY and the Subsidiaries, the aggregate Mark-to-Market Exposure of all outstanding Eligible Hedging Agreements (or other ISDA Agreements), calculated as of such date or, if such date is not a Business Day, as of the immediately preceding Business Day.

“Agreement” means this second amended and restated credit agreement and all schedules thereto, as amended, supplemented or restated from time to time; and the expressions “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Agreement.

“Amended and Restated Credit Agreement” means that certain amended and restated credit agreement bearing the formal date of August 29, 2017 entered into and executed by MTY, as the Borrower (as defined therein), The Toronto-Dominion Bank, as Administrative Agent and Syndication Agent, the financial institutions identified on the signature pages thereto, as lenders, TD Securities, as Sole Lead Arranger and Bookrunner, as well as Bank of Montreal, National Bank of Canada and The Bank of Nova Scotia, as Co-Documentation Agents, as amended as of June 27, 2018, February 19, 2019 and May 23, 2019.

“Applicable Margin” means, at any time as of the date of effectiveness of this Agreement and thereafter, subject to the following sentences of this definition, the margins in basis points per annum set forth in Schedule 6 corresponding to the Debt to EBITDA Ratio at such time. If applicable, each Applicable Margin shall be adjusted in the manner prescribed in Schedule 6 two Business Days after the date the Canadian Agent receives the relevant certificate pursuant to Section 9.1(1)(c) calculating the Debt to EBITDA Ratio, except in the case of Drawings, in which case the applicable Margin shall be adjusted on the next relevant repricing date. Such adjusted Applicable Margin shall apply in respect of (i) Canadian Prime Rate Advances, Base Rate (Canada) Advances and U.S. Prime Rate Advances, from and after such date, (ii) LIBOR Advances made and Interest Periods in respect of outstanding LIBOR Advances, from and after such date, (iii) Drawings, to Drawings made from and after such date, and (iv) Letters of Credit, to Letters of Credit fees calculated from and after such date. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by Law, each of the Applicable Margins shall during such period be the highest rate provided for in any column of Schedule 6.

“Applicable Percentage” means with respect to any Revolving Lender, the percentage of the Revolving Credit Commitment represented by such Revolving Lender’s Revolving Credit Commitment. If the Revolving Credit Commitment has terminated or expired, the Applicable Percentage shall be the percentage of the total Accommodations Outstanding represented by such Revolving Lender’s Accommodations Outstanding.

“Applicable Standby Fee Rate” means, at any time as of the effectiveness of this Agreement and thereafter, the standby fee rate in basis points per annum set forth and defined in the row headed “Standby Fee” as applicable, in Schedule 6 and corresponding to the Debt to EBITDA Ratio at such time. If applicable, the Applicable Standby Fee Rate shall be adjusted in the manner prescribed by Schedule 6 two Business Days after the date the Canadian Agent receives the relevant certificate pursuant to Section 9.1(1)(c) calculating the Debt to EBITDA Ratio. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by Law, the Applicable Standby Fee Rate shall during such period be the highest rate provided for in any column of Schedule 6.

“Approved Fund” means, with respect to any Revolving Lender that is an investment fund that invests in bank loans, any other investment fund that invests in bank loans and is managed by the same investment advisor as such Revolving Lender or by an Affiliate of such investment advisor.

“Arm’s Length” has the meaning interpreted for the purposes of the Income Tax Act (Canada), as in effect as of the date hereof.

“Assets” means, with respect to any Person, any movable (“personal”) and immovable (“real”) property, assets and undertakings, corporeal (“tangible”) and incorporeal (“intangible”), of such Person of every kind and wheresoever situate, whether now owned or hereafter acquired (and, for greater certainty, includes any equity or like interest of any Person in any other Person).

“Assignment and Assumption” means the assignment and assumption agreement set forth in Schedule 7.

“Assignee” has the meaning specified in the Assignment and Assumption.

“Auditor” has the meaning specified in Section 1.6.

“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Entity or any other Person having jurisdiction over such Person.

“BA Instruments” means, collectively, Banker’s Acceptances, Drafts and BA Equivalent Notes, and, in the singular, any one of them.

“Banker’s Acceptance” or “BA” means, with respect to any Canadian Revolving Lender other than a Non-BA Lender, a Draft issued by MTY and accepted by such Canadian Revolving Lender pursuant to this Agreement and, with respect to a Non-BA Lender, means a BA Equivalent Note.

“BA Equivalent Note” means a non-interest bearing promissory note (including a depository note, as such expression is defined in the Depository Bills and Notes Act (Canada)), issued by MTY to a Non-BA Lender and which is discounted by such Non-BA Lender in accordance with the provisions of Section 4.11.

“BA Proceeds” means, with respect to any BA, the difference between the Discounted Proceeds and the Stamping Fee relating thereto;

“BA Reference Lenders” refers collectively, at any time, to two (2) Canadian Revolving Lenders that are not banks under Schedule “I” of the Bank Act (Canada), determined by the Canadian Agent with the consent of MTY.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate (Canada)” means, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest which The Toronto-Dominion Bank quotes or establishes for such day as its reference rate of interest for loans in U.S. Dollars in Canada to its Canadian borrowers; and (ii) the Federal Funds Rate plus [REDACTED] basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to MTY or any other Person, provided that where the calculation of the above-mentioned rate of interest would result in a negative amount, such rate of interest shall be deemed to be zero percent (0%).

“Base Rate (Canada) Advance” has the meaning specified in the definition of “Advances”.

“basis point” or “bps” means 1/100th of one per cent.

“Beneficiary” means, in respect of a Letter of Credit, the beneficiary named in the Letter of Credit or the Issue Notice with respect thereto.

“Borrowers” means, collectively, MTY and MTY USA and includes any of their respective successors and permitted assigns and “Borrower” means any one of them.

“Borrower’s Account” means, as applicable, in respect of (i) MTY (A) in respect of Canadian Dollars, MTY’s Canadian Dollar account; and (B) in respect of U.S. Dollars, MTY’s U.S. Dollar account, in each case, maintained by MTY with Bank of Montreal at a branch located in Canada, the particulars of which shall have been notified to the Agent by MTY at least one Business Day prior to the making of any Accommodation and (ii) MTY USA in respect of US Dollars, MTY USA’s US Dollar account maintained by MTY USA with BMO Harris Bank at a branch located in the United States of America, the particulars of which shall have been notified to the U.S. Agent at least one Business Day prior to the making of any Accommodation to MTY USA.

“Borrowing” means a borrowing consisting of one or more Advances.

“Borrowing Notice” has the meaning specified in Section 3.2.

“Business Day” means any day of the year, (i) other than a Saturday, Sunday or other day on which banks are required or authorized to close in Montréal, Québec or Toronto, Ontario; (ii) where used in the context of a Base Rate (Canada) Advance or a U.S. Prime Rate Advance, is also a day on which banks are not required or authorized to close in New York, New York; and (iii) where used in the context of a LIBOR Rate Advance, is also a day on which banks are not required or authorized to close in New York, New York and which is a London Business Day.

“Canadian Agent” means The Toronto-Dominion Bank, its successors and permitted assigns in its capacity as administrative agent hereunder for the Revolving Lenders and as agent for the Canadian Revolving Lenders, as the case may be and as the context so requires.

“Canadian Dollar Advance” means an Advance denominated in Canadian Dollars.

“Canadian Dollars” and “$” means lawful money of Canada.

“Canadian Prime Rate” means, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted or established as the “prime rate” of The Toronto-Dominion Bank which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (ii) the average rate for Canadian Dollar banker’s acceptances having a term of one month that appears on Reuters Service page CDOR (or such other page as is a replacement page for such banker’s acceptances) at approximately 10:00 a.m. (Toronto time) on such day plus [REDACTED] basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to MTY or any other Person.

“Canadian Prime Rate Advance” has the meaning specified in the definition of “Advances”.

“Canadian Revolving Credit Commitment” means $700,000,000 or such lesser amount as may be available following a reduction of the Canadian Revolving Lender’s Canadian Revolving Credit Commitment of any Canadian Revolving Lender or such higher amount in accordance with Sections 2.13 or 2.20.

“Canadian Revolving Credit Subfacility” means the Canadian revolving credit subfacility made available to MTY by the Canadian Revolving Lenders in accordance with Article 2 for the purposes specified in Section 2.3.

“Canadian Revolving Lenders” means, at any time as of the date of effectiveness of this Agreement and thereafter, the Revolving Lenders that have a Canadian Revolving Credit Commitment (and for greater certainty, the Fronting Letter of Credit Lender and the Swingline Lender) and “Canadian Revolving Lender” means any one of them.

“Canadian Revolving Lender’s Canadian Revolving Credit Commitment” means, at any time as of the date of effectiveness of this Agreement and thereafter, the relevant amount designated as such and set forth under any Canadian Revolving Lender’s name on Schedule 9 or in the assignment and assumption agreement executed and delivered pursuant to Article 18 to which it shall become a party hereto (as reduced or increased in accordance with the terms hereof).

“Capital Expenditures” means, for any given period, expenditures made during such period for the purchase, lease or acquisition of assets required to be capitalized in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) immovable and real or movable and personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (i) short-term obligations of, or fully guaranteed by, the government of the United States of America or Canada, (ii) short-term obligations of, or fully guaranteed by, the government of a State of the United States of America or of a Province of Canada, in each case having a rating of “A-” (or the then equivalent grade) or better by Standard and Poor’s Rating Services (or the then equivalent grade by a nationally recognized rating agency), (iii) commercial paper having a rating of “A-” (or the then equivalent grade) or better by a nationally recognized rating agency, (iv) demand or current deposit accounts maintained in the ordinary course of business, and (v) certificates of deposit issued by and time deposits with any Schedule I Canadian chartered bank or any other commercial bank or trust company (whether domestic or foreign) having capital and surplus in excess of $5,000,000,000 and a senior unsecured rating of “A-” or better by Standard and Poor’s Rating Services (or the then equivalent rating by a nationally recognized rating agency), or (vi) money market funds that invest substantially all of their assets in any of the foregoing; provided in each case that the same has a term not exceeding 180 days.

“CDOR BA Rate” means, for any Business Day, the discount rate (expressed as an annual percentage, rounded upwards to the nearest fifth decimal point) quoted on the Reuters Screen CDOR page as of 10:00 A.M. (Montréal time) on such day for bankers’ acceptances denominated in Canadian Dollars accepted by the Canadian Agent, having a maturity similar to that of the BAs with respect to which such rate is being determined and, where different rates are shown for different amounts, for an amount which is closest to the aggregate face amount of BAs MTY has requested the Canadian Revolving Lenders accept on such day. If for any such Business Day such rate does not appear on such CDOR Page, “CDOR BA Rate” shall mean for such day, the arithmetical mean of the discount rates (expressed as an annual percentage, rounded upwards to the nearest fifth decimal point), charged by money market jobbers for non-interest bearing bills of exchange accepted by the Canadian Agent, having a maturity similar to that of the BAs with respect to which such rate is being determined and having a face amount which is closest to the aggregate face amount of BAs MTY has requested the Canadian Revolving Lenders accept on such day. Where the calculation of the CDOR BA Rate would result in a negative amount, the CDOR BA Rate shall be deemed to be zero percent (0%).

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFTC” shall mean the US Commodity Futures Trading Commission.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any applicable Law, (b) any change in any applicable Law or in the administration, interpretation or application thereof by any Governmental Entity or (c) the making or issuance of any applicable Law by any Governmental Entity.

“Claims” includes claims, demands, complaints, actions, suits, causes of action, assessments or reassessments, charges, judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, including loss of value, professional fees, including fees of legal counsel on a solicitor and his or her own client basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

“Closing” means the closing of the transactions contemplated in the Initial Credit Agreement and the disbursement of the initial Accommodations thereunder.

“Closing Date” means the date on which the Closing occurred, being July 21, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compliance Certificate” means a certificate of a senior officer of MTY substantially in the form attached hereto as Schedule 8.

“Consenting Lenders” means the Revolving Lenders who, following an Extension Request, have agreed to extend the Maturity Date and “Consenting Lender” means any one of them.

“Consolidated Debt” means at any time, the total Debt of MTY and its Subsidiaries at such time, including the amount of any required cash payment in respect of pension deficit obligations for the relevant period, as applicable, determined on a consolidated basis in accordance with GAAP less an amount of Cash Equivalents not to exceed $50,000,000 in the aggregate and only to the extent that such Cash Equivalents are (i) owned by MTY or any Loan Party and (ii) repatriable, not held in escrow and deposited with a Revolving Lender; provided however, that Consolidated Debt shall not, for the purposes of this Agreement, include Debt in respect of the Daylight Loan and of any Daylight Guarantee.

“Consolidated Income Tax Expense” means, for any period, the aggregate of all Taxes based on income and large corporations tax of MTY and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, in respect of any Person and any period, the aggregate amount of interest on loans (excluding deemed interest on interest free loans, including in respect of acquisition holdbacks), the interest component of Purchase Money Obligations, stamping fees in respect of bankers’ acceptances, the difference between the proceeds received by the issuers of bankers’ acceptances and the amounts payable upon the maturity thereof, issuance fees in respect of letters of credit, and any other charges or fees in connection with the extension of credit which are determined by reference to the amount of credit extended, plus standby fees in respect of the unutilized portion of any credit facility; but for greater certainty “Consolidated Interest Expense” will not include agency fees, arrangement fees, structuring fees, fees relating to the granting of consents, waivers, amendments, extensions or restructurings, the reimbursement of costs and expenses, and any similar amounts which may be charged from time to time in connection with the establishment, administration or enforcement of credit facilities, the whole determined on a consolidated basis in accordance with GAAP.

“Contracts” means contracts, licences, leases, agreements, commitments, entitlements or engagements to which MTY or any of its Subsidiaries is a party or by which any of them are bound or under which MTY or any of its Subsidiaries has, or will have, any liability or contingent liability, and includes quotations, orders or tenders for any contract which remain open for acceptance and warranties or guarantees (express or implied), but excluding any Authorizations.

“Control” (including any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or trust interests, by contract or otherwise); without limiting the generality of the foregoing (i) a Person is deemed to Control a corporation if such Person (or such Person and its Affiliates) holds outstanding shares of the corporation carrying votes in sufficient number to elect a majority of the board of directors of the corporation, (ii) a Person is deemed to Control a partnership if such Person (or such Person and its Affiliates) holds more than 50% in value of the equity of the partnership, (iii) a Person is deemed to Control a trust if such Person (or such Person and its Affiliates) holds more than 50% in value of the beneficial interests in the trust, and (iv) a Person that controls another Person is deemed to Control any Person Controlled by that other Person.

“Core Business” means MTY’s franchising and operation of corporate-owned restaurants under a multitude of banners ranging from quick service to casual dining segments, and includes distribution facilities that serve its franchisees, food processing facilities that provide various items to the restaurants of its network or third parties, and all ancillary and related activities thereto.

“Corporate Restaurants” means any restaurant owned by any Loan Party, from time to time, under a banner ranging from quick service to casual dining segments and includes restaurants owned by any Loan Party from time to time which may be temporarily or permanently closed.

“Daylight Loan” means a loan made by a third party lender to a Loan Party by no later than December 31, 2019 in an aggregate principal amount not exceeding U.S. $300,000,000, all of the proceeds of which are used by such Loan Party to lend to or invest in, directly or indirectly, other Loan Parties only; provided that such loan is fully reimbursed by such Loan Party on a same day basis.

“Daylight Guarantee” means any guarantee made, in respect of the Daylight Loan, by any Loan Party in favour of the third party lender providing such Daylight Loan.

“Debt” of any Person means, at any time, without duplication, (i) all indebtedness of such Person for borrowed money including Subordinated Debt, bankers’ acceptances, depository bills or depository notes (as these two latter expressions are defined in the Depository Bills and Notes Act (Canada)), letters of credit or letters of guarantee; (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other evidence of indebtedness; (iii) all Capital Lease Obligations and all other Purchase Money Obligations of such Person; (iv) all other indebtedness upon which interest charges are customarily paid by such Person; (v) the aggregate amount at which any shares in the capital of such Person which are redeemable or retractable at the option of the holder may be retracted or redeemed for cash or Debt provided all conditions precedent for such retraction or redemption have been satisfied; (vi) the amount of any continuing investment or collateralization in connection with an asset securitization (regardless of form) or other form of credit enhancement or recourse made or required to be made under any asset securitization, together with all payments required to be made to third party participants in any asset securitization; (vii) an amount equal to such Person’s Aggregate Mark-to-Market Exposure, if such amount is a positive amount; (viii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (ix) all indebtedness of another Person secured by a Lien on any properties or assets of such Person, limited to the Fair Market Value of the relevant asset or assets where such Person is not liable for the indebtedness of such other Person; and (x) all Debt Guaranteed by such Person. For greater certainty, (A) trade payables and accrued liabilities (including Taxes payable) which are liabilities incurred in the ordinary course of business that are not expressly referred to in clause (i) or clauses (iii) to (ix) above, (B) any unearned revenues and (C) the Operating Lease Obligations, shall not constitute Debt.

“Debt Guaranteed” by any Person means, without duplication, the maximum amount which may be outstanding at the relevant time of all Debt of the kinds, referred to in (i) through (ix), inclusive, of the definition of Debt which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such Person has otherwise assured a creditor or other Person against loss, provided that in circumstances in which less than such amount has been guaranteed by such Person, only the guaranteed amount shall be taken into account in determining such Person’s Debt Guaranteed.

“Debt to EBITDA Ratio” means, for any period, the ratio of Consolidated Debt as at the last day of such period to EBITDA for such period specified in the Compliance Certificate most recently delivered hereunder.

“Default” means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Discount Rate” means (i) with respect to any BA accepted by a Canadian Revolving Lender that is a bank under Schedule “I” of the Bank Act (Canada), the CDOR BA Rate for the applicable Selected Period, and (ii) with respect to any BA accepted by any Canadian Revolving Lender that is not a bank under Schedule “I” of the Bank Act (Canada) or any BA Equivalent Note discounted by any Non-BA Lender, the lesser of (a) the rate determined by the Canadian Agent as being the arithmetic average of the actual discount rates of the BA Reference Lenders established in accordance with their normal practices for BAs having a comparable face value and an identical

Selected Period as such applicable BA to be accepted or discounted, as the case may be, by each such BA Reference Lender, or (b) the CDOR BA Rate for the applicable Selected Period, plus [REDACTED] basis points.

“Discounted Proceeds” means, with respect to any BA, an amount equal to the result of the following mathematical formula, rounded to the nearest whole cent and with one-half of one cent being rounded up:

BANKER’S ACCEPTANCE NOMINAL AMOUNT X	(1)
(1 + (A × B/C))

where,

“A” is the Discount Rate applicable to such BA (expressed as a decimal);

“B” is the number of days comprised in the Selected Period selected by MTY with respect to the relevant BA such Canadian Revolving Lender is requested to issue; and

“C” is 365;

with the price as so determined (namely the parenthetical portion of the above formula) being rounded up or down to the fifth decimal place and .000005 being rounded up.

“Disposal” means any disposal by any means including dumping, incineration, spraying, pumping, injecting, depositing or burying.

“Disposition” means, with respect to any Asset of any Person, any direct or indirect sale, assignment, cession, transfer (including any transfer of title or possession), exchange, conveyance, release or gift of such Asset, including by means of a Sale-Leaseback Transaction (unless accounted for as a Capitalized Lease Obligation) and including any such transfer arising on liquidation, dissolution or winding up of such Person; and “Dispose” and “Disposed” have meanings correlative thereto.

“Dissenting Lenders” means the Revolving Lenders who, following an Extension Request, have refused or are deemed to have refused to extend the Maturity Date and “Dissenting Lender” means any one of them.

“Distribution” means, (i) any dividend or other distribution, direct or indirect, on account of any equity units or shares of any class of MTY or each of its Subsidiaries which is a Loan Party; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition by MTY or any Subsidiary for value, direct or indirect, of any equity units or shares in its own capital (other than any redemption, retirement, sinking fund or similar payment by way of issuance of equity units or shares); (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity units or shares in its own capital; (iv) any payment or prepayment of principal of, premium on, or any redemption, purchase, retirement, defeasance (including in substance legal defeasance), sinking fund or similar payment with respect to any Subordinated Debt (excluding the payment of acquisition holdbacks by a Loan Party); and (v) management fees or comparable payment to any Affiliate of MTY (other than a Loan Party).

“Draft” means a blank non-interest bearing bill of exchange within the meaning of the Bills of Exchange Act (Canada) or a blank depository bill within the meaning of the Depository Bills and Notes Act (Canada), as applicable, drawn by MTY and addressed to a Canadian Revolving Lender, made payable to that Canadian Revolving Lender, bearer or a clearing house bearing such distinguishing letters and numbers and being in such form as each Canadian Revolving Lender may require.

“Drawing” means (i) the creation and purchase of Banker’s Acceptances or the issuance of BA Equivalent Notes by a Canadian Revolving Lender pursuant to Article 4; or (ii) the purchase of completed Drafts by a Canadian Revolving Lender pursuant to Article 4.

“Drawing Notice” means a notice relating to a Drawing given by MTY to the Canadian Agent not later than 11:00 a.m. (Toronto time) on the number of days notice specified in Schedule 5, substantially the form of Schedule 3, which Drawing Notice shall specify the matters listed in Section 4.1.

“EBITDA” means, in respect of any twelve-month period ending at any given date, the consolidated net income of MTY in such period plus, to the extent deducted, or minus, to the extent added, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) expenses for depreciation and amortization, (iv) extraordinary losses (gains), (v) non-cash losses (gains) and expenses deducted (income earned) in determining the net income or loss of MTY including foreign exchange translation losses (gains), stock based compensation expenses and losses (gains) or write-downs (write-ups) in respect of Assets, and (vi) extraordinary/unusual items and non-recurring items to be agreed upon by the Canadian Agent for the relevant period (provided that such agreement will only be required if such extraordinary/unusual items and non-recurring items are in an aggregate amount exceeding 10% of EBITDA, without taking into account such extraordinary/unusual items and non-recurring items, during the relevant 12 month period), all determined in accordance with GAAP. For greater certainty, EBITDA is to be adjusted for acquisitions / dispositions to reflect such acquisition / disposition as if it occurred on the first day of such calculation period, with such adjustments to be agreed upon by the Canadian Agent for the relevant period (provided that such agreement will only be required if such adjustments are in an aggregate amount exceeding 10% of EBITDA, without taking into account such adjustments, during the relevant 12 month period).

“EBITDAR” means, in respect of any twelve-month period ending at any given date, EBITDA plus net rent expenses.”;

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignees” means any Person (other than a natural person, any Loan Party or any Affiliate of a Loan Party), in respect of which any consent that is required by Section 18.1(2) has been obtained.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Hedging Agreements” means one or more hedging agreements in respect of Hedging Obligations between MTY or any of its Subsidiaries and any Lender or an Affiliate of such Lender (collectively and with any former Lender or Affiliate of a former Lender as referred to below, the “Hedge Lenders”) governed by a form of master agreement published by the International Swaps and Derivatives Association, Inc. (each an “ISDA Agreement”) using the full two-way payment method to calculate amounts payable upon early termination thereunder and in respect of which such termination payments are payable in cash; provided that any such hedging agreements entered into by MTY or any Subsidiary and any Person or Affiliate of such Person at the time that such Person was a “Lender” hereunder shall continue to be an Eligible Hedging Agreement and such Person or Affiliate of such Person shall continue to be a Hedge Lender, notwithstanding that such Person ceases, at any time, to be a “Lender” hereunder.

“Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the date of this Agreement and/or such Loan Document(s) to which such Loan Party is a party).

“Environment” includes the air, surface water, underground water, any land, soil or underground space even if submerged under water or covered by a structure, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matters and living organisms in the environment or natural environment as defined in any Environmental Law and “Environmental” shall have a similar extended meaning.

“Environmental Law” includes all applicable federal, state, provincial, municipal or local statutes, regulations, by-laws, and Orders of any Governmental Entity, any guidelines, policies or rules of any Governmental Entity which responsible Persons would reasonably be expected to comply with, and any other legal requirements relating in whole or in part to the Environment and includes those laws relating to the storage, generation, use, handling, manufacturer, processing, transportation, import, export, treatment, Release or Disposal of any Hazardous Materials and any laws relating to asbestos or asbestos-containing materials in the Environment, in the workplace or in any building.

“Environmental Notice” includes any directive, Order (draft or otherwise), written notice of any claim, litigation, investigation or proceeding, judgment, letter or other written communication in each case either having the force of law or of a type which responsible Persons would reasonably be expected to comply with from any Governmental Entity relating to Environmental matters.

“Environmental Permits” includes all permits, certificates, approvals, consents, authorizations, registrations and licences issued, granted, conferred or created by or acquired from any Governmental Entity pursuant to any Environmental Laws.

“Equity Interests” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security.

“Equivalent Amount” means, on any date, with respect to the specified amount of any specified currency the amount of any other currency after giving effect to a conversion of the specified amount of the first currency to the other currency at the spot rate quoted for wholesale transactions by the Agents (or, if the Agents do not provide such spot rate quotation, a quoted rate from another financial institution selected by the Agents), provided that if the conversion is of Canadian Dollars to U.S. Dollars or of U.S. Dollars to Canadian Dollars, the rate used shall be the Bank of Canada closing rate for such a conversion on such date (as quoted or published from time to time by the Bank of Canada), or any other rate acceptable to the Agents should the Bank of Canada closing rate not be available.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Agent Agreement” means the exchange agent agreement dated as of May 24, 2016 among MTY, as buyer issuer, MTY USA, as buyer parent, and 113 Acquisition Corp., as buyer, USKAL Corporation LLC, as seller, and Computershare Investor Services Inc., as exchange agent.

“Excluded Taxes” means, with respect to the Agents, any Revolving Lender or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any Loan Document, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Revolving Lender, in which its applicable lending office is located, or that are Other Connection Taxes, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Revolving Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrowers under Section 11.3(2), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing, or (iii) any other assignee to the extent that the Borrowers have expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is imposed or assessed other than in respect of an Accommodation that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 11.2(6), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding tax pursuant to Section 11.2(1). For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to FATCA.

“Excluded US Hedge Obligations” means, with respect to any Loan Party, each of its (but not any counterparty’s) Hedging Obligations if, and only to the extent that, all or any portion of this Agreement or any Loan Document that relates to such Hedging Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Loan Document, the foregoing is subject to the following provisos: (a) if a Hedging Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Hedging Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Hedging Obligation would cause such obligation to be an Excluded US Hedge Obligation but the grant of a security interest would not cause such obligation to be an Excluded US Hedge Obligation, such Hedging Obligation shall constitute an Excluded US Hedge Obligation for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing the Loan Documents and a Hedging Obligation would be an Excluded US Hedge Obligation with respect to one or more of such Persons, but not all of them, this definition of Excluded US Hedge Obligations with respect to each such Person shall only be deemed applicable to (i) the particular Hedging Obligations that constitute Excluded US Hedge Obligations with respect to such Person, and (ii) the particular Person with respect to which such Hedging Obligations constitute Excluded US Hedge Obligations.

“Extension Request” has the meaning specified in Section 2.17(1).

“Face Amount” means (i) in respect of a BA Instrument, the amount payable to the holder on its maturity; and (ii) in respect of a Letter of Credit, the maximum amount which the Fronting Letter of Credit Lender is contingently liable to pay the Beneficiary.

“Fair Market Value” means, at any time and with respect to any property, the value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller.

“FATCA” refers to Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor provision substantively comparable thereto and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, on any day, the per annum rate of interest for that day set forth in the weekly statistical release designated as H.15(519) published by the Board of Governors of the United States Federal Reserve system (including any successor publication, the “H.15(519)”) opposite the caption “Federal funds (Effective)” and, if for any day such rate is not yet published in H.15(519), the rate for such day shall be the rate set forth in the Composite 3:30 p.m. Quotations for U.S. Government Securities for such day under the caption “Federal Funds

Effective Rate”, provided that if such rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations for U.S. Government Securities, such rate shall be the average of the quotations for such day on overnight Federal funds (such words to have the meaning generally given to them by money market brokers of recognized standing doing business in the United States of America) transactions received by the Canadian Agent or the U.S. Agent, as applicable, from three Federal funds brokers of recognized standing selected by the Canadian Agent or the U.S. Agent, acting reasonably.

“Fees” means the fees payable by the Borrower or any other Loan Party under this Agreement or under any other Loan Document.

“Financial Quarter” means, in respect of MTY or a Subsidiary, a period of three consecutive months in each Financial Year ending on February 28 or February 29, as applicable, May 31, August 31 and November 30, as the case may be, of such year.

“Financial Year” means, in respect of MTY or a Subsidiary, its financial year commencing on December 1 of each calendar year and ending on November 30 of such calendar year.

“Fixed Rate Advances” has the meaning specified in the definition of Advances.

“Floating Rate Advances” has the meaning specified in the definition of Advances.

“Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder, and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto;

“Foreign Lender” means any Revolving Lender that is not resident for income tax or withholding tax purposes under the laws of the jurisdiction in which the relevant Borrower is resident for tax purposes on the date hereof and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the relevant Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Letter of Credit Lender” means The Toronto-Dominion Bank.

“GAAP” means, at any time, generally accepted accounting principles as in effect from time to time in Canada, applicable to the relevant period, applied in a consistent manner from period to period, or established or adopted by the Canadian Institute of Chartered Accountants or any successor body, including the International Financial Reporting Standards, subject to Section 1.6.

“Governmental Entity” means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, having or asserting jurisdiction over MTY, any Subsidiary or any Revolving Lender, as applicable, (ii) subdivision or authority of any of the foregoing, or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Guarantee” means any guarantee delivered by any Person in connection herewith, including pursuant to a Guarantee Agreement.

“Guarantee Agreement” shall have the meaning ascribed to it in Section 6.1(3).

“Guarantor” means each of the entities listed as such in Schedule 1.1 and shall include any successor of any such Person and any Subsidiary which becomes a Guarantor pursuant to the requirements set forth hereunder and “Guarantors” is the collective reference to all such Persons; it being understood that MTY USA shall cease to be a Guarantor and shall be released from all of its Obligations in its capacity as Guarantor only as of February 19, 2019.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls);

“Hedge Lender” has the meaning specified in the definition of “Eligible Hedging Agreements”.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under any documents executed with respect to interest rate swap, index swap, basis swap, equity swap, forward rate swap, commodity swap, cap, floor or collar transaction, tunnel transaction, foreign exchange swap, cross-currency rate swap transaction, foreign exchange spot or forward transaction, currency option or any other similar transaction (including any option with respect to any of these transactions and any combination of these transactions) as well as any other transaction contemplated by the expression “swap transaction” in accordance with the definitions of the International Swap Dealers Association, Inc., as amended and supplemented from time to time.

“Holdback Funds” has the meaning specified in the Transaction Agreement.

“Impermissible Qualification” means, relative to (i) the financial statements or notes thereto of any Person; or (ii) the opinion or report of any independent auditors as to any financial statement or notes thereto, any qualification or exception to such financial statements, notes, opinion or report, as the case may be, which (a) is of a “going concern” or similar nature; or (b) relates to any limited scope of examination of material matters relevant to such financial statement, if such limitation results from the refusal or failure of the Person to grant access to necessary information therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Credit Agreement” means that certain credit agreement bearing the formal date of July 21, 2016 entered into and executed by MTY, as the Borrower (as defined therein), The Toronto-Dominion Bank, as Administrative Agent and Syndication Agent, the financial institutions identified on the signature pages thereto, as lenders, TD Securities, as Sole Lead Arranger and Bookrunner, as well as Bank of Montreal, National Bank of Canada and the Bank of Nova Scotia as Co-Documentation Agents.

“Initial Guarantors” and “Initial Guarantor” respectively have the meaning specified in the Initial Credit Agreement.

“Intellectual Property” means intellectual property rights, whether registered or not, owned, licenced, used or held by MTY or any of its Subsidiaries, including (i) inventions, pending patent applications (including divisions, reissues, renewals, re-examinations, continuations, continuations-in-part and extensions) and issued patents; (ii) trade-marks, trade dress, trade-names, business names and other indicia of origin; (iii) copyrights; (iv) industrial designs and similar rights; and (v) urls, domain names and tag lines.

“Interest and Rent Coverage Ratio” means, in respect of any period, for MTY, on a consolidated basis, the ratio calculated as EBITDAR divided by the sum of Consolidated Interest Expense paid in cash and net rent expenses; provided, however, that:

(a)    further to any Acquisition permitted hereunder, for the purposes of calculating the Interest and Rent Coverage Ratio for the relevant period, net rent expenses and Consolidated Interest Expense paid in cash shall be calculated on an annualized pro forma basis taking into account such Acquisition; and

(b)    further to any Disposition permitted hereunder, for the purposes of calculating the Interest and Rent Coverage Ratio for the relevant period, net rent expenses and Consolidated Interest Expense paid in cash shall be calculated on an annualized pro forma basis taking into account such Disposition.

“Interest Period” means, for each LIBOR Rate Advance, a period commencing (i) in the case of the initial Interest Period for such Advance, on the date of such Advance; and (ii) in the case of any subsequent Interest Period for such Advance, on the last day of the immediately preceding Interest Period applicable thereto, and ending, in either case, on the last day of such period as shall be selected by the Borrowers pursuant to the provisions below. Except as provided in the next following sentences, the duration of each such Interest Period shall be 1, 2, 3, or 6 months as selected by the Borrowers pursuant to Section 3.2 (or such shorter or longer period as agreed to by the Borrowers and the applicable Revolving Lenders, acting reasonably). No Interest Period may be selected which (a) would, in the opinion of the Canadian Agent or the U.S. Agent, as applicable, conflict with the repayment provisions set out in Article 2; or (b) would result in there being outstanding LIBOR Rate Advances having more than (y) 10 different maturity dates, or (z) 5 maturity dates in the same month. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day.

“Interest Rate Election Notice” has the meaning specified in Section 3.3(2).

“Investments” means, in respect of any Person, any (i) advances, loans, guarantees or other extensions of credit (other than on normal commercial terms and in the ordinary course of business and excluding ordinary course employee advances) or capital contributions or the provision of any other financial assistance of any kind to (by means of transfers of property, money or assets) any other Person, and, for greater certainty, includes any Debt of any other Person guaranteed by such Person or (ii) any purchase or acquisition of, or any other type of investment in, any bonds, notes, debentures or other debt securities of, any other Person. The amount of any Investment will be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a return of capital, or as proceeds of Disposition, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property will be valued at its Fair Market Value at the time of such transfer.

“Issuance Date” means, with respect to any BA, the date on which the relevant Canadian Revolving Lender accepted same.

“Issue” means an issue of a Letter of Credit by the Fronting Letter of Credit Lender pursuant to Article 5.

“Issue Date” has the meaning specified in Section 5.2.

“Issue Notice” has the meaning specified in Section 5.2.

“Judicial Order” has the meaning specified in Section 5.9(1).

“Kahala Transaction” means the indirect purchase by MTY of all of the issued and outstanding shares of the Target.

“Laws” means all legally enforceable statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and “Law” means any one of the foregoing.

“L/C Sublimit” means $35,000,000.

“Leases” has the meaning ascribed thereto in Section 8.1(37).

“Lenders” and “Lender” have the respective meaning specified in the Initial Credit Agreement.

“Letter of Credit” means a letter of credit or a bank letter of guarantee issued or to be issued by the Fronting Letter of Credit Lender for the account of MTY pursuant to Article 5 and in such form as the Fronting Letter of Credit Lender may from time to time approve.

“Letter of Credit Commitment” means, at any time, the relevant amount designated as such and set forth opposite the Fronting Letter of Credit Lender’s name on the signature pages (as such amount is reduced pursuant to this Agreement), and for greater certainty, the Letter of Credit Commitment forms part of the Canadian Revolving Credit Commitment.

“LIBOR Rate” means the rate of interest per annum (expressed on the basis of a 360-day year and rounded upwards, if necessary, to the nearest whole multiple of 1/16%) which appears on page 3750 of the Telerate screen at approximately 11:00 a.m. (London time) two London Business Days before the first day of the applicable Interest Period for deposits in U.S. Dollars for a period comparable to the relevant Interest Period; or if such Telerate screen is not available, then the rate of interest per annum (expressed on the basis of a 360-day year and rounded upwards, if necessary, to the nearest whole multiple of 1/16%) which appears on LIBOR01 page of the Reuters screen at approximately 11:00 a.m. (London time) two London Business Days before the first day of the applicable Interest Period for deposits in U.S. Dollars for a period comparable to the relevant Interest Period; or if such LIBOR01 page is not available, then the rate of interest per annum (expressed on the basis of a 360-day year and rounded upwards, if necessary, to the nearest whole multiple of 1/16%) determined by the Canadian Agent or the U.S. Agent, as applicable, two London Business Days before the first day of the applicable Interest Period, as being the rate of interest at which it is offered deposits in U.S. Dollars by leading banks in the London interbank market for delivery on the first day of the relevant Interest Period for a period comparable to such Interest Period and in an amount approximately equal to the amount of such Advance, provided that where the calculation of the above-mentioned rate of interest would result in a negative amount, such rate of interest shall be deemed to be zero percent (0%).

“LIBOR Rate Advance” has the meaning specified in the definition of “Advance”.

“Licenced Intellectual Property” means, collectively, the licenced Intellectual Property of MTY and its Subsidiaries from time to time.

“Lien” means, with respect to any asset, (i) any hypothec, prior claim, security interest, mortgage, deed of trust, lien, pledge or other encumbrance affecting such asset, (ii) the interest of a vendor or a lessor under any installment or conditional sale agreement, Capital Lease, contract of leasing or title retention agreement relating to such asset, (iii) any financing statement, financing change statement, registration or recording in any public registry system affecting such asset other than a statement or notice of complete discharge or cancellation or filing in respect of an operating lease, and (iv) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Document” or “Loan Documents” means this Agreement, the Guarantees, the Eligible Hedging Agreements and all other documents, certificates, fee letters, instruments and agreements to be executed and delivered to the Agents or the Revolving Lenders by any Loan Party as contemplated hereunder and thereunder or any one or more of such documents.

“Loan Parties” means, collectively, the Borrowers and each of the Guarantors and “Loan Party” means any one of them.

“London Business Day” means a day on which dealings are carried on in the London inter-bank market in respect of transactions in U.S. Dollars.

“Luxembourg Guarantor” means 113 Luxembourg S.à r.l. and includes its successors and permitted assigns.

“Majority Canadian Revolving Lenders” means, at any time, (i) if there are six or more Canadian Revolving Lenders at such time, Canadian Revolving Lenders whose respective Canadian Revolving Lender’s Revolving Credit Commitments, taken together, are at least 66 2⁄3% of the aggregate amount of the respective Canadian Revolving Lender’s Revolving Credit Commitments of all of the Canadian Revolving Lenders at such time, (ii) if there are four or five Canadian Revolving Lenders at such time, a minimum of three Canadian Revolving Lenders whose respective Canadian Revolving Lender’s Revolving Credit Commitments at such time, taken together, are at least 66 2⁄3% of the aggregate amount of the respective Canadian Revolving Lender’s Revolving Credit Commitment of all of the Canadian Revolving Lenders at such time, and (iii) all of the Canadian Revolving Lenders at any time where there are three Canadian Revolving Lenders or less.

“Majority Lenders” means, at any time, (i) if there are six or more Revolving Lenders at such time, Revolving Lenders whose respective Revolving Lender’s Revolving Credit Commitments, taken together, are at least 66 2⁄3% of the aggregate amount of the respective Revolving Lender’s Revolving Credit Commitments of all of the Revolving Lenders at such time, (ii) if there are four or five Revolving Lenders at such time, a minimum of three Revolving Lenders whose respective Revolving Lender’s Revolving Credit Commitments at such time, taken together, are at least 66 2⁄3% of the aggregate amount of the respective Revolving Lender’s Revolving Credit Commitment of all of the Revolving Lenders at such time, and (iii) all of the Revolving Lenders at any time where there are three Revolving Lenders or less.

“Mark-to-Market Exposure” means in respect of any Eligible Hedging Agreement or Hedging Obligation, as applicable, on any Business Day, the amount owing by MTY or any Subsidiary, as the case may be, under such Eligible Hedging Agreement or Hedging Obligation, determined by making at mid-market the calculation required by Section 6(e)(ii)(2)(A) of the 1992 ISDA Master Agreement (Multicurrency – Cross Border) published by the International Swaps and Derivatives Association, Inc. between MTY or any Subsidiary, as the case may be, and the applicable counterparty, as if such Eligible Hedging Agreement or Hedging Obligation, as the case may be, were being terminated as a result of a Termination Event with two Affected Parties on that Business Day, provided that for the purposes of this definition (i) such amount shall be deemed to be $1.00 at any time when, as a result of such calculation, it would be less than $1.00 and (ii) “Termination Event” and “Affected Party” shall have the respective meanings attributed thereto in such ISDA Master Agreement.

“Material Adverse Effect” means a material adverse effect on the business, operations, affairs, financial condition, assets or properties of MTY and its Subsidiaries taken as a whole or on the ability of the Borrowers and the Guarantors, taken as a whole, to perform their obligations under this Agreement or any of the other Loan Documents or on the ability of the Agents or the Revolving Lenders to enforce such obligations.

“Material Authorizations” means, collectively (i) the Authorizations specified in Schedule 8.1(6) to the Initial Credit Agreement; and (ii) any other Authorization of MTY or any of its Subsidiaries, the breach, non-performance or cancellation of which or the failure of which to renew could reasonably be expected to have a Material Adverse Effect, and individually, any one of such Authorizations.

“Material Contracts” means, collectively (i) the Contracts specified by MTY in Schedule 8.1(13) to the Initial Credit Agreement; and (ii) any other Contract of MTY or any of its Subsidiaries the breach, non-performance or cancellation of which or the failure of which to renew could reasonably be expected to have a Material Adverse Effect, and individually, any one of such Contracts.

“Maturity Date” means, in respect of Accommodations Outstanding under the Revolving Credit Facility, September 23, 2022, subject to any extension of such date in accordance with Section 2.17.

“MTY” means MTY Food Group Inc. and includes any of its successors and permitted assigns.

“MTY USA” means MTY Franchising USA, Inc. and includes any of its successors and permitted assigns.

“New Revolving Lender” means, as at any time, for the purposes of Section 2.13, any commercial bank, finance company, or other financial institutions (not then a party to this Agreement) which is acceptable to the Agents, the Swingline Lender, the Fronting Letter of Credit Lender and the Borrowers, in each case, acting reasonably, and which would become a Revolving Lender hereunder by providing an Additional Revolving Commitment pursuant to such Section 2.13 and “New Revolving Lenders” refers to all such New Revolving Lenders;

“Net Proceeds” means any one or more of the following:

(a)

with respect to the Disposition of any Asset by the Borrowers or any Guarantors, the net amount equal to the aggregate amount received in cash in connection with such Disposition (including, without limitation, the release of any amount from an indemnity reserve or similar fund established in connection with such Disposition, but only as and when received), less the sum of reasonable fees, including reasonable accounting, advisory and legal fees, commissions and other out-of-pocket expenses and costs associated with the repayment of Debt or the unwinding of any hedge agreements (as evidenced by supporting documentation provided to the Canadian Agent) incurred or paid for by the Borrowers or any Guarantors in connection with such Disposition;

(b)

with respect to the issuance or creation of Debt by the Borrowers or any Guarantor, whether private or public, of any Person, the net amount equal to the aggregate amount received in cash in connection with such creation or issuance, less the sum of reasonable fees, including reasonable accounting, advisory and legal fees, commissions, commitment, structuring and other similar fees and other out-of-pocket expenses and costs associated with the repayment of Debt or the unwinding of any hedge agreements (as evidenced by supporting documentation provided to the Canadian Agent) incurred or paid for by the Borrowers or any Guarantor in connection with such creation or issuance;

(c)

with respect to the receipt of proceeds under any insurance policy (other than business interruption insurance or liability policy), the net amount equal to the aggregate amount received (or receivable) in cash by the Borrowers or any of its Subsidiaries in connection with such insurance proceeds; and

(d)

with respect to the issuance of any securities by any Person or of any capital contributions by any Person in such Person, the net amount equal to the aggregate amount received in cash in connection with such issuance or contribution by any Person in such Person, less the sum of reasonable fees, including reasonable accounting, advisory and legal fees, commissions and other out-of-pocket expenses and costs associated with repayment of Debt or the unwinding of any hedge agreements (as evidenced by supporting documentation provided to the Canadian Agent) incurred or paid for by such Person in connection with the issuance of any such securities or of any capital contributions by any Person in such Person.

“Non-BA Lender” means any Canadian Revolving Lender which is a “foreign bank” (other than an “authorized foreign bank”), as such terms are defined in the Bank Act (Canada), or which does not or cannot, in the ordinary course of business or as a matter of general policy, accept bills of exchange under the Bills of Exchange Act (Canada) or depository bills under the Depository Bills and Notes Act (Canada) which would constitute Banker’s Acceptances for the remaining Canadian Revolving Lenders, and “Non-BA Lenders” is the collective reference to all such Persons.

“Non-Qualifying Party” means any Loan Party that on the applicable Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Obligations” means all obligations, indebtedness and liabilities of the Borrowers and the Guarantors (i) to the Agents and the Revolving Lenders under or in connection with this Agreement or any other Loan Documents, including all obligations, indebtedness and liabilities under the Revolving Credit Facility, (ii) to the Agents and the Revolving Lenders under or in connection with any cash management or treasury management arrangements or agreements and corporate credit cards, including all principal, interest, fees, indemnities, costs and expenses thereunder, up to an aggregate amount not exceeding $[REDACTED], (iii) to the Hedge Lenders (including any former Hedge Lenders) under the other Loan Documents and under the Eligible Hedging Agreements and (iv) to the Term Lenders under or in connection with the provisions of Article 11 and Article 17 of the Initial Credit Agreement, and whether present or future, direct or indirect, absolute or contingent, matured or not, and wherever and however incurred. Notwithstanding anything to the contrary contained herein, the Obligations, as to any Loan Party, shall not include, as to each such Loan Party only, any Excluded US Hedge Obligations of such Loan Party.

“Operating Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of premises used for the purposes of operating any restaurants, which is classified as an operating lease in accordance with GAAP and “Operating Leases” refers to all such leases.

“Order” means any order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator or Governmental Entity.

“Other Connection Taxes” means, with respect to the Agents, any Revolving Lender or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Accommodation or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Owned Intellectual Property” means, the Intellectual Property specified as such in Schedule 8.1(23).

“Papa Murphy’s” means Papa Murphy’s Holdings, Inc.

“Participant” has the meaning specified in Section 18.1(4).

“Patriot Act” means the USA Patriot Act (Title III of the Pub. L. 107-56) signed into Law October 26, 2001; as amended.

“Pension Plan” means (i) each pension plan required to be registered under Canadian federal or provincial law (ii) each pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, and (iii) each multiemployer plan as defined in Section 4001(a)(3) of Employee Retirement Income Security Act of 1974, that is, in each case, maintained or contributed to by a Loan Party or under which any Loan Party has any obligation or liability with respect to any current or former employee, officer, director or contractor (or any spouses, dependants, survivors or beneficiaries of any such persons), but does not include the Canada Pension Plan or the Québec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.

“Permitted Asset Disposition” has the meaning ascribed thereto in Section 9.2(9).

“Permitted Debt” means Debt incurred by any of MTY or each of its Subsidiaries which is a Loan Party and permitted pursuant to the provisions of Section 9.2(1).

“Permitted Lien” means, with respect to any Person, the following:

(a)	the reservations, limitations, provisos and conditions, if any, expressed in the original grant of an immovable (“real property”) from the Crown or letters patent from the Crown;

(b)

restrictions, easements, servitudes, rights of way or other similar rights in land, including, in each case, for sewers, drains, gas and water mains, electric light and power or telephone and telegraph conduits, poles and cables, pipelines or zoning restrictions affecting the use of such Person’s immovable (“real properties”), in each case, which do not materially or adversely impair the use for which any one of such immovable (“real properties”) is intended;

(c)

any Lien for Taxes, assessments or other governmental charges or levies which are not yet due or, if due, the validity of which is being contested diligently and in good faith by or on behalf of the Person allegedly liable therefor, and for which such Person has set aside appropriate reserves on its books, as and if required by GAAP;

(d)

any Lien in respect of any judgment rendered or claim filed against such Person, which such Person or others on its behalf will be contesting diligently and in good faith by or on behalf of such Person, and for which such Person has set aside appropriate reserves on its books, as and if required by GAAP and provided that in respect of (i) any final non-appealable judgment rendered against such Person in an amount of not less than $[REDACTED] and (ii) the amount by which final non-appealable judgments rendered against such Person or Persons exceed, in the aggregate, $[REDACTED], adequate security (including an amount in cash, a letter of credit or a suretyship) for such reserves has been provided to the Revolving Lenders;

(e)

any Lien of any craftsman, workman, builder, contractor, supplier of materials, architect, engineer or subcontractor of any one thereof or any other similar Lien related to the construction or the maintenance of such Person’s real or immovable properties or any undetermined or inchoate Lien, provided that any such Lien is not registered or published or that such Person has not received a notice in respect of same in accordance with the provisions of any Applicable Law, or provided that such Lien secures an obligation whose terms has not yet expired or that such Person is not in default to perform same or, if notice has been given or if such Lien is registered or published, which such Person or others on its behalf will be contesting diligently and in good faith by or on behalf of such Person and for which such Person has set aside appropriate reserves on its books, as and if required by GAAP;

(f)

other statutory Liens in respect of an amount not yet due or, if due, the validity of which is being contested diligently and in good faith by or on behalf of such Person, and for which such Person has set aside appropriate reserves on its books, as and if required by GAAP;

(g)

any Lien (other than any Lien in respect of a pension plan) consisting of the pledges or deposits made pursuant to laws relating to workmen’s compensation, unemployment insurance and other social security laws or regulations or similar laws, or deposits made in good faith in connection with offers, tenders, leases or contracts (excluding, however, the borrowing of money or the repayment of money borrowed), deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

(h)

easements, covenants, rights-of-way, minor title defects, homologated lines, zoning and building by-laws, ordinances, regulations and other governmental restrictions on the use of immovable (“real property”), provided that none of the foregoing materially adversely affects the use, the value or marketability of such immovable property (“real property”);

(i)	Intentionally deleted;

(j)

(i) Liens securing Debt under Capital Lease Obligations and Purchase Money Obligations and (ii) Liens, not otherwise permitted under the other subsections of this definition, securing Debt, which in the aggregate do not exceed an amount equal to 5% of the Shareholders’ Equity;

(k)	Liens existing on the date of execution and delivery hereof and described in Schedule 9.1(2);

(l)

any movable hypothecs in favor of lessors provided that any such movable hypothec charges only the corporeal property of a Loan Party situated in the premises leased to such Loan Party and secures only the obligations under the lease for such premises;

(m)	Intentionally deleted;

(n)	statutory Liens of landlords and lessors in respect of rent not in default;

(o)

possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments permitted under Section 9.2(4)(ii), provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(p)

Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(q)	Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(r)

Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods into the United States and securing obligations that are being contested in good faith by appropriate proceedings, provided that (i) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (ii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation; and

(s)	Liens consented to by the Revolving Lenders.

“Person” means a natural person, partnership, corporation, company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns that have a similarly extended meaning.

“PM Merger Agreement” means the agreement and plan of merger dated April 10, 2019 by and among MTY Franchising USA, Inc., MTY Columbia Merger Sub, Inc. and Papa Murphy’s.

“PM Paying Agent Agreement” means the paying agent agreement referred to in Section 2.2(a) of the PM Merger Agreement.

“PM Transaction” means the indirect purchase by MTY of all of the issued and outstanding shares of Papa Murphy’s.

“Prior Claim” means any claim which, by the effect of law, entitles its beneficiary to be paid in priority to the obligations secured by the Security, whether resulting from conventional security or from a prior claim, legal hypothec, trust or presumed trust or any other mechanism or right benefiting the holder of such claim (a non-exhaustive list of which is annexed hereto as Schedule 10);

“Proceeds of Realization” means any and all monies received, collected, generated or that arose from the exercise of any Rights, Remedies and/or Recourses, including any monies involved in any operation of compensation or set-off.

“Public Company Costs” means the general and administrative costs incurred on an ongoing basis in connection with ongoing public disclosure requirements, investor relations, trustee and director fees and insurance, audit fees and other related matters.

“Purchase Money Obligation” means, in respect of any Person, any Lien charging property acquired by such Person, which is granted or assumed by such Person, reserved by the transferor or which arises by operation of Law in favour of the transferor concurrently with and for the purpose of the acquisition of such property, in each case where: (i) the principal amount secured by such security interest is not in excess of the cost to such Person of the property acquired; and (ii) such security interest extends only to the property acquired and the proceeds therefrom.

“Qualified ECP Loan Party” means any Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Realization Costs” means:

(a)

the costs, charges, expenses incurred, assumed or paid by the Revolving Lenders in connection with any Right, Remedy or Recourse exercised under any applicable Law or under any Loan Document, with interest thereon as therein provided (to the exclusion of any internal or administrative cost of any Revolving Lender);

(b)

if the Revolving Lenders are bound thereto, any claim which by the effect of Law, entitles its beneficiary to be paid in priority to the obligations guaranteed by the Loan Documents, whether resulting from conventional security or from a Prior Claim;

(c)

any claim or debt, in principal, interest, fees and accessories and interests on arrears of interests, fees and accessories for which, by Law, the Revolving Lenders or any one thereof may be held to be liable as a consequence of the exercise of any of their or of its Rights, Remedies or Recourses under the Loan Documents or this Agreement; and

(d)	the sum of the amounts payable by the Borrowers under Section 10.2;

“Register” has the meaning specified in Section 18.1(3).

“Regulation T” means Regulation T of the Board of Governors of the US Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks.

“Regulation U” means Regulation U of the Board of Governors of the US Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks.

“Regulation X” means Regulation X of the Board of Governors of the US Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit for the purpose of purchasing or carrying margin stocks.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Release” includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping or placing, or any similar action defined in any Environmental Law.

“Relevant Time” has the meaning specified in Section 2.16(4) or Section 2.20(3), as applicable.

“Repayment Notice” has the meaning specified in Section 2.10.

“Reset Date” has the meaning ascribed to it in Schedule 6.

“Revolving Credit Commitment” means, collectively, the Canadian Revolving Credit Commitment and the U.S. Revolving Credit Commitment, being $700,000,000 or such lesser amount as may be available following a reduction of the Revolving Lender’s Revolving Credit Commitment of any Revolving Lender or such higher amount in accordance with Section 2.13.

“Revolving Credit Facility” means, collectively, the Canadian Revolving Credit Subfacility and the U.S. Revolving Credit Subfacility.

“Revolving Lenders” means, collectively, the Canadian Revolving Lenders and the U.S. Revolving Lenders and any Assignee thereof upon such Assignee executing and delivering an assignment and assumption agreement referred to in Section 18.1(2)(f) to the Borrowers and the Agents and “Revolving Lender” means any one of them.

“Revolving Lender’s Revolving Credit Commitment” means, at any time as of the date of effectiveness of this Agreement and thereafter, the relevant amount designated as such and set forth under any Revolving Lender’s name on Schedule 9 or in the assignment and assumption agreement executed and delivered pursuant to Article 18 pursuant to which it shall become a party hereto (as reduced or increased in accordance with the terms hereof).

“Rights, Remedies and/or Recourses” with respect to any Person, refers to any personal action, provisional measure, any other real or personal right, any other remedy, whether or not hypothecary, or whether same is exercised under the terms of any security or any other recourse whatsoever

(a)	the right to accelerate any Debt owed to such Person or to demand payment of any Indebtedness payable on demand or to demand payment under any guarantee;

(b)	the right to institute or prosecute any litigation;

(c)	the right, whether legal or conventional, to effect compensation or set-off;

(d)	the right to initiate or prosecute insolvency proceedings or enforcement proceedings; and

(e)	the exercise of the rights or a creditor under any insolvency proceeding.

“Sale-Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement entered into after the date hereof pursuant to which such Person (or one or more of its Affiliates) transfers or causes the transfer of any Assets to another Person and leases such Assets back from such Person.

“Sanctions” has the meaning specified in Section 8.1(33).

“Security” has the meaning specified in Section 6.1.

“Security Documents” has the meaning specified in Section 6.1.

“Selected Amount” means, with respect to each Canadian Revolving Lender, in connection with BAs, the aggregate face amount of BAs of such Canadian Revolving Lender having the same Issuance Date and Selected Maturity Date and outstanding or requested to be outstanding under the Canadian Revolving Credit Subfacility.

“Selected Maturity Date” means, with respect to BAs the maturity date selected by MTY under any Drawing Notice or Interest Rate Election Notice, as the case may be.

“Selected Period” means, with respect to any Selected Amount, the period commencing as of and from the date of the Borrowing applicable to such Selected Amount up to and including the day preceding the Selected Maturity Date applicable to such Selected Amount.

“Shareholders’ Equity” means, with respect to MTY on a consolidated basis, the value of shareholders’ equity less any equity attributable to any non-controlling interest, the whole as determined in accordance with GAAP and reflected in the financial statements of MTY.

“Side Letter” means the side letter to the Transaction Agreement dated May 24, 2016, pursuant to which each Selling Stockholder (as defined therein) jointly and severally covenants and agrees to indemnify and hold harmless the Buyer Indemnified Parties (as defined therein) in accordance with the terms and conditions stated therein.

“Solvent” means, in respect to any Person, that:

(a)

the aggregate of such Person’s property is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all such Person’s obligations and liabilities (including contingent liabilities), due and accruing due;

(b)	such Person is able to meet its obligations generally as they become due;

(c)	such Person has not ceased paying its current obligations in the ordinary course of business generally as they become due;

(d)	such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature; and

(e)	such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.

“Stamping Fee” refers to the fee payable pursuant to the provisions of Section 4.4.

“Subordinated Debt” means unsecured Debt incurred by MTY or any Subsidiary the terms and conditions of which are not more restrictive or onerous (other than pricing) to MTY or any Subsidiary, as applicable, than the Revolving Credit Facility, the repayment of the principal of which is specifically subordinated and postponed to any amounts owing to the Revolving Lenders under the Loan Documents, pursuant to a subordination and postponement agreement acceptable to the Majority Lenders and the maturity of which is not less than 6 months after the Maturity Date in respect of the Revolving Credit Facility.

“subsidiary” means, at any time, with respect to any Person, any other Person, if at such time the first mentioned Person has the Control of such other Person.

“Subsidiary” means a direct or indirect subsidiary of MTY, and “Subsidiaries” is the collective reference to all such subsidiaries of MTY.

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swingline Advance” means a Canadian Prime Rate Advance made to MTY by the Swingline Lender pursuant to Article 3.

“Swingline Commitment” means $10,000,000, and for greater certainty, the Swingline Commitment forms part of the Canadian Revolving Credit Commitment.

“Swingline Lender” means Bank of Montreal or any other Canadian Revolving Lender who agrees to be the Swingline Lender and is acceptable to MTY and the Canadian Agent, acting reasonably, and includes any successor or assign thereof respectively in such capacity.

“Tangible Assets” means, with respect to MTY, on a consolidated basis, the value of the tangible assets of MTY, calculated as the total assets of MTY less intangible assets and goodwill, the whole as determined in accordance with GAAP and reflected in the most recently published financial statements of MTY.

“Target” means Kahala Brands, Ltd.

“Target Obligors” and “Target Obligor” respectively have the meaning specified in the Initial Credit Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Term Credit Commitment” has the meaning specified in the Initial Credit Agreement.

“Term Credit Facility” has the meaning specified in the Initial Credit Agreement.

“Term Lenders” has the meaning specified in the Initial Credit Agreement.

“Term Lender’s Term Credit Commitment” has the meaning specified in the Initial Credit Agreement.

“Transaction Agreement” means the transaction agreement dated as of May 24, 2016 among MTY, as buyer issuer, MTY USA, as buyer parent, and 113 Acquisition Corp., as buyer, and USKAL Corporation LLC, Michael Serruya, Sam Serruya, Clara Serruya, Aaron Serruya, Simon Serruya, Jack, Serruya, DRIH Inc. and Kayla Foods International (Barbados) Inc., as vendors, pursuant to the terms of which the buyer, a Subsidiary, shall purchase all of the issued and outstanding shares of the Target.

“Transaction Document” means (i) each agreement relating to the Kahala Transaction, including, without limitation, the Transaction Agreement, the Side Letter and the Exchange Agent Agreement, and (ii) with respect to the PM Transaction, the PM Merger Agreement, and the PM Paying Agent Agreement, and “Transaction Documents” is the collective reference to all such agreements.

“Type” has the meaning specified in the definition of “Accommodation” or “Advance”, as the case may be, herein.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Asset or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a US jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“U.S. Agent” means Toronto Dominion (Texas) LLC in its capacity as agent for the U.S. Revolving Lenders.

“U.S. Dollar Advance” means an Advance denominated in U.S. Dollars.

“U.S. Dollars” and “U.S. $” mean lawful money of the United States of America.

“U.S. Prime Rate” means, at any time, the greater of: (i) the rate of interest then most recently established by The Toronto-Dominion Bank, New York Branch as its base rate for U.S. dollars loaned in the United States and (ii) the Federal Funds Rate plus [REDACTED] basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to MTY USA or any other Person, provided that where the calculation of the above-mentioned rate of interest would result in a negative amount, such rate of interest shall be deemed to be zero percent (0%).

“U.S. Prime Rate Advance” has the meaning specified in the definition of “Advances”.

“U.S. Revolving Credit Commitment” means nil or such other amount as may be available following a reduction of the U.S. Revolving Lender’s U.S. Revolving Credit Commitment of any U.S. Revolving Lender or such higher amount in accordance with Sections 2.13 and 2.20.

“U.S. Revolving Credit Subfacility” means the U.S. revolving credit subfacility made available to MTY USA by the U.S. Revolving Lenders in accordance with Article 2 for the purposes specified in Section 2.3.

“U.S. Revolving Lenders” means, at any time as of the date of effectiveness of this Agreement and thereafter, the Revolving Lenders that have a U.S. Revolving Credit Commitment and “U.S. Revolving Lender” means any one of them.

“U.S. Revolving Lender’s U.S. Revolving Credit Commitment” means, at any time as of the date of effectiveness of this Agreement and thereafter, the relevant amount designated as such and set forth under any U.S. Revolving Lender’s name on Schedule 9 or in the assignment and assumption agreement executed and delivered pursuant to Article 18 to which it shall become a party hereto (as reduced or increased in accordance with the terms hereof).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary, 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which issued and outstanding shares of the capital stock of, or in the case of a partnership or any other legal entity, where all of the outstanding partnership or other ownership interests, are owned by any one or more of MTY and MTY’s other Wholly-Owned Subsidiaries at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2     Gender and Number.

Any reference in the Loan Documents to gender includes all genders, and words importing the singular number only include the plural and vice versa.

Section 1.3     Interpretation not Affected by Headings, etc.

The provisions of a table of contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.4     Currency.

All references in the Loan Documents to dollars or $, unless otherwise specifically indicated, are expressed in Canadian Dollars.

Section 1.5     Certain Phrases, etc.

In any Loan Document (i) (y) the words “including” and “includes” mean “including (or includes) without limitation” and (z) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to (or until) but excluding”.

Section 1.6     Accounting Matters.

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP. If any Accounting Changes occur and such changes result in a material change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then MTY, the Canadian Agent and the Revolving Lenders agree to enter into negotiations in order to amend such provisions of this Agreement or such Loan Document, as applicable, so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating MTY’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of the Majority Lenders to any required amendments of such provisions shall be sufficient to bind all Revolving Lenders.

If MTY and the Majority Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change.

If MTY and the Majority Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then the matter shall be immediately submitted to an accounting firm to be mutually agreed upon by MTY and the Canadian Agent and selected from the following: Deloitte, PricewaterhouseCoopers (PwC), Ernst & Young (EY) and KPMG (the “Auditor”). The Auditor shall act as expert and not as arbitrator and shall be required to determine the items in dispute that have been referred to it as soon as reasonably practicable but in any event not later than thirty (30) days after the date of referral of the dispute to it. Any decision of the Auditor with respect to the implementation of any Accounting Change shall be final and binding on the parties hereto.

The provisions of this Agreement of a financial nature (including financial ratios) will be applied without taking into account the IFRS 16 rules with respect to the accounting treatment of leases and the IFRS 15 rules with respect to the accounting treatment of revenue from contracts with customers and each Compliance Certificate shall be accompanied with a reconciliation of the calculation of the relevant financial ratios with the financial statements delivered for the period to which the Compliance Certificate relates.

Section 1.7     Non-Business Days.

In any Loan Document, whenever any payment or report is stated to be due on a day which is not a Business Day, such payment or report shall be made (except as herein otherwise expressly provided in respect of any LIBOR Advance) on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or Fees, as the case may be.

Section 1.8     Incorporation of Schedules.

The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

Section 1.9     Reference to Agents or Revolving Lenders.

Any reference in any Loan Document to the Agents or a Revolving Lender shall be construed so as to include its permitted successors, transferees or assigns hereunder in accordance with their respective interests.

Section 1.10     References to Time of Day.

Except as otherwise specified herein, a time of day shall be construed as a reference to Montréal, Canada time.

Section 1.11     References to Applicable Laws.

Except as otherwise provided herein, any reference in any Loan Document to Laws shall be construed to be a reference to such Laws as the same may have been, or may from time to time be, enacted, promulgated, amended, reformed or otherwise modified or re-enacted from time to time.

Section 1.12     References to Agreements.

Except as otherwise provided herein, any reference in any Loan Document to this Agreement, any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, varied, restated or supplemented in accordance with the terms herein (if applicable). Furthermore, the expressions “hereto” or “hereunder” or “hereof” or “herein” or “this Agreement” refer to this Credit Agreement together with any future amendment, updating or restatement.

Section 1.13     Rateable Portion of Accommodations.

References in this Agreement to a Revolving Lender’s rateable portion of the Revolving Credit Commitment or Accommodations or rateable share of payments of principal, interest, Fees or any other amount, shall mean and refer to a rateable portion or share as nearly as may be rateable in the circumstances, as determined in good faith by the Agents. Each such determination by the Agents shall be prima facie evidence of such rateable share.

Section 1.14     Permitted Liens.

Any reference in any of the Loan Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

Section 1.15     Superior Force.

The obligations of the Borrowers hereunder shall not be reduced, limited or cancelled pursuant to the occurrence of an event of force majeure, each of the Borrowers expressly assuming the risk of superior force.

Section 1.16     Effect of Amendment and Restatement

This Agreement amends and restates, as of the date of effectiveness and coming into force of this Agreement in accordance with Article 7, the Amended and Restated Credit Agreement and all other verbal or oral agreements, understandings and undertakings between the Agents, the Revolving Lenders, MTY, the Guarantors or any one thereof relating thereto. The parties hereto agree and acknowledge, however, that (i) this Agreement does not constitute a novation or termination in any manner whatsoever of the Obligations of any Loan Party (as defined in the Amended and Restated Credit Agreement) as in effect immediately prior to the execution hereof, and (ii) confirm that all references in the Loan Documents to the Amended and Restated Credit Agreement shall be deemed to refer without further amendment to this Agreement. Each of the Loan Parties hereby acknowledges and agrees that, notwithstanding the entering into and execution of this Agreement, the provisions of Article 11 and Article 17 of the Initial Credit Agreement shall survive and that the Term Lenders shall continue to have the benefit thereof.

ARTICLE 2

REVOLVING CREDIT FACILITY

Section 2.1     Availability.

(1)

Each Canadian Revolving Lender individually, and not solidarily, agrees, on the terms and conditions of this Agreement, to make Accommodations to MTY in a maximum amount equal to such Canadian Revolving Lender’s Canadian Revolving Credit Commitment. Each U.S. Revolving Lender individually, and not solidarily, agrees, on the terms and conditions of this Agreement to make Accommodations to MTY USA in a maximum amount equal to such U.S. Revolving Lender’s U.S. Revolving Credit Commitment. The Fronting Letter of Credit Lender agrees, in accordance with the terms and conditions of this Agreement, to make Letters of Credit available to MTY up to the amount of its Letter of Credit Commitment. The Swingline Lender agrees, on the terms and conditions of this

Agreement, to make Swingline Advances to MTY in a maximum amount equal to the Swingline Commitment. The failure of any Revolving Lender to make an Accommodation shall not relieve any other Revolving Lender of its obligation, if any, in connection with any Accommodation, but no Revolving Lender is responsible for any other Revolving Lender’s failure in respect of such Accommodation. The Agents shall give each applicable Revolving Lender prompt notice of any Accommodation Notice received from the Borrowers and of each applicable Revolving Lender’s rateable portion of any Accommodation.

(2)

Accommodations under the Canadian Revolving Credit Subfacility shall be made available to MTY by the Canadian Revolving Lenders as BA Instruments, Canadian Prime Rate Advances, Base Rate (Canada) Advances, LIBOR Rate Advances and Letters of Credit. Accommodations under the U.S. Revolving Credit Subfacility shall be made available to MTY USA by the U.S. Revolving Lenders as U.S. Prime Rate Advances and LIBOR Rate Advances as well as, pursuant to Section 3.4. only, Canadian Prime Rate Advances. Accommodations by the Swingline Lender shall be made available as Swingline Advances pursuant to Article 3. Accommodations by the Fronting Letter of Credit Lender shall be made available as Letters of Credit pursuant to Article 5.

Section 2.2     Revolving Credit Commitment and Revolving Credit Facility Limits.

(1)

The Accommodations Outstanding under the Revolving Credit Facility, shall not at any time exceed the Revolving Credit Commitment. The Accommodations Outstanding under the Canadian Revolving Credit Subfacility shall not at any time exceed the Canadian Revolving Credit Commitment. The Accommodations Outstanding under the U.S. Revolving Credit Subfacility shall not at any time exceed the U.S. Revolving Credit Commitment. The Accommodations Outstanding under the Revolving Credit Facility to each Revolving Lender shall not at any time exceed such Revolving Lender’s Revolving Credit Commitment. The Accommodations Outstanding under the Canadian Revolving Credit Subfacility to each Canadian Revolving Lender shall not at any time exceed such Canadian Revolving Lender’s Canadian Revolving Credit Commitment. The Accommodations Outstanding under the U.S. Revolving Credit Facility to each U.S. Revolving Lender shall not at any time exceed such U.S. Revolving Lender’s U.S. Revolving Credit Commitment. The sum of the principal amount of all Swingline Advances shall not at any time exceed the Swingline Commitment. The Fronting Letter of Credit Lender shall not be required at any time to make a Letter of Credit available to MTY if, following the issuance or renewal of such Letter of Credit, the aggregate outstanding Face Amount of the Fronting Letter of Credit Lender’s outstanding Letters of Credit would exceed its Letter of Credit Commitment.

(2)	The Revolving Credit Facility shall revolve and no payment or repayment under the Revolving Credit Facility shall reduce the Revolving Credit Commitment thereunder.

(3)	The Revolving Credit Facility shall be available in one or more Accommodations from time to time prior to the Maturity Date in respect thereof.

Section 2.3     Use of Proceeds.

MTY shall use the proceeds of Accommodations under the Revolving Credit Facility, to finance a portion of the acquisition price and transactions costs relating to the Kahala Transaction,

substantially in accordance with the sources and uses of funds attached as Schedule 2.3 to the Initial Credit Agreement, and the PM Transaction and following the completion of the Kahala Transaction and the PM Transaction, MTY shall use the proceeds of Accommodations under the Revolving Credit Facility for the purposes set out in Section 2.16 and the Borrowers shall use the proceeds of Accommodations under the Revolving Credit Facility to finance general corporate purposes and non-hostile Acquisitions.

Section 2.4     Mandatory Repayments.

The Borrowers shall repay (subject as otherwise provided in this Agreement) the Accommodations Outstanding under the Revolving Credit Facility to each Revolving Lender (and the Revolving Credit Commitment shall be permanently cancelled) on the Maturity Date in respect of the Revolving Credit Facility, together with all accrued interest and Fees and all other amounts payable to the Revolving Lenders in connection with the Revolving Credit Facility. On the Maturity Date in respect of the Revolving Credit Facility, MTY shall deliver to the Fronting Letter of Credit Lender (or cause to be delivered to the Fronting Letter of Credit Lender) originals of each unexpired Letter of Credit issued by the Fronting Letter of Credit Lender or cash collateral (on terms and conditions satisfactory to the Fronting Letter of Credit Lender) in lieu thereof.

Section 2.5     Mandatory Payments For Exchange Rate Fluctuations.

(1)

If, on any day, the Accommodations Outstanding under the Revolving Credit Facility (other than any Swingline Advances) exceed 103% of the Revolving Credit Commitment as a result of fluctuations in exchange rates (the amount by which such Accommodations Outstanding exceed 100% of the Revolving Credit Commitment being the “Excess”) (it being understood that the relevant currency conversion calculations shall be based on the applicable rate referred to in the definition of Equivalent Amount), the Borrowers shall on the third Business Day following such day make an adjusting payment by repaying Floating Rate Advances in an amount equal to the Excess or, if the Borrowers do not have Floating Rate Advances outstanding in an amount equal to or greater than the Excess, make an adjusting payment by repaying all Floating Rate Advances and by repaying or prepaying or cash collateralizing Fixed Rate Advances and Drawings (if any and as applicable), as determined by the Borrowers in an amount equal to the amount by which the Excess exceeds the amount of the Floating Rate Advances repaid.

(2)

If, on any day, the Swingline Advances exceed 103% of the Swingline Commitment as a result of fluctuations in exchange rates (it being understood that the relevant currency conversion calculations shall be based on the applicable rate referred to in the definition of Equivalent Amount), MTY shall on the third Business Day following such day make an adjusting payment by repaying Swingline Advances in an amount equal to the Excess to the Swingline Lender. Upon any such Excess in Swingline Advances, the Swingline Lender shall promptly notify the Canadian Agent.

Section 2.6     Mandatory Prepayments and Repayments.

(1)

An amount equal to 100% of the Net Proceeds from any Disposition of any Assets by the Borrowers or any Guarantor (other than Permitted Asset Dispositions) in excess of an amount equal to 5% of Tangible Assets in any Financial Year (whether individually or in aggregate and taking into account any proceeds received in another currency at the Equivalent Amount at the time such proceeds are received) shall be applied to the repayment of Accommodations Outstanding under the Revolving Credit Facility in accordance with Section 2.9. Notwithstanding the foregoing, by written notice given to the Agents at the time of such repayment, the Borrowers may elect to reserve all or any portion of such repayment to be reinvested by a Loan Party in the Core Business during a period of not more than twelve months after the relevant Disposition, provided that the Borrowers will notify the Agents of their intention to reinvest such proceeds within ten Business Days of the receipt of such funds by the applicable Loan Party. Any amount that has not been reinvested within such period will be applied as a repayment under the Revolving Credit Facility.

(2)

An amount equal to 100% of the Net Proceeds of any property insurance maintained by MTY or any of its Subsidiaries (other than business interruption insurance) received by MTY or any of its Subsidiaries in an amount in excess of an amount equal to 2.5% of Tangible Assets on account of each separate loss, damage or injury shall be applied forthwith upon receipt thereof, to the repayment of Accommodations Outstanding under the Revolving Credit Facility in accordance with Section 2.9, except to the extent such proceeds shall have been expended or committed by MTY or any of its Subsidiaries for the repair or replacement of the affected property within twelve months of receipt of such Net Proceeds and MTY shall have furnished to the Agents evidence satisfactory to the Agents of such expenditure or commitment to such expenditure.

Section 2.7     Optional Reductions of Commitments.

(1)

The Borrowers may, subject to the provisions of this Agreement, (i) prepay without penalty or bonus Accommodations Outstanding under the Revolving Credit Facility (subject to the reimbursement to the Revolving Lenders of any breakage fees in the case of the prepayment of any LIBOR Rate Advance); or (ii) reduce the Revolving Lender’s Revolving Credit Commitments in whole or, subject to the next following sentence, in part, upon the number of Business Days notice to the Agents specified in Schedule 5 by a notice stating the proposed date and aggregate principal amount of the prepayment or reduction. In such case, the Borrowers shall pay to the Revolving Lenders in accordance with such notice the amount of such prepayment or the amount by which the Accommodations Outstanding under the Revolving Credit Facility exceed the proposed reduced Revolving Lender’s Revolving Credit Commitment. Each partial prepayment or reduction shall be in a minimum aggregate principal amount of $5,000,000 or U.S.$5,000,000 (if the Accommodations under the Revolving Credit Facility are denominated in U.S. Dollars) and an integral multiple of $1,000,000, or U.S.$1,000,000, as applicable.

(2)	MTY may not, pursuant to this Section 2.7, prepay the amount of any Drawing, except on the maturity date for the relevant Drawing.

Section 2.8     Payments under this Agreement.

(1)

Unless otherwise expressly provided in this Agreement, the Borrowers shall make any payment required to be made by it to the relevant Agent by depositing the amount of the payment to the account designated by such Agent by not later than 10:00 a.m. (Toronto time) on the date the payment is due. The Agents shall distribute to each applicable Revolving Lender promptly on the date of receipt by the Agents of any payment, an amount equal to the amount then due to each Revolving Lender. If the distribution is not made on that date, the Agents shall pay interest on the amount for each day, from the date the amount is received by the Agents until the date of distribution, at the prevailing interbank rate for late payments.

(2)

Unless otherwise expressly provided in this Agreement, the Agents shall make Accommodations and other payments to the Borrowers under this Agreement to the credit of the relevant Borrower’s Account with the amount of the payment in the relevant currency not later than 3:00 p.m. (Toronto time), provided that the Agents have received funds from the Revolving Lenders, on the date the payment is to be made.

(3)

Where, prior to crediting such funds to the relevant Borrower’s Account as provided above, the Agents receive from the Borrowers, in form and substance satisfactory to the Agents, an unconditional and irrevocable direction of payment instructing the Agents as to how to dispose of such funds (including by way of wire transfer of funds), the Agents shall comply with such direction of payment and for all purposes of this Agreement, such funds, irrevocably and conclusively, shall be deemed to have been disbursed to the Borrowers, if they are disposed of in the manner contemplated in any such direction of payment.

Section 2.9     Application of Payments and Prepayments.

(1)

Subject to Section 2.9(2) and as otherwise provided in this Agreement, (A) each repayment or prepayment of the Revolving Credit Facility pursuant to Section 2.6 shall be applied by the relevant Agent first, to the repayment of any Accommodations Outstanding under the Revolving Credit Facility to each Revolving Lender, in accordance with such Revolving Lender’s rateable share thereof; and (B) each repayment or prepayment received by the relevant Agent pursuant to Section 2.7 or otherwise shall be applied by the applicable Revolving Lenders to the repayment of Accommodations Outstanding under the Revolving Credit Facility to each such Revolving Lender in accordance with its rateable share thereof.

(2)

All amounts received by the Agents from or on behalf of the Borrowers and not previously applied pursuant to this Agreement shall be applied by the Agents as follows (i) first, in reduction of the Borrowers’ obligation to pay any unpaid interest and any Fees which are due and owing; (ii) second, in reduction of the Borrowers’ obligation to pay any claims or losses referred to in Section 17.1; (iii) third, in reduction of the Borrowers’ obligation to pay any amounts due and owing on account of any unpaid principal amount of Advances which are due and owing; (iv) fourth, in reduction of the Borrowers’ obligation to pay any other unpaid Accommodations Outstanding which are due and owing; (v) fifth, in reduction of any other obligation of the Borrowers under this Agreement and the other Loan Documents; and (vi) sixth, to the Borrowers or such other Persons as may lawfully be entitled to or directed to receive the remainder.

Section 2.10     Repayment Notice.

Prior to any repayment under the Revolving Credit Facility, the Borrowers shall give prior notice of repayment to the relevant Agent by delivering a repayment notice in the form set out in Schedule 2.10 (the “Repayment Notice”).

Section 2.11     Computations of Interest and Fees.

(1)

All computations of interest shall be made by the Agents taking into account the actual number of days occurring in the period for which such interest is payable, and (i) if based on the Canadian Prime Rate, the Base Rate (Canada) or the U.S. Prime Rate on the basis of a year of 365 or 366 days, as applicable; or (ii) if based on the LIBOR Rate on the basis of a year of 360 days.

(2)

All computations of Fees shall be made by the Agents on the basis of a year of 365 or 366 days, as the case may be, taking into account the actual number of days occurring in the period for which such fees are payable.

(3)

For purposes of the Interest Act (Canada), whenever any interest or fee under this Agreement is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement. The rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.12     Standby Fees.

The Borrowers shall pay to the Agents, for the account of the Revolving Lenders, a fee (accruing as of the Closing Date) calculated at a rate per annum equal to the Applicable Standby Fee Rate calculated in respect of each Revolving Lender, on the unused and uncancelled portion of the Revolving Credit Commitment (it being understood that the relevant currency conversion calculations shall be based on the applicable rate referred to in the definition of Equivalent Amount) of such Revolving Lender (without regard to any Swingline Advances which such Revolving Lender is contingently liable for pursuant to Section 3.1(3), provided that in calculating the unused and uncancelled portion of the Canadian Revolving Credit Commitment of the Canadian Revolving Lender that is the Swingline Lender, the Swingline Advances of such Canadian Revolving Lender shall be included in such calculation), calculated daily and payable in arrears on the third Business Day of each Financial Quarter and on the Maturity Date in respect of the Revolving Credit Facility.

Section 2.13     Accordion Feature.

(1)

At any time that no Default has occurred and is continuing, the Borrowers may, by notice to the Agents, request that on the terms and subject to the conditions contained in this Agreement, the Revolving Lenders or New Revolving Lenders provide up to an aggregate amount of $200,000,000 in additional loan commitments consisting of Revolving Lender’s Revolving Credit Commitments (the “Additional Revolving Credit Commitments”); provided, however, that any request for an increase shall be in a minimum amount of $25,000,000 and in multiples of $1,000,000;

(2)

Upon receipt of such notice, the Agents shall use commercially reasonable efforts to arrange for the Revolving Lenders to provide such Additional Revolving Credit Commitments, provided that the Agents will first offer each of the Revolving Lenders that then has a Revolving Lender’s Revolving Credit Commitment under the Revolving Credit Facility a pro rata portion of any such Additional Revolving Credit Commitments. Nothing contained in this Section or otherwise in this Agreement is intended to commit any Revolving Lender to provide any portion of any such Additional Revolving Credit Commitments.

(3)

To the extent that any Revolving Lenders or New Revolving Lenders agree, in their sole discretion, to provide any Additional Revolving Credit Commitments, (i) the Revolving Credit Facility and the applicable Revolving Credit Commitments shall be increased by the amount of the Additional Revolving Credit Commitments agreed to be so provided, (ii) at such time and in such manner as the Borrower and the Agents shall agree, the Revolving Lenders shall assign and assume outstanding applicable Advances made by each Revolving Lender under the Revolving Credit Facility to conform to the respective percentages of the applicable Additional Revolving Credit Commitments of the Revolving Lenders, and (iii) the Borrower shall execute and deliver any amendments, supplements or modifications to any Loan Document as the Agents may reasonably request.

Section 2.14     Keepwell.

Each of the Borrowers, if it is a Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Hedging Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Loan Document in respect of Hedging Obligations (provided, however, that each of the Borrowers shall only be liable under this Section 2.14 (a) if it is a Qualified ECP Loan Party and (b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.14, or otherwise under this Agreement or any Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 2.14 shall remain in full force and effect until payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted). Each of the Borrowers, if it is a Qualified ECP Loan Party intends that this Section 2.14 constitute, and this Section 2.14 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

Section 2.15     Termination of this Agreement.

This Agreement shall automatically be terminated on October 31, 2019 if the conditions precedent set forth under Section 7.1 have not been met.

Section 2.16     Conversion of the Term Credit Facility.

As of August 29, 2017:

(1)	The Term Credit Facility shall be converted into the Revolving Credit Facility;

(2)

The Accommodations Outstanding (as defined in the Initial Credit Agreement) in respect of the Term Credit Facility shall continue as Accommodations Outstanding (as defined in this Agreement) of the same Type and shall be deemed to have been made or created and purchased as Accommodations Outstanding (as defined in this Agreement) for all intents and purposes of this Agreement; and

(3)

Upon such conversion of the Term Credit Facility and continuation of the Accommodations Outstanding (as defined in the Initial Credit Agreement) in respect of the Term Credit Facility, the Term Credit Facility, the Term Credit Commitment and each Term Lender’s Term Credit Commitment shall be irrevocably cancelled and terminated.

(4)

To the extent that any Libor Rate Advances and BA Instruments are outstanding under the Revolving Credit Facility (as defined in the Initial Credit Agreement) immediately before the effectiveness of this Agreement (the “Relevant Time”), the parties hereto agree and acknowledge that, notwithstanding Section 1.13, the rateable portion of such Accommodations shall be allocated to the Revolving Lenders and shall be determined as nearly as may be rateable in the circumstances and in good faith by the Canadian Agent on the basis of their respective Revolving Lender’s Revolving Credit Commitment (as defined in the Initial Credit Agreement) at the Relevant Time; it being understood that such allocations and determination shall no longer apply for each such Libor Rate Advance at the expiry of the Interest Period in respect thereof which is applicable thereto as of the Relevant Time or for each such BA Instrument at the expiry of the Selected Maturity Date in respect thereof which is applicable thereto as of the Relevant Time. It is further understood by the parties hereto that, when the above-mentioned allocation and determination no longer applies to any such Libor Rate Advances or BA Instruments as provided for above, the rateable portion of such Accommodations shall be immediately allocated to the Revolving Lenders in compliance with Section 1.13 and on the basis of their respective Revolving Lender’s Revolving Credit Commitments.

Section 2.17     Extension of the Maturity Date.

(1)

Each year, the Borrowers may request that the Maturity Date of the Revolving Credit Facility be extended for a period of one year (each such period to commence on the day immediately following the then current Maturity Date), by delivering to the Agents an extension request to that effect (each an “Extension Request”) at any time during any such year, starting in 2020, it being understood that the Maturity Date may not be so extended such that it falls more than 3 years after the effective date of any Extension Request.

(2)

Upon receipt of an Extension Request, the Agents shall deliver a copy thereof to each Revolving Lender (other than the Revolving Lenders that were Dissenting Lenders with respect to any previous request) and no later than twenty (20) Business Days following the receipt thereof from the Agents, each Revolving Lender shall inform the Agents of its decision to extend or not to extend the Maturity Date. The decision of a Revolving Lender to extend the Maturity Date is irrevocable. The failure by a Revolving Lender to inform the Agents of its decision within such period shall result in such Revolving Lender being deemed to have refused to extend its Maturity Date. Upon receipt by the Agents of the notices of acceptance or refusal (or deemed refusal) from the Revolving Lenders, the Agents shall promptly inform the Borrowers and the Revolving Lenders of the results.

(3)

If the aggregate amount of all of the Revolving Lender’s Revolving Credit Commitments (other than those of the Dissenting Lenders with respect to any previous request) of the Revolving Lenders who have agreed to extend the Maturity Date represents less than 66 2⁄3% of the Revolving Credit Commitment, then the then current Maturity Date shall not be extended and shall expire in accordance with its terms.

(4)

If the aggregate amount of all of the Revolving Lender’s Revolving Credit Commitments (other than those of the Dissenting Lenders with respect to any previous request) of the Revolving Lenders who have agreed to extend the Maturity Date represents 66 2⁄3% or more of the Revolving Credit Commitment:

(a)

the then current Maturity Date shall be extended as hereinabove mentioned in respect of the Revolving Lender’s Revolving Credit Commitments of those Revolving Lenders who have agreed to extend the Maturity Date; and

(b)

the Revolving Lender’s Revolving Credit Commitments of the Dissenting Lenders shall expire on the Maturity Date then in effect (without giving effect to the extension), it being understood that the Borrowers shall have the right at any time, at its sole expense and effort, to replace any such Dissenting Lender in accordance with Section 2.18 or to cancel the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender as contemplated and in accordance with Section 2.19, in each case at any time prior to the said Maturity Date then in effect (without giving effect to the extension) and provided, however, that no Event of Default has occurred and is continuing on the effective date of such replacement or cancellation, as the case may be. If the Borrowers have not replaced or cancelled the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender on or before the said Maturity Date then in effect (without giving effect to the extension), the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender shall be cancelled on the said Maturity Date then in effect (without giving effect to the extension), the Revolving Credit Commitment shall be reduced by the amount of the Revolving Lender’s Revolving Credit Commitment of the said Dissenting Lender and the Borrowers shall repay the entire amount of the Accommodations Outstanding of such Dissenting Lender.

(5)

The extension of the Maturity Date with respect to any Revolving Lender is at the sole discretion of each Revolving Lender and subject to the conditions precedent that (i) the representations and warranties in Article 8 be true and correct in all material respects as if they were made on the date specified in Article 8, except representations and warranties which relate to an earlier date, which shall be true and correct in all material respects as of such date; and the extension of the Maturity Date shall be deemed to constitute a representation and warranty that on such date such representations and warranties are true and correct in all material respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) payment of an extension fee to each Consenting Lender in an amount to be agreed between the Consenting Lenders and the Borrowers.

Section 2.18     Replacement of Dissenting Lenders.

With respect to each Dissenting Lender that the Borrowers desire to replace, and provided there does not then exist any Default or Event of Default at the relevant time:

(1)

the Borrowers shall initially be required to ask each Consenting Lender, through the Agents, if it desires to have the Accommodations Outstanding or any portion thereof of such Dissenting Lender assigned to it and to assume the corresponding portion of the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender. If more than one Consenting Lender shall accept the foregoing offer, in whole or in part, then any such assignment of the Accommodations Outstanding or any portion thereof of such Dissenting Lender and any such assumption of the corresponding portion of the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender shall be allocated on a rateable share basis, together with all accrued interest and Fees and all other amounts payable in connection therewith.

(2)

in the event that no such Consenting Lender informs the Agents within ten (10) Business Days of such request of the Borrowers of its intention to proceed with such an assignment and assumption or in the event that the aggregate amount of the Accommodations Outstanding and the Revolving Lender’s Revolving Credit Commitment that the Consenting Lenders desire to have assigned to them is less than the amount of the Accommodations Outstanding and of the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender, the Borrowers may request that such portion of the Accommodations Outstanding and the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender be assigned to one or more financial institutions, the whole in accordance with Section 18.1(2); provided, however, that the Borrowers shall pay to the Agents the fees contemplated in Section 18.1(2)(f).

Section 2.19     Cancellation of the Revolving Lender’s Revolving Credit Commitments of Dissenting Lenders.

With respect to each Dissenting Lender whose Revolving Lender’s Revolving Credit Commitment the Borrowers desire to cancel, the Borrowers shall so notify in writing the Agents and such Dissenting Lender five (5) Business Days prior to the effective date of such cancellation. On the effective date of such cancellation, the Revolving Lender’s Revolving Credit Commitment of such Dissenting Lender shall be cancelled and the Borrowers shall repay to such Dissenting Lender the entire amount of the Accommodations Outstanding of such Dissenting Lender, together with all accrued interest, Fees and all other amounts payable in connection therewith.

Section 2.20     Reallocations amongst the Canadian Revolving Credit Subfacility and the U.S. Revolving Credit Subfacility

(1)

MTY may, upon giving not less than 10 Business Days prior written notice to the Agents (a “Subfacility Reallocation Request”), request that the amount of the Revolving Credit Facility be apportioned differently as between the Canadian Revolving Credit Subfacility and the U.S. Revolving Credit Subfacility. A Subfacility Reallocation Request may request a change (an increase and corresponding decrease) in respect of the Canadian Revolving Credit Commitment and U.S. Revolving Credit Commitment so long as (i) the Revolving Credit Commitment determined after such reallocation is made would not exceed the amount of the Revolving Credit Commitment in effect immediately before such reallocation is made and (ii) the Swingline Commitment and the Letter of Credit Commitment determined after such reallocation is made would not exceed the Canadian Revolving Credit Commitment. Any such Subfacility Reallocation Request shall not be delivered more than once during any Financial Quarter of MTY.

(2)

On or before the last Business Day of the Financial Quarter of MTY during which any Subfacility Reallocation Request is submitted to the Canadian Agent, the Canadian Agent shall promptly notify the Revolving Lenders of such fact and the components of the Revolving Lender’s Revolving Credit Commitment of each Revolving Lender shall be automatically modified as of the first Business Day of the Financial Quarter of MTY following the expiry of the 10 Business Day notice period referred to in subsection 2.20(1) and thereupon each component of the Revolving Credit Facility shall be modified accordingly and the rateable share of each Revolving Lender in respect of such components of the Revolving Lender’s Revolving Credit Commitment and Accommodations shall be adjusted accordingly.

(3)

To the extent that any Libor Rate Advances and BA Instruments are outstanding under the Revolving Credit Facility immediately before the effectiveness of this Agreement or of any modification to the components to the Revolving Lender’s Revolving Credit Commitment of each Revolving Lender pursuant to Section 2.20(2), as applicable (the “Relevant Time”), the parties hereto agree and acknowledge that, notwithstanding Section 1.13, the rateable portion of such Accommodations shall be allocated to the Canadian Revolving Lender’s Canadian Revolving Credit Commitment and to the U.S. Revolving Lender’s U.S. Revolving Credit Commitment of each Revolving Lender and shall be determined as nearly as may be rateable in the circumstances and in good faith by the Canadian Agent on the basis of their respective Revolving Lender’s Revolving Credit Commitment at the Relevant Time; it being understood that such allocations and determination shall no longer apply for each such Libor Rate Advance at the expiry of the Interest Period in respect thereof which is applicable thereto as of the Relevant Time or for each such BA Instrument at the expiry of the Selected Maturity Date in respect thereof which is applicable thereto as of the Relevant Time. It is further understood by the parties hereto that, when the above-mentioned allocation and determination no longer applies to any such Libor Rate Advances or BA Instruments as provided for above, the rateable portion of such Accommodations shall be immediately allocated to the Revolving Lenders in compliance with Section 1.13 and on the basis of their respective Revolving Lender’s Revolving Credit Commitments.

ARTICLE 3

ADVANCES

Section 3.1     The Advances.

(1)

Each Canadian Revolving Lender individually, and not solidarily, agrees, in accordance with the terms and conditions of this Agreement (including Section 2.1(2)) and in accordance with the applicable Borrowing Notice, to make Advances (other than U.S. Prime Rate Advances) to MTY from time to time on any Business Day prior to the Maturity Date. Each U.S. Revolving Lender individually, and not solidarily, agrees, in accordance with the terms and conditions of this Agreement (including Section 2.1(2)) and in accordance with the applicable Borrowing Notice, to make U.S. Prime Rate Advances and LIBOR Rate Advances, as well as Canadian Prime Rate Advances pursuant to Section 3.4 only, to MTY USA from time to time on any Business day prior to the Maturity Date. The Swingline Lender agrees, in accordance with the terms and conditions of this Agreement, to make Swingline Advances consisting of Canadian Prime Rate Advances (on a same day basis) to MTY from time to time on any Business Day prior to the Maturity Date in respect of the Swingline Lender. Each Revolving Lender shall fund its share of an Advance by 2:00 p.m. Toronto time.

(2)

Each Borrowing under the Revolving Credit Facility shall consist of the same Types of Advances made to the Borrowers on the same day by the applicable Revolving Lenders in accordance with each applicable Revolving Lender’s relevant rateable portion. Each requested Advance shall be in the minimum aggregate amount and in an integral multiple of the amount set forth in Schedule 5.

(3)

The Swingline Lender may, in its sole discretion, give notice to the Canadian Agent who shall forthwith notify the Canadian Revolving Lenders that the principal amount of the Swingline Lender’s outstanding Swingline Advances shall be funded with a Borrowing under the Canadian Revolving Credit Subfacility (provided that such notice shall be deemed to have been given (y) on the Maturity Date in respect of the Canadian Revolving Credit Subfacility if MTY shall not have repaid all Swingline Advances in respect of the Swingline Lender on or prior to such day, and (z) upon the occurrence of an Event of Default) in which case Advances under the Canadian Revolving Credit Subfacility (each such Borrowing, a “Mandatory Borrowing”) shall be made on the next Business Day by all Canadian Revolving Lenders so that immediately after the Mandatory Borrowing, each Canadian Revolving Lender shall share rateably in the Accommodations Outstanding under the Canadian Revolving Credit Subfacility and the proceeds of such Mandatory Borrowing shall be applied directly by the Canadian Agent to repay Advances outstanding to the Swingline Lender. Each Canadian Revolving Lender shall make Advances pursuant to a Mandatory Borrowing in the amount and in the manner specified in writing by the Canadian Agent notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required under this Agreement; (ii) that the conditions specified in Article 7 are not then satisfied; (iii) that a Default or an Event of Default has occurred and is continuing; (iv) the date of such Mandatory Borrowing; and (v) any reduction in the Canadian Revolving Credit Commitment after any Advance was made by the Swingline Lender.

Section 3.2     Procedure for Borrowing.

(1)

Except as provided in Section 3.2(2), each Borrowing shall be made on the number of days prior notice specified in Schedule 5, given not later than 11:00 a.m. (Toronto time) by the Borrowers to the Agents. Each notice of a Borrowing (a “Borrowing Notice”) shall be in substantially the form of Schedule 1, shall be irrevocable and binding on the Borrowers and shall specify (i) the requested date of the Borrowing; (ii) the Type of Advance requested; (iii) the aggregate amount of the Borrowing; and (iv) in the case of a Fixed Rate Advance, the initial Interest Period. Upon receipt by the relevant Agent of funds from the applicable Revolving Lenders and fulfilment of the applicable conditions set forth in Article 7, the Agents will make such funds available to the Borrowers in accordance with Article 2.

(2)

Each Swingline Advance shall be made by the Swingline Lender, without notice from or to MTY, in respect of any overdraft in any one or more of MTY’s accounts with the Swingline Lender by deposit to such account of an amount equal to such overdraft. The Swingline Lender shall provide the Canadian Agent with the same information as would be contained in a Borrowing Notice within one Business Day of any Swingline Advance.

Further, the Swingline Lender shall provide the Canadian Agent with the balance of all outstanding Swingline Advances on (i) on the first Business Day of every week, and (ii) on the first Business Day of every month.

Section 3.3     Conversions and Rollovers Regarding Advances.

(1)

The Borrowers may elect to (i) change any Advance outstanding, or any portion thereof, in each case, in the minimum aggregate amount referred to in Section 3.1(2) to another Type of Advance as set out in Section 3.1(1) or, in the case of MTY only, convert an Advance outstanding to another Type of Accommodation (y) in the case of a Floating Rate Advance, as of any Business Day, and (z) in the case of a Fixed Rate Advance, as of the last day of the Interest Period applicable to such Fixed Rate Advance, provided that in the case of the change or conversion of a Canadian Dollar Advance to a U.S. Dollar Advance, or a U.S. Dollar Advance to a Canadian Dollar Advance, the principal amount and interest thereon of such Advance to be changed or converted is paid in full on the date of such change or conversion; or (ii) continue any Fixed Rate Advance for a further Interest Period beginning on the last day of the then current Interest Period applicable to such Advance.

(2)

Each election to change or convert an Advance into another Type of Advance or Type of Accommodation or to continue a Fixed Rate Advance for a further Interest Period, shall be made on the number of days prior notice specified in Schedule 5 given, in each case, not later than 11:00 a.m. (Toronto time) by the Borrowers to the Agents. Each such notice (an “Interest Rate Election Notice”) shall be given substantially in the form of Schedule 2 and shall be irrevocable and binding upon the Borrowers. If the Borrowers fail to deliver an Interest Rate Election Notice to the Agents for any Fixed Rate Advance as provided in this Section 3.3(2), such Fixed Rate Advance shall be converted (as of the last day of the applicable Interest Period) to and be outstanding as a Base Rate (Canada) Advance in the case of MTY and a U.S. Prime Rate Advance in the case of MTY USA. The Borrowers shall not select an Interest Period which conflicts with the definition of Interest Period.

Section 3.4     Circumstances Requiring Canadian Dollar Advances.

If, in connection with any U.S. Dollar Advance, a Revolving Lender determines in good faith and notifies the Borrowers and the Agents that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of U.S. Dollars are unavailable to such Revolving Lender; (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBOR Rate; (iii) the making or continuation of any U.S. Dollar Advances has been made impracticable (y) by the occurrence of a contingency (other than a mere increase in rates payable by such Revolving Lender to fund the Advances) which adversely affects the funding of the Revolving Credit Facility at any interest rate computed on the basis of the LIBOR Rate, or (z) by reason of a change since the date of this Agreement in any applicable Law or in the interpretation thereof by any Governmental Entity which affects such Revolving Lender or any relevant financial market and which results in the LIBOR Rate no longer representing the effective cost to such Revolving Lender of deposits in such market; or (iv) any change to any Law or any future Law, or any change therein or in the interpretation or application thereof by any Governmental Entity, has made it unlawful for such Revolving Lender to make or maintain or to give effect to its obligations in respect of U.S. Dollar Advances as contemplated hereby, then,

(1)

the right of the Borrowers to select any such Type of Advance from such Revolving Lender shall be suspended from the date of such notice thereof by such Revolving Lender to the Agents until such Revolving Lender determines, and has given notice of such determination to the Agents, that the circumstances causing the suspension no longer exist;

(2)

if any such Type of Advance is not yet outstanding, any applicable Borrowing Notice shall be suspended in respect of such Revolving Lender from the date of notice thereof by such Revolving Lender to the Agents until such Revolving Lender determines, and has given notice of such determination to the Agents, that the circumstances causing the suspension no longer exist;

(3)

if any LIBOR Rate Advance is already outstanding at any time when the right of the Borrower to select a LIBOR Rate Advance is suspended, it and all other LIBOR Rate Advances shall be converted automatically into a Base Rate (Canada) Advance in the case of MTY and a U.S. Prime Rate Advance in the case of MTY USA on the last day of the then current Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable Law) or, if at such time the right of MTY to select a Base Rate (Canada) Advance or of MTY USA to select a U.S. Prime Rate Advance is suspended, then any such LIBOR Rate Advance shall be converted automatically into a Canadian Prime Rate Advance on the last day of the then current Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable Law) in a principal amount equal to the Equivalent Amount in Canadian Dollars of such LIBOR Rate Advance determined on the date of conversion thereof; and

(4)

if any relevant Base Rate (Canada) Advance or U.S. Prime Rate Advance is already outstanding at any time when the right of MTY to select Base Rate (Canada) Advances or of MTY USA to select a U.S. Prime Rate Advance respectively is suspended, it and all other Base Rate (Canada) Advances or U.S. Prime Rate Advances shall be converted automatically into a Canadian Prime Rate Advance as soon as possible thereafter on a date fixed by the Canadian Agent or the U.S. Agent, notice of which shall promptly be given to MTY or MTY USA, in a principal amount equal to the Equivalent Amount in Canadian Dollars of such Base Rate (Canada) Advance or U.S. Prime Rate Advance determined on the date of conversion thereof.

The Agents shall promptly notify the Borrowers of the suspension of the Borrower’ right to request a Type of Advance from a Revolving Lender and of the termination of any such suspension. Upon notice of the suspension of the Borrowers’ right to request a Type of Advance from a Revolving Lender, the Borrowers may (i) either replace such Revolving Lender with another Revolving Lender on terms substantially similar to Section 11.3(2) with effect on a date selected by the Borrowers; or (ii) prepay, or cause to be prepaid, all Accommodations Outstanding of such affected Revolving Lender and thereupon reduce such Revolving Lender’s Revolving Credit Commitment to nil, all without affecting the Revolving Lender’s Revolving Credit Commitment of any other Revolving Lender.

Moreover, if at any time the Agents determine (which determination shall be conclusive absent manifest effort) that (i) the circumstances set forth in clause (ii) of the first paragraph of this Section 3.4 have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in such clause have not arisen but the supervisor for the administrator of the applicable LIBOR Rate screen or a Governmental Entity having jurisdiction over the Agents has made a public statement identifying a specific date after which such applicable LIBOR Rate screen shall no longer be used for determining interest rates for loans or (iii) syndicated loans currently being executed, or that include language similar to that contained in this paragraph, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, then the Agents and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in Canada and the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 19.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agents shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Revolving Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph, (but, in the case of the circumstances described in clause (ii) of the first sentence of this paragraph, only to the extent the applicable LIBOR Rate screen for such Interest Period is not available or published at such time on a current basis), (x) any Interest Rate Election Notice that requests the conversion of any Advance to, or continuation of any Advance as, a LIBOR Rate Advance shall be ineffective and (y) if any Borrowing Notice requests a LIBOR Rate Advance, such Advance shall be made as a Base Rate (Canada) Advance in respect of MTY and as a U.S. Prime Rate Advance in respect of MTY USA.

Section 3.5     Interest on Advances.

MTY shall pay interest to the Swingline Lender in respect of Swingline Advances; and MTY shall pay interest to the Canadian Agent and MTY USA shall pay interest to the U.S. Agent respectively (for and on behalf of the applicable Revolving Lenders) in respect of any other Advances, in each case, on the unpaid principal amount of each Advance from the date of such Advance or conversion of another Type of Advance into such Advance until the date on which the principal amount of the Advance is repaid in full or is converted into another Type of Advance or Type of Accommodation at the following rates per annum:

(1)

Base Rate (Canada) Advances. If and so long as such Advance is a Base Rate (Canada) Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the Base Rate (Canada) in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the third day of each month in each year and if such day is not a Business Day, on the next Business Day; and (ii) on the day on which such Base Rate (Canada) Advance becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of, or interest on, any such Base Rate (Canada) Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the sum of (i) Base Rate (Canada) in effect from time to time; (ii) the Applicable Margin; and (iii) to the extent permitted by law, 1%.

(2)

U.S. Prime Rate Advances. If and so long as such Advance is a U.S. Prime Rate Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the U.S. Prime Rate in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the third day of each month in each year and if such day is not a Business Day, on the next Business Day; and (ii) on the day on which such U.S. Prime Rate Advance becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of, or interest on, any such U.S. Prime Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the sum of (i) U.S. Prime Rate in effect from time to time; (ii) the Applicable Margin; and (iii) to the extent permitted by law, 1%.

(3)

Canadian Prime Rate Advances. If and so long as such Advance is a Canadian Prime Rate Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the Canadian Prime Rate in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the third day of each month in each year and if such day is not a Business Day, on the next Business Day; and (ii) on the day on which such Canadian Prime Rate Advance becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of, or interest on, any such Canadian Prime Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the sum of (i) Canadian Prime Rate in effect from time to time; (ii) the Applicable Margin; and (iii) to the extent permitted by law, 1%.

(4)

LIBOR Rate Advances. If and so long as such Advance is a LIBOR Rate Advance and subject as provided in the following sentence, at a rate per annum equal at all times during any Interest Period for such LIBOR Rate Advance to the LIBOR Rate for such Interest Period plus the Applicable Margin, calculated daily and payable in arrears, and without duplication, (i) in the case of an Interest Period longer than 3 months, on the date falling three months from the beginning of such Interest Period and on the date falling three months thereafter, and so on from time to time during such Interest Period; (ii) on the last day of such Interest Period; and (iii) on the day on which such LIBOR Rate Advance becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of or interest on any such LIBOR Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the sum of (i) Base Rate (Canada) in the case of MTY and the U.S. Prime Rate in the case of MTY USA in effect from time to time; (ii) the Applicable Margin; and (iii) to the extent permitted by law, 1%.

(5)

Default Rate. Upon the occurrence of an Event of Default which is continuing, the Agents may, in their sole discretion, declare that interest and fees on the Revolving Credit Facility will be payable based on the Applicable Margin or Applicable Standby Fee Rate, as applicable, plus 2% per annum.

ARTICLE 4

BANKER’S ACCEPTANCES

Section 4.1     Requests for the Issuance of BAs.

(1)

Any Drawing Notice or Interest Rate Election Notice pursuant to which MTY requests an issue of BAs shall be delivered to the Canadian Agent by 11:00 a.m. (Toronto time) at least two (2) Business Days prior to the proposed Issuance Date and shall specify the following information:

(a)

the Selected Period during which it desires such issue of BAs to be outstanding. Such Selected Period must be of one, two, three or six months or such other period as may be acceptable to the Canadian Agent, acting in accordance with the instructions of all the Canadian Revolving Lenders;

(b)	the aggregate Face Amount of such issue of BAs. Such aggregate Face Amount must be at least $2,000,000 and a whole multiple of $100,000; and

(c)	the Selected Maturity Date which must be a Business Day falling prior to the Maturity Date.

Section 4.2     Notice to Canadian Revolving Lenders of Particulars Relating to BAs.

(1)

At the latest on the Business Day immediately preceding any Issuance Date, the Canadian Agent shall notify each Canadian Revolving Lender of the aggregate face amount of BAs to be accepted by it on the Issuance Date and of the Selected Period applicable to such BAs. The Canadian Agent shall promptly notify MTY and each Canadian Revolving Lender, prior to 11:00 a.m. (Montréal time) on any Issuance Date of the Discount Rate, Stamping Fee and BA Proceeds applicable to such BAs.

(2)

The aggregate face amount of an issue of BAs shall be apportioned as among the Canadian Revolving Lenders based on the relevant rateable portion of each Canadian Revolving Lender. Where such apportionment results in the aggregate face amount of BAs to be accepted by a Canadian Revolving Lender for the same Selected Period not to be a whole multiple of $1,000, such aggregate face amount shall be increased or reduced by the Canadian Agent in its sole discretion to the nearest whole multiple of $1,000 or as customarily required from time to time under the bankers’ acceptance money market, without affecting the aggregate face amount of BAs accepted by the Canadian Revolving Lenders for the same Selected Period.

Section 4.3     Canadian Revolving Lenders to Accept Drafts.

Each Canadian Revolving Lender hereby severally and neither jointly nor solidarily agrees to accept as BAs, on each Issuance Date, an aggregate face amount of Drafts equal to the amount specified to such Canadian Revolving Lender by the Canadian Agent pursuant to Section 4.2.

Section 4.4     Stamping Fee.

(1)	In connection with and in consideration for the acceptance by each Canadian Revolving Lender of Drafts as contemplated in Section 4.3, MTY shall pay to each Canadian

Revolving Lender, a stamping fee equal to the product resulting from multiplying the face amount of each Draft so accepted by such Canadian Revolving Lender by a fraction, the numerator of which shall consist of the product resulting from multiplying the Applicable Margin in effect on the relevant Issuance Date by the number of days in the Selected Period applicable to such BA and the denominator of which shall consist of 365.

(2)

Where during any Selected Period, the Applicable Margin changes, on the Reset Date upon which such change has taken effect (or when the Canadian Agent is unable to proceed on the Reset Date, within five (5) Business Days of any request from the Canadian Agent), MTY, on the one hand, and the Canadian Agent, for the account of the Canadian Revolving Lenders, on the other hand, shall settle as among themselves any amounts resulting from any adjustment of the Applicable Margin during such Selected Period, taking into consideration the Applicable Margin that would have been applicable on the date of any such change to any outstanding Advance made by way of BAs as of and from the date of any such change, the remaining term of the applicable Selected Period and the face amount of the relevant BAs. The Canadian Revolving Lenders and MTY, through the Canadian Agent, shall pay to each other, as required, the appropriate amounts resulting from any such adjustment.

(3)	In payment of the Stamping Fee payable in connection with any BA, each Canadian Revolving Lender shall retain from the Discounted Proceeds relating to such BA an amount equal to such Stamping Fee.

Section 4.5     Canadian Revolving Lenders to Discount BAs.

(1)

Each Canadian Revolving Lender hereby severally and neither jointly nor solidarily agrees to purchase the BAs accepted by it under the terms hereof on the Issuance Date of such BAs for an amount equal to the Discounted Proceeds of such BAs.

(2)

Any BA so purchased by any Canadian Revolving Lender may be held by it for its own account or sold or traded in (y) the money market, either directly or through securities brokers or dealers, in accordance with such arrangements as such Canadian Revolving Lender may consider appropriate to make or (z) a clearing house within the meaning of the Depository Bills and Notes Act (Canada).

Section 4.6     Canadian Revolving Lenders to Make BA Proceeds Available to Canadian Agent.

On each Issuance Date, each Canadian Revolving Lender shall make available to the Canadian Agent, the BA Proceeds relating to the BAs accepted and purchased by it on such date.

Section 4.7     Payment of BAs.

On each Selected Maturity Date, MTY shall pay the face amount of all BAs maturing on such date. Where MTY fails to make such payment, MTY shall be deemed to have requested that that the face value of the Banker’s Acceptances or BA Equivalent Advances about to mature be converted on such Selected Maturity Date into a Canadian Prime Rate Advance.

Section 4.8     Waiver.

MTY shall not claim from any Canadian Revolving Lender any days of grace for the payment at maturity of any BA issued and accepted by that Canadian Revolving Lender. Furthermore, MTY waives any defence to payment which might otherwise exist if for any reason a BA issued hereunder shall be held by or for the account of a Canadian Revolving Lender in its own right at the maturity thereof.

Section 4.9     Obligations Absolute.

(1)

The obligations of MTY with respect to BAs hereunder are unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(a)

any lack of validity or enforceability of any Draft accepted by any Canadian Revolving Lender as a BA, except where such lack of validity or enforceability shall have resulted from such Canadian Revolving Lender’s intentional or gross fault or wilful misconduct or that of its directors, officers, employees, advisors, representatives and agents; or

(b)

the existence of any defence, right of action, right of compensation or set-off or claim of any nature whatsoever which MTY may at any time have or have had against the holder of a BA, the Canadian Agent, a Canadian Revolving Lender or any other Person, whether in connection with this Agreement or otherwise.

Section 4.10     Power of Attorney to Sign Drafts.

(1)

In order to facilitate the issuance of BAs hereunder, MTY hereby authorizes each of the Canadian Revolving Lenders to sign, endorse and complete Drafts on its behalf in handwritten or by facsimile or mechanical signature or otherwise and once so signed, endorsed and completed, to purchase, discount and negotiate same or, as the case may be, deposit same in a clearing house as contemplated in the Depositary Bills and Notes Act (Canada), the whole as and when deemed necessary by any such Canadian Revolving Lender for all purposes of this Article 4. In this regard, the parties hereto do hereby agree as follows:

(a)

all Drafts so signed, endorsed and completed on behalf of MTY by any Canadian Revolving Lender shall bind MTY as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of MTY;

(b)

neither the Canadian Agent nor the Canadian Revolving Lenders nor any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by it or them under this Article 4, except for its or their own intentional or gross fault or wilful misconduct;

(c)

MTY shall pay upon demand to each Canadian Revolving Lender, the face amount of any form of Draft which on its face appears or purports to have been issued by MTY and circulated fraudulently or without authority by any Person other than the Canadian Agent, the Canadian Revolving Lenders or any of their respective directors, officers, employees or representatives and which was subsequently presented to a Canadian Revolving Lender for payment and paid by such Canadian Revolving Lender and shall indemnify and hold harmless such Canadian Revolving Lender from and against any and all losses and expenses which may be imposed on or incurred by or asserted against such Canadian Revolving Lender in any way relating to, arising out of or resulting from such fraudulent, unauthorized or illegal issuance or use of such Drafts, except where such fraudulent, unauthorized or illegal issuance or use of such Drafts shall have resulted from such Canadian Revolving Lender’s intentional or gross fault or wilful misconduct or that of its directors, officers, employees, advisors, representatives and agents. To the extent MTY shall have paid such payment relating to, arising out of, or resulting from, such fraudulent unauthorized or illegal issuance or use of such Drafts and to the extent further that such fraudulent, unauthorized or illegal issuance or use of such Drafts shall have resulted from such Canadian Revolving Lender’s intentional or gross fault or wilful misconduct, such Canadian Revolving Lender shall promptly reimburse to MTY the amounts so paid by MTY and shall furthermore indemnify and hold harmless MTY from and against any and all losses and expenses incurred by or asserted against MTY in any way relating to, arising out of, or resulting from, such fraudulent, unauthorized or illegal issuance or use of such Drafts. Subject to the immediately proceeding sentence, following any such payment by MTY, any amount recovered by the Canadian Revolving Lender from a third party in connection with such Draft shall be remitted to MTY by such Canadian Revolving Lender forthwith after deducting therefrom any amounts (including the reasonable costs and expenses incurred by such Canadian Revolving Lender in connection with such recovery) not otherwise paid by MTY; and

(d)

upon the request of MTY, any Canadian Revolving Lender shall cancel all of the forms of Drafts which shall have been signed, endorsed and completed by such Canadian Revolving Lender on behalf of MTY as hereinabove contemplated in this Section and which shall not as yet have been issued in accordance with such instructions of MTY, provided that under such circumstances, such Canadian Revolving Lender shall have no liability for failing to make any further requested Advance by way of BAs.

Section 4.11     Special Provisions with respect to Non-BA Lenders.

(1)

The provisions of this Article 4 shall apply to any Non-BA Lender, save and except that such Non-BA Lender shall perform its obligations under this Article not by the acceptance of bills of exchange or, as the case may be, depository bills as such expression is defined in the Depository Bills and Notes Act (Canada), but rather, subject to all of the terms and conditions of this Agreement, shall make direct Advances to MTY based on its relevant rateable portion of any Advance that, pursuant to a Drawing Notice or Interest Rate Election Notice, MTY may request, be or become outstanding by way of BAs.

(2)

The principal amount of the Indebtedness of MTY towards such Non-BA Lender with respect to any Advance made by such Non-BA Lender under this Section 4.11, shall be equal to the face amount of any BA Equivalent Note issued by MTY in order to evidence such Advance.

(3)

In order to provide such Non-BA Lender with comparable benefits to those enjoyed by the other Canadian Revolving Lenders under this Article 4, in connection with each BA Equivalent Note issued by MTY to such Non-BA Lender, such Non-BA Lender shall make available to MTY an amount equal to the BA Proceeds relating to such BA Equivalent Note.

(4)

Save as otherwise expressly altered by this Section 4.11, the remaining provisions of this Agreement pertaining to BAs shall apply in all respects to such BA Equivalent Notes and such Non-BA Lender mutatis mutandis.

Section 4.12     Special Provisions relating to Canadian Prime Rate Advances and BA Instruments.

If at any time the Canadian Agent determines (which determination shall be conclusive absent manifest effort) that (i) adequate and fair means do not exist for ascertaining CDOR, including because the Reuters Screen CDOR is not available or published on a current basis for the applicable Selected Period, if any, and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in clause (i) of this Section 4.12 have not arisen but the administrator of CDOR or a Governmental Entity having jurisdiction over the Canadian Agent has made a public statement identifying a specific date after which CDOR shall no longer be used for determining interest rates for loans or (iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 4.12, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace CDOR, then the Canadian Agent and MTY shall endeavor to establish an alternate rate of interest to CDOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in Canada and the United States at such time, and shall enter into, and MTY shall cause MTY USA to enter into, an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 19.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Canadian Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Canadian Revolving Lenders, a written notice from the Majority Canadian Revolving Lenders stating that such Majority Canadian Revolving Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph, (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.12, only to the extent CDOR for the applicable Selected Period, if any, is not available or published at such time on a current basis), (x) any Drawing Notice that requests the conversion of any Advance to, or continuation of any Advance as, a BA Instrument shall be ineffective and (y) if any Drawing Notice requests a BA Instrument, such BA Instrument shall be made as a Canadian Prime Rate Advance.

ARTICLE 5

LETTERS OF CREDIT

Section 5.1     Letters of Credit.

The Fronting Letter of Credit Lender agrees on the terms and conditions of this Agreement and in accordance with the applicable Issue Notice, to issue Letters of Credit for the account of MTY on any Business Day prior to the Maturity Date. Notwithstanding anything to the contrary contained in this Agreement, the Fronting Letter of Credit Lender may refuse to issue any Letter of Credit in its sole discretion.

Section 5.2     Issue Notice.

Each Issue shall be made on notice (an “Issue Notice”) given by MTY to the Fronting Letter of Credit Lender not later than 11:00 a.m. (Toronto time) on the number of days notice specified in Schedule 5. The Issue Notice shall be in substantially the form of Schedule 4, shall be irrevocable and binding on MTY and shall specify (i) the requested date of Issue (the “Issue Date”); (ii) the type of Letter of Credit; (iii) the Face Amount of the Letter of Credit; (iv) the expiration date of the Letter of Credit (which expiration date shall not exceed 364 days from the Issue Date subject to such extensions thereof of not more than 364 days as may be notified by MTY to the Fronting Letter of Credit Lender), and (v) the name and address of the Beneficiary.

Section 5.3     Form of Letters of Credit.

Each Letter of Credit shall (i) be dated the Issue Date; (ii) have an expiration date on the date specified in Section 5.2 or, if such date is not a Business Day on the Business Day immediately preceding such date, which expiration date must be prior to the Maturity Date; (iii) comply with the definition of Letter of Credit; (iv) be issued in U.S. Dollars or Canadian Dollars or such other freely traded and available currencies as MTY and the Fronting Letter of Credit Lender may from time to time agree; (v) be on the standard documentary forms required by the Fronting Letter of Credit Lender; and (vi) be subject to the Uniform Customs and Practice for Documentary Credits (UCP) or the International Standby Practices (ISP), as applicable.

Section 5.4     Procedure for Issuance of Letters of Credit.

(1)

The Fronting Letter of Credit Lender will, on an applicable Issue Date, complete and issue an appropriate type of Letter of Credit (i) dated the Issue Date, (ii) in favour of the Beneficiary; (iii) in a Face Amount equal to the amount referred to in Section 5.2; and (iv) with the expiration date, as specified by MTY in its Issue Notice (subject to Section 5.3).

(2)

The aggregate Face Amount of all Letters of Credit shall not, at any time, exceed the lesser of (i) the L/C Sublimit, and (ii) the Canadian Revolving Credit Commitment of all of the Canadian Revolving Lenders, less the aggregate outstanding principal balance of the Accommodations Outstanding under the Canadian Revolving Credit Facility (including Swingline Advances).

(3)

Unless otherwise agreed by the Fronting Letter of Credit Lender, no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day upon which such draft is presented.

(4)

MTY shall, prior to the Issue Date, specify a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require the Fronting Letter of Credit Lender to make payment under its applicable Letter of Credit. The Fronting Letter of Credit Lender may, before the issue of the applicable Letter of Credit and in consultation with MTY, require changes in any such documentation or certificate.

(5)

In determining whether to pay under any Letter of Credit, the Fronting Letter of Credit Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

Section 5.5     Payment of Amounts Drawn Under Letters of Credit.

(1)

The Fronting Letter of Credit Lender shall notify MTY with notice to the Canadian Agent on or before the date on which the Fronting Letter of Credit Lender intends to honour any drawing under a Letter of Credit.

(2)	In respect of each Letter of Credit, unless,

(a)

on the date of such drawing, MTY has in response to a demand from the Fronting Letter of Credit Lender remitted to the Canadian Agent, in the same day funds, for the benefit of the Fronting Letter of Credit Lender, an amount equal to the amount of such drawing; then

(b)

MTY shall be deemed to have given a Borrowing Notice to the Canadian Agent, requesting a Canadian Prime Rate Advance or a Base Rate (Canada) Advance, as the case may be, under the Canadian Revolving Credit Subfacility and as determined by the Canadian Agent acting reasonably, based upon the amount and currency required on the date on which such drawing is honoured in an amount equal to the amount of such drawing;

(c)

the Canadian Revolving Lenders shall, on the date of such drawing, make such Canadian Prime Rate Advance or Base Rate (Canada) Advance, as the case may be, rateably under the Canadian Revolving Credit Subfacility; and

(d)

the Canadian Agent shall pay the proceeds thereof to the Fronting Letter of Credit Lender as reimbursement for the amount of such drawing. The Canadian Agent shall promptly notify MTY of any such Canadian Prime Rate Advance or Base Rate (Canada) Advance, as the case may be.

(3)

Each Canadian Revolving Lender shall be required to make its rateable portion of the Advances referred to in Section 5.5(2) notwithstanding, (i) the amount of the Borrowing may not comply with the minimum amount for Borrowings otherwise required under this Agreement; (ii) that the conditions specified in Article 7 are not then satisfied; (iii) that a Default or Event of Default has occurred and is continuing; (iv) the date of such Borrowing; (v) any reduction of the Canadian Revolving Credit Commitment after any Letter of Credit was issued by the Fronting Letter of Credit Lender; or (vi) the Accommodations Outstanding under the Canadian Revolving Credit Subfacility after giving effect to such Advances would exceed the Canadian Revolving Credit Commitment.

Section 5.6     Fees.

(1)

MTY shall pay to the Canadian Agent, for the account of the Canadian Revolving Lenders, a Letter of Credit fee with respect to each outstanding Letter of Credit issued by the Fronting Letter of Credit Lender at a rate per annum equal to the Applicable Margin, calculated on the basis of the Face Amount of each such Letter of Credit, and a year of 365 or 366 days, as the case may be, calculated daily and payable in arrears on the third Business Day of each Financial Quarter and on the Maturity Date in respect of the Canadian Revolving Credit Subfacility and in the same currency as such Letter of Credit.

(2)

MTY shall pay to the Fronting Letter of Credit Lender, a fee equal to the higher of (i) $ [REDACTED] and (ii) [REDACTED] basis points per annum, calculated on the basis of the Face Amount of each outstanding Letter of Credit issued by the Fronting Letter of Credit Lender and a year of 365 or 366 days, as the case may be, calculated daily and payable in arrears on the third Business Day of each Financial Quarter and on the Maturity Date in respect of the Canadian Revolving Credit Subfacility and in the same currency as such Letter of Credit.

(3)

MTY shall pay to the Fronting Letter of Credit Lender its (i) set-up fees, cable charges and other customary miscellaneous charges in respect of the issue of Letters of Credit by it; and (ii) documentary and administrative charges for amending, transferring or drawing under, as the case may be, Letters of Credit of a similar amount, term and risks upon the amendment or transfer of each Letter of Credit and each drawing made thereunder.

Section 5.7     Obligations Absolute.

Subject to Section 5.4(5), the obligation of MTY to reimburse the Fronting Letter of Credit Lender for drawings made under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation,

(1)	any lack of validity or enforceability of any Letter of Credit;

(2)

the existence of any claim, compensation, set-off, defence or other right which MTY may have at any time against a Beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Fronting Letter of Credit Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein and therein or any unrelated transaction (including any underlying transaction between MTY or one of its Subsidiaries and the Beneficiary of any Letter of Credit);

(3)

any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(4)	any other circumstances or happenings whatsoever, which are similar to any of the foregoing; or

(5)	that a Default or an Event of Default shall have occurred and be continuing.

Section 5.8     Indemnification; Nature of Fronting Letter of Credit Lender’s Duties.

(1)

In addition to amounts payable as elsewhere provided in this Article 5, MTY hereby agrees to protect, indemnify, pay and save the Fronting Letter of Credit Lender harmless from and against any and all claims or losses (including reasonable legal fees and expenses) which the Fronting Letter of Credit Lender may incur or be subject to as a consequence, direct or indirect, of (i) the application for or issuance of or drawing under any Letter of Credit, other than as a result of the intentional or gross fault of the Fronting Letter of Credit Lender as determined by a court of competent jurisdiction, provided that the Fronting Letter of Credit Lender acts in good faith; or (ii) the failure of the Fronting Letter of Credit Lender to honour a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Entity prohibiting the payment of such drawing (all such acts or omissions herein called “Government Acts”).

(2)

As between MTY and the Fronting Letter of Credit Lender, MTY assumes all risks of the acts and omissions of, or misuse of any Letter of Credit issued by the Fronting Letter of Credit Lender, by the Beneficiary of such Letter of Credit. Except to ensure compliance with the applicable Letter of Credit, the Fronting Letter of Credit Lender shall not have any responsibility for (i) the form, validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of or drawing under any Letter of Credit (even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged); (ii) the validity or sufficiency of any instrument transferring or assigning (or purporting to transfer or assign) any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail (email), cable, telegraph, telex or otherwise (whether or not they are in cipher); (iv) errors in interpretation of technical terms; (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vi) the misapplication by the Beneficiary of any Letter of Credit or of the proceeds of any drawing under such Letter of Credit; and (vii) any consequences arising from causes beyond the control of the Fronting Letter of Credit Lender including any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Fronting Letter of Credit Lender’s powers hereunder. Any action taken or omitted by the Fronting Letter of Credit Lender under or in connection with any Letter of Credit issued by it or the related certificates if taken or omitted in good faith, shall not put the Fronting Letter of Credit Lender under any resulting liability to MTY provided that the Fronting Letter of Credit Lender acts without intentional or gross fault and has not engaged in wilful misconduct.

(3)

MTY shall have no obligation to indemnify the Fronting Letter of Credit Lender in respect of any liability incurred by the Fronting Letter of Credit Lender to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have been caused by the intentional or gross fault of the Fronting Letter of Credit Lender, or out of the wrongful dishonour by the Fronting Letter of Credit Lender of a proper demand for payment made under any Letter of Credit issued by it.

Section 5.9     Repayments.

(1)

If MTY shall be required to repay the Accommodations Outstanding under the Canadian Revolving Credit Subfacility pursuant to Article 2 or Article 10, then MTY shall pay to the Fronting Letter of Credit Lender, to the extent required pursuant thereto and in the amount provided therein, an amount equal to the Fronting Letter of Credit Lender’s contingent liability in respect of any Letter of Credit outstanding hereunder, including any Letter of Credit which is the subject matter of any order, judgment, injunction or other such determination (a “Judicial Order”) restricting payment by the Fronting Letter of Credit Lender under and in accordance with such Letter of Credit beyond the expiration date stated therein other than any Judicial Order permanently enjoining the Fronting Letter of Credit Lender from paying under such Letter of Credit. Payment in respect of each such Letter of Credit shall be due in the currency in which such Letter of Credit is denominated.

(2)

The Fronting Letter of Credit Lender shall, with respect to any Letter of Credit issued by it, upon the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the Fronting Letter of Credit Lender from paying under such Letter of Credit, pay to MTY an amount equal to the aggregate of (y) the difference between the amount paid to the Fronting Letter of Credit Lender pursuant to Section 5.9(1) and the amounts paid by the Fronting Letter of Credit Lender under such Letter of Credit, and (z) interest on such amount, if any, determined at the Fronting Letter of Credit Lender’s applicable wholesale deposit rate for the relevant currency.

(3)

The Fronting Letter of Credit Lender shall, with respect to any Letter of Credit issued by it, upon the earlier of (i) the date on which either (x) the original counterpart of such Letter of Credit is returned to the Fronting Letter of Credit Lender for cancellation, or (y) the Fronting Letter of Credit Lender is released by the Beneficiary from any further obligations in respect thereof; and (ii) the expiry (to the extent permitted by Law) of such Letter of Credit, pay to MTY an amount equal to the aggregate of (y) the difference between the amount paid to the Fronting Letter of Credit Lender pursuant to Section 5.9(1) and the amounts paid by the Fronting Letter of Credit Lender under such Letter of Credit, and (z) interest on such amount, if any, determined at the Fronting Letter of Credit Lender’s applicable wholesale deposit rate for the relevant currency.

ARTICLE 6

SECURITY

Section 6.1     Security.

On or prior to the Closing Date, MTY and the Initial Guarantors have provided or caused to be provided, as the case may be, to the Agent, for and on behalf of the Lenders, as continuing collateral security for the Obligations, the following security (which together with the security from the Target Obligors referred to in Section 6.2 and the security otherwise delivered from time to time in connection with the Amended and Restated Credit Agreement or the other Loan Documents but excluding each Guarantee, the “Security”), to the extent and pursuant to such documents as the Agent may reasonably require (but excluding any Guarantee Agreement) (the “Security Documents”), together with any relevant power of attorney, registrations, filings and other supporting documentation and opinions of counsel as requested by the Canadian Agent or its counsel:

(1)

a first-ranking hypothec and security interest (or equivalent security document required by all relevant jurisdictions), in favour of the Canadian Agent (or to any Person designated by the Lenders), pursuant to the terms of which there shall be created for the benefit of the Lenders, a first-ranking Lien upon and continuing hypothec and security interest in the Assets of MTY, subject only to Permitted Liens;

(2)

first ranking pledges with delivery on all of the outstanding and issued shares of the Initial Guarantors, which pledges shall be governed by the laws of a jurisdiction to be mutually agreed upon by the Canadian Agent and MTY;

(3)

a guarantee agreement executed by each Initial Guarantor pursuant to which the Initial Guarantors provide a full, unconditional, unlimited and unrestricted corporate guarantee of MTY’s obligations forming part of the Obligations (each a “Guarantee Agreement”), it being understood that as relates the Luxembourg Guarantor, such corporate guarantee shall be unlimited only to the extent permitted under the jurisdiction of organization of the Luxembourg Guarantor and save to the extent the guarantee would otherwise become unenforceable or invalid;

(4)

as collateral security for their obligations under the Guarantee Agreement, a first ranking hypothec and security interest (or equivalent security document required by all relevant jurisdictions), in favour of the Canadian Agent (or to any Person designated by the Lenders), pursuant to the terms of which there shall be created for the benefit of the Lenders, a first ranking Lien upon and continuing hypothec and security interest in the Assets of each Initial Guarantor, subject only to Permitted Liens;

(5)

endorsements under all insurance policies of MTY and the Initial Guarantors which are not solely related to any franchisee or Corporate Restaurant, covering the assets of MTY and the Initial Guarantors which are subject to the Liens created by the Security described above, which endorsements shall designate the Lenders and the Canadian Agent (or any other Person designated by the Lenders or the Canadian Agent) as loss payee under such insurance policies, as their interests may appear. Furthermore, such endorsements shall include mortgagee clauses under terms and conditions acceptable to the Canadian Agent;

(6)	account control agreements for all U.S. bank accounts maintained by MTY and any Initial Guarantor; and

(7)

all other documents, instruments or agreements which may be necessary in order to give effect to the foregoing to be governed by the laws of the relevant jurisdictions, including, in respect of any immovable property, appropriate land surveys and certificates of location.

Section 6.2     Target Obligors.

(1)

MTY has caused the Target Obligors to provide, and the Target Obligors have provided, as the case may be, to the Canadian Agent, for and on behalf of the Lenders, as continuing collateral security for the Obligations, the following Security to the extent and pursuant to the required Security Documents, together with any relevant power of attorney, registrations, filings and other supporting documentation and opinions of counsel as requested by the Canadian Agent or its counsel:

(a)	execute and deliver to the Canadian Agent a Guarantee Agreement, similar to that delivered by the Initial Guarantors, in a form and substance satisfactory to the Canadian Agent;

(b)

as collateral security for their obligations under the Guarantee Agreement, execute and deliver a first ranking hypothec and security interest (or equivalent security document required by all relevant jurisdictions), in favour of the Canadian Agent (or to any Person designated by the Lenders), pursuant to the terms of which there shall be created for the benefit of the Lenders, a first ranking Lien upon and continuing hypothec and security interest in the Assets of each Target Obligor, subject only to Permitted Liens;

(c)

execute and deliver first ranking pledges with delivery on all of the outstanding and issued shares of the Target Obligors, which pledges shall be governed by the laws of a jurisdiction to be mutually agreed upon by the Canadian Agent and MTY;

(d)

endorsements under all insurance policies of the Target Obligors which are not solely related to any franchisee, covering the assets of the Target Obligors which are subject to the Liens created by the Security described above, which endorsements shall designate the Lenders and the Canadian Agent (or any other Person designated by the Lenders or the Canadian Agent) as loss payee under such insurance policies, as their interests may appear. Furthermore, such endorsements shall include mortgagee clauses under terms and conditions acceptable to the Agent; and

(e)	account control agreements for all U.S. bank accounts maintained by the Target Obligors.

(2)

Concurrently to the execution and delivery of the items listed in Section 6.2(1)(a), Section 6.2(1)(b) and Section 6.2(1)(c) above, MTY has caused each Target Obligor to deliver to the Canadian Agent documents similar to those delivered by MTY and the Initial Guarantors prior to the Closing Date pursuant to Sections 7.1(3) through 7.1(8), inclusively, in a form and substance satisfactory to the Canadian Agent.

Section 6.3     Release of Security.

The Revolving Lenders and the Canadian Agent hereby agree, upon the effectiveness of this Agreement, that the Security and the U.S. Guarantee and Security Agreements executed by the Guarantors incorporated under the laws of the United States of America will be released and discharged thereby and undertake to execute any document required to discharge any and all registrations and filings relating to the Security Documents.

Section 6.4     Intentionally deleted.

Section 6.5     Additional Loan Parties

Notwithstanding any other term of this Agreement, MTY will cause each Person that is or becomes a Subsidiary of MTY and that is required to become a Guarantor pursuant to the provisions of this Agreement or in order to ensure compliance with the provisions of this Agreement, as soon as possible after the date of effectiveness hereof using reasonable commercial efforts, but in any event within 180 days from the date on which such Subsidiary is required to become a Guarantor pursuant to the provisions of this Agreement or in order to ensure compliance with the provisions of this Agreement, to execute and deliver to the Revolving Lenders a Guarantee similar to those delivered by the other Guarantors, in a form and substance satisfactory to the Revolving Lenders, together with such legal opinions and other supporting documents as the Revolving Lenders may reasonably require.

Section 6.6     Further Assurances.

The Borrowers will from time to time at their expense duly authorize, execute and deliver or cause to be duly authorized, executed and delivered to the Agent such further instruments and documents and take such further action within its control as the Canadian Agent may reasonably request for the purpose of obtaining or preserving the full benefits granted or intended to be granted to the Canadian Agent. The Borrowers acknowledge that the Loan Documents have been prepared on the basis of applicable Law and the corporate structure and capitalization of the Borrowers and the Guarantors in effect on the date thereof, and that changes to applicable Law or the corporate structure and capitalization of the Borrowers and the Guarantors may require the execution and delivery of different forms of documentation, and accordingly, the Canadian Agent shall have the right (acting reasonably) to require that the Loan Documents be amended, supplemented or replaced (and the Borrowers shall duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered to the Canadian Agent any such amendment, supplement or replacement reasonably requested by the Canadian Agent with respect to any of the Loan Documents) within 5 Business Days of request therefor to reflect any change in applicable Law or the corporate structure and capitalization of the Borrowers and the Guarantors. On the date that any Person shall become a Subsidiary of the Borrowers or of any Guarantor, the Borrowers shall cause such Person to execute and deliver to the Canadian Agent an addendum to the Guarantee Agreement (or a guarantee otherwise in form and substance satisfactory to the Canadian Agent) whereby such Person becomes a Guarantor hereunder and under the Loan Documents.

ARTICLE 7

CONDITIONS OF LENDING

Section 7.1     Conditions Precedent to the Effectiveness of the Agreement.

The effectiveness and coming into force of this Agreement is subject to (i) the conditions precedent in Section 7.2; and (ii) the following conditions precedent being satisfied by the Borrowers:

(1)	the Canadian Agent shall have received the original of this Agreement and of a Guarantee Agreement by the Guarantors incorporated under the laws of the United States of America;

(2)

the Canadian Agent shall have received (with sufficient quantities for each Revolving Lender) a certified copy of (i) the charter documents (including any declaration of trust) and by-laws (or the equivalent) of each Borrower and of each Guarantor incorporated under the laws of the United States of America; (ii) the resolutions of the board of directors (or the equivalent) or of the shareholders, as the case may be, of each Borrower and of each Guarantor incorporated under the laws of the United States of America approving the Revolving Credit Facility, the other matters contemplated by this Agreement and the completion of all of the transactions contemplated hereunder; and (iii) all other instruments evidencing necessary corporate action of each Borrower and of each Guarantor incorporated under the laws of the United States of America and of any required Authorization with respect to such matters;

(3)

the Canadian Agent shall have received (with sufficient quantities for each Revolving Lender) a certificate of the secretary or an assistant secretary (or the equivalent) of each Borrower and of each Guarantor incorporated under the laws of the United States of America certifying the names and true signatures of its officers or managers, as applicable, authorized to sign this Agreement and the Guarantee Agreement referred to in Section 7.1(1) hereof;

(4)

the Canadian Agent shall have received (with sufficient quantities for each Revolving Lender) a certificate of status, compliance, good standing or like certificate with respect to each Borrower and each Guarantor incorporated under the laws of the United States of America (other than the Guarantors incorporated under the laws of the State of California which the Borrowers hereby undertake to deliver to the Agent no later than 30 days after the date hereof) issued by the appropriate government official in the jurisdiction of its incorporation;

(5)

the Canadian Agent, the Revolving Lenders and the Revolving Lenders’ legal counsel shall have received, in form and substance satisfactory to them, the favourable opinions of legal counsel to the Borrowers and the Guarantors incorporated under the laws of the United States of America, addressed to the Revolving Lenders, the Agent and the Revolving Lenders’ legal counsel, covering, inter alia, (i) the existence, corporate power and capacity of the Borrowers and the Guarantors incorporated under the laws of the United States of America (other than the Guarantors incorporated under the laws of the State of Oregon and Colorado which the Borrowers hereby undertake to deliver to the Agent no later than 30 days after the date hereof), (ii) the corporate authorization of the Borrowers and the Guarantors incorporated under the laws of the United States of America (other than the Guarantors incorporated under the laws of the State of Oregon and Colorado which the Borrowers hereby undertake to deliver to the Agent no later than 30 days after the date hereof) to execute this Agreement or the Guarantee Agreement referred to in Section 7.1(1) hereof, as applicable, and to perform each of the obligations contained herein, therein or incidental hereto, and (iii) the legality, validity, binding effect and enforceability against the Borrowers and the Guarantors incorporated under the laws of the United States of America of each Loan Document to which each is a party and as to such other matters as the Revolving Lenders may reasonably require;

(6)

the Canadian Agent shall have received a certificate of a senior officer of MTY certifying, inter alia, (i) that all of the representations and warranties contained herein or in any other Loan Document are true and correct in all material respects on and as of the date of effectiveness of this Agreement as though made on and as of such date, (ii) that no Default or Event of Default shall have occurred and be continuing, and (iii) the absence of any Material Adverse Effect since November 30, 2018;

(7)

each of the Revolving Lenders shall have received the entire amount of the fees provided for in the request for consent made by MTY on July 30, 2019 in connection with this Agreement, TD Securities and National Bank Financial Markets shall have received the entire amount of the fees provided for in the related fee letter dated July 30, 2019 among MTY, TD Securities and National Bank Financial Markets and the Canadian Agent shall have received evidence of the payment of all reasonable invoiced fees and expenses contemplated herein, to the extent then owing, including payment of the fees and disbursements of the Canadian Agent’s and Revolving Lenders’ legal counsel incurred in connection with the preparation and negotiation of this Agreement, up to and including the date of effectiveness thereof;

(8)

the Revolving Lenders shall have received all accrued but unpaid interest and Fees and all other amounts payable to the Revolving Lenders in connection with the Revolving Credit Facility up to and including the day immediately before the date of effectiveness and coming into force of this Agreement;

(9)

the Revolving Lenders shall have received the favourable opinions of legal counsel to the Revolving Lenders as to the validity, binding effect and enforceability as against the Borrowers of this Agreement and as to such other matters as the Revolving Lenders may reasonably require; and

(10)	such other certificates and documentation as the Canadian Agent may reasonably request to give effect to the terms hereof.

Section 7.2     Conditions Precedent to All Accommodations and Conversions.

(1)

The obligation of each Revolving Lender to make Accommodations or otherwise give effect to any Accommodation Notice hereunder shall be subject to the conditions precedent that on the date of such Accommodation Notice and Accommodation, and immediately after giving effect thereto and to the application of any proceeds therefrom:

(a)

all of the representations and warranties of the Loan Parties herein are true and correct in all material respects (except if any such representation and warranty is already qualified by materiality), on and as of such date as though made on and as of such date (except where made only as of an earlier date or as disclosed to and accepted by the Revolving Lenders prior to such date) and that the Loan Parties are in compliance with all terms and conditions of this Agreement;

(b)	the Agents shall have received the timely Borrowing Notice or Drawing Notice (except in connection with Swingline Advances), as the case may be, required pursuant to the provisions of this Agreement.

(c)	no event or condition shall have occurred and be continuing, or result from such Accommodation or giving effect to such Accommodation Notice, which constitutes a Default or an Event of Default; and

(d)	the making of such Accommodation hereunder will not violate any applicable Law then in effect.

(2)

Each of the giving of any Accommodation Notice by the Borrowers and the acceptance by the Borrowers of any Accommodation shall be deemed to constitute a representation and warranty by the Borrowers that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect thereto and to the application of any proceeds therefrom, the statements set forth in Section 7.2(1) are true and correct in all material respects (except if any such statement is already qualified by materiality and as disclosed to and accepted by the Revolving Lenders prior to such date).

Section 7.3     No Waiver.

The making of an Accommodation or otherwise giving effect to any Accommodation Notice hereunder, without the fulfilment of one or more conditions set forth in Section 7.2 shall not constitute a waiver of any such condition, and the Revolving Lenders reserve the right to require fulfilment of such condition in connection with any subsequent Accommodation Notice or Accommodation.

Section 7.4     Effectiveness of the Amended and Restated Credit Agreement.

The effectiveness and coming into force of the Amended and Restated Credit Agreement were subject to conditions set forth therein, all of which were met to the satisfaction of the Canadian Agent and the Lenders or waived thereby in accordance with the terms of the Amended and Restated Credit Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

Section 8.1     Representations and Warranties.

MTY represents and warrants to the Agents and the Revolving Lenders, acknowledging and confirming that the Agents and each Revolving Lender are relying thereon without independent inquiry in entering into this Agreement and providing Accommodations hereunder, that:

(1)

Existence and Standing. Except as disclosed in Schedule 8.1(1), each of the Loan Parties is a corporation, partnership or other entity, as the case may be, incorporated or organised and subsisting under the laws of its jurisdiction of incorporation or organization, specified on Schedule 8.1(9) (or as otherwise specified in accordance with Section 9.1(3) in respect of any Subsidiary acquired or formed after the date hereof) and has all requisite corporate or other constitutional power and authority to own, hold under licence or lease its property, undertaking and Assets and to carry on (i) its business as now conducted; and (ii) the transactions contemplated by this Agreement and each other Loan Document to which it is a party. Neither MTY nor any of the Loan Parties is at the date hereof an unlimited liability company.

(2)

Corporate Power. Each of the Loan Parties has all requisite corporate, partnership or other constitutional power and authority to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party, and to do all acts and things and execute and deliver all other documents and instruments as are required hereunder or thereunder to be done, observed or performed by it in accordance with the terms hereof and thereof.

(3)

Conflict with Other Instruments. The execution and delivery by each of the Loan Parties and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of, this Agreement and each other Loan Document to which it is a party will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) its articles, by-laws, partnership agreement, shareholders’ agreement or other organizational documents, as the case may be; (ii) any applicable Law; (iii) any Material Contract, Material Authorization or any material contractual restriction binding on or affecting it or its Assets; or (iv) any material judgment, injunction, determination or award which is binding on it, in each such case except to the extent that such breach would not reasonably be expected to result in a Material Adverse Effect.

(4)

Corporate Action. The execution and delivery by each of the Loan Parties of this Agreement, the other Loan Documents to which it is a party and the Transaction Documents to which it is a party, and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate, partnership or other action including, without limitation, the obtaining of all necessary shareholder, partnership or other material and relevant consents. No Authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person, is or was necessary in connection with the execution, delivery and performance of each of the Loan Parties’ obligations under this Agreement, the other Loan Documents to which it is a party and the Transaction Documents to which it is a party, as well as with the execution of any Guarantee Agreement, except for such Authorizations, consents or other approvals listed in Schedule 8.1(4) to the Initial Credit Agreement.

(5)

Due Execution; Validity and Enforceability; Defaults. This Agreement and each other Loan Document to which each of the Loan Parties is a party has been duly executed and delivered, as the case may be, by each of the Loan Parties which is a party thereto and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms (except as such enforceability may be limited by the availability of equitable remedies and the effect of bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally), is (or will be immediately upon the execution thereof by such Person) in full force and effect, and each of the Loan Parties has performed and complied with all the terms, provisions, agreements and conditions set forth herein and therein and required to be performed or complied with by such Loan Party, as the case may be.

(6)

Authorizations, etc. All Authorizations of each of the Loan Parties which were necessary to properly conduct their respective business as of the Closing Date (and which continue to be so necessary as of the date hereof) are in full force and effect and no Loan Party is in default with respect thereto, except where the absence of such Authorization, the failure to maintain such Authorization in full force and effect, or the default thereunder could not reasonably be expected to result in a Material Adverse Effect.

(7)

Litigation and Other Proceedings. Except as set forth on Schedule 8.1(7), there is no litigation, arbitration, claim, dispute (whether labour, industrial or otherwise), governmental investigation, proceeding or inquiry pending or, to its knowledge, threatened against or affecting any of the Loan Parties which could reasonably be expected to result in a Material Adverse Effect.

(8)

Ownership of Assets. The Loan Parties have good and marketable title to their respective Assets, good and marketable legal and beneficial fee simple title for their owned real or immovable property and valid and marketable legal and beneficial leasehold interests or subleasehold interests in all of their respective leased or subleased real property, in each case free and clear of all Liens other than Permitted Liens.

(9)	Subsidiaries, etc.

(a)

Schedule 8.1(9) sets forth a complete list and a description of the ownership interest of MTY (directly or indirectly) in any other Person, including after giving effect to the Kahala Transaction and the PM Transaction. Except as set forth on Schedule 8.1(9), as of the date hereof, (i) MTY is the beneficial owner of all of the issued and outstanding shares of each such Person; (ii) no Person (other than a Loan Party) has any right or option to purchase or otherwise acquire any of the issued and outstanding shares of any such Person directly or indirectly held by MTY; and (iii) MTY does not own or hold any shares of, or any other ownership interests in, directly or indirectly, any other Person.

(b)	None of the Loan Parties is a party to any unanimous shareholders’, shareholders, partnership or other agreement relating to shares or other equity interests in MTY or a Subsidiary.

(10)	Intentionally deleted.

(11)	Intentionally deleted.

(12)	No Default Under this Agreement. To the best of MTY’s knowledge, no Default or Event of Default has occurred and is continuing.

(13)

Material Contracts. All Material Contracts are in full force and effect, unamended, and none of the Loan Parties, or to MTY’s knowledge, any other party to any such agreement is in material default with respect thereto.

(14)

Compliance with Other Legal Obligations. None of the Loan Parties is in violation of any contractual obligation howsoever arising (whether under any agreement, indenture, mortgage, franchise, licence or otherwise), judgment or decree, relating in any way to it, to the present or future operation of its business or to its Assets, the breach or violation of which could reasonably be expected to result in a Material Adverse Effect.

(15)

Taxes. Except as disclosed in Schedule 8.1(15), the Loan Parties have filed or caused to be filed all tax returns which, to its knowledge, are required to have been filed, and have paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Entity (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings, with respect to which reserves in conformity with GAAP have been provided in its books and, which could not, if any such contestation were to be adversely determined, reasonably be expected to result in a Material Adverse Effect); and no tax Liens have been filed and, to the knowledge of MTY, no claims are being asserted with respect to any such Taxes, fees or other charges which could reasonably be expected to result in a Material Adverse Effect.

(16)

Financial Statements. The financial statements of MTY and, to the best of MTY’s knowledge after due inquiry, of the Target which have been provided to the Canadian Agent are complete in all material respects, and fairly present the consolidated financial condition and business operations of MTY and of the Target, as applicable, as at the date thereof and (subject to Section 1.6) are prepared in a form and manner consistent with past practice and in accordance with GAAP (subject, in the case of any interim financial statements, to normal year end adjustments).

(17)

Financial Projections. The consolidated financial projections of MTY and all other forecasts and projections which have been provided to the Canadian Agent were based on reasonable and good faith estimates and assumptions, adequately disclosed therein, believed by MTY to be reasonable at the time made.

(18)

Compliance with Laws. The Loan Parties, and the operation of their respective business and Assets, are in compliance in all material respects with all applicable Laws. The Loan Parties’ business and other assets (i) are in compliance in all material respects with all Environmental Laws; and (ii) possess and are operated in compliance with all Authorizations which are required under all applicable Environmental Laws for the operation of such business and assets where such non-compliance could reasonably be expected to result in a Material Adverse Effect. To the best of the knowledge of MTY, the Loan Parties’ business and Assets are not subject to any past or present fact, condition or circumstance that could result in any liability under any Environmental Laws which could reasonably be expected to result in a Material Adverse Effect.

(19)

Pension Plans. None of the Loan Parties maintains, sponsors or contributes to any Pension Plan or has any liabilities or obligations in respect of the termination, winding-up or withdrawal from any Pension Plan.

(20)	Environmental Matters. Except as disclosed in Schedule 8.1(20):

(a)

none of the Loan Parties has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Loan Party or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)

none of the Loan Parties has knowledge of any facts which would reasonably be expected to give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(c)

none of the Loan Parties has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d)

all buildings on all real properties now owned, leased or operated by the Loan Parties are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

(21)

Insurance. The Loan Parties maintain insurance (including business interruption insurance, property insurance and general liability insurance) with responsible insurance carriers and in such amounts and covering such risks as have been determined by the Loan Parties to be appropriate and prudent in the circumstances.

(22)	Material Adverse Effect. There has occurred no event which has resulted in or which could reasonably be expected to result in a Material Adverse Effect.

(23)

Intellectual Property. The Loan Parties own the Owned Intellectual Property free and clear of any Liens (other than Permitted Liens). Each of the Loan Parties owns or licenses all Intellectual Property required to be able to carry on its business and all such licenses are in full force and effect, except where the failure to own or licence such Intellectual Property or to maintain such licenses in full force and effect could not reasonably be expected to result in a Material Adverse Effect.

(24)	Solvency. Immediately prior to the execution of this Agreement, MTY and each Guarantor is individually Solvent.

(25)	Intentionally deleted.

(26)

No Restrictions or Limitations. Except as set forth in Schedule 8.1(26), as of the date hereof, there are no consensual limitations or restriction in effect on any Loan Parties’ ability to make any Distributions to any other Person.

(27)

Labour Matters. There is no existing or, to the best of the knowledge of each Loan Party, threatened strike, lock-out or other dispute relating to any collective bargaining agreement to which any Loan Party is a party which could reasonably be expected to result in a Material Adverse Effect. Schedule 8.1(27) contains a list of all labour and collective agreements to which the each of the Loan Parties is a party at the date hereof.

(28)

Corporate Structure. The corporate structure of MTY is as set forth in Schedule 8.1(28) (as updated from time to time) and there are no corporations or limited partnerships which would constitute Subsidiaries of MTY other than those set forth on Schedule 8.1(28).

(29)

Existing Debt. Schedule 8.1(29) sets forth a complete and correct list, as of the date hereof, of all outstanding Debt which is (1) indebtedness for borrowed money of any Loan Party or (2) any other Debt of any Loan Party in the principal amount outstanding, in any instance, exceeding $100,000 (other than Debt between the Loan Parties and Debt hereunder and under the Loan Documents). As of the date hereof, except as disclosed in Schedule 8.1(29), none of the Loan Parties is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of such Loan Party required to be disclosed on Schedule 8.1(29) and no event or condition exists with respect to any such Debt of any Loan Party that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(30)	Intentionally deleted.

(31)

Customer and Trade Relations. As of the date of effectiveness of this Agreement, there exists no actual or, to the knowledge of any Loan Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

(32)

Proceeds of Crime Act. MTY and each of its Subsidiaries which is a Loan Party (a) are in compliance with the Criminal Code (Canada) and, for greater certainty, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); and (b) are in compliance in all material respects with all other federal, provincial, state or territorial Laws relating to “know your customer” and anti-money laundering rules and regulations.

(33)

Foreign Assets Control. None of the Loan Parties is an individual or entity that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation currently, Iran, North Korea, Sudan and Syria).

(34)

Anti-Corruption. None of the Loan Parties or any of their subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption law; and the Loan Parties and their subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith.

(35)	Status Under Certain Statutes. None of the Loan Parties is, and, after giving effect to any Advance, will be:

(a)	an “investment company” or a company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended;

(b)

subject to regulation under the United States Public Utility Holding Company Act of 2005, as amended, the United States ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended;

(c)

a Person or entity described by Section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (2001), or to the best knowledge and belief of MTY, a Person or entity who engages or will engage in any dealings or transactions, or are or will be otherwise associated, with any such Persons or entities; or

(d)

in violation of the Patriot Act, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto.

(36)

Federal Reserve Regulations. None of the Loan Parties is engaged, directly or indirectly, principally or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U). Neither the Borrowing hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation U, Regulation X or Regulation T.

(37)

Leases. The leases relating to real and immovable property leased or subleased by any Loan Party, including the Operating Leases (collectively, the “Leases”) are valid and subsisting agreements and are in full force and effect except for defaults under Leases which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(38)	Completeness of Disclosure.

(a)

All written information and data concerning MTY and its Subsidiaries that have been prepared by it or any of its representatives or advisors and that have been made available to the Canadian Agent or the Revolving Lenders, taken as a whole, at the time such information and data were made available, were true and correct in all material respects, and, at the time such information and data were made available, did not, taken as a whole, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained in such information and data not misleading in light of the circumstances under which such statements were made.

(b)

Without limiting the generality of the foregoing, or any other representation and warranty contained herein, neither MTY nor any of its Subsidiaries was, at the time of delivery of any financial statements hereunder, subject to any liability or obligation, of the type required to be disclosed by GAAP in its financial statements, which has not been disclosed in the financial statements provided to the Agent and the Revolving Lenders hereunder in the manner so required by GAAP.

Section 8.2     Survival of Representations and Warranties.

The representations and warranties herein set forth or contained in any certificates or documents delivered to the Agents pursuant hereto shall not merge in or be prejudiced by and shall survive any Accommodation hereunder and shall continue in full force and effect (as of the date when made or deemed to be made) so long as any amounts are owing by the Borrowers to the Revolving Lenders hereunder or the Revolving Credit Commitment is outstanding hereunder.

ARTICLE 9

COVENANTS OF THE BORROWER

Section 9.1     Affirmative Covenants.

So long as any amount owing hereunder remains unpaid or the Agents or any Revolving Lender have any obligation under this Agreement and unless consent is given in accordance with Section 19.1 hereof, MTY shall:

(1)	Reporting Requirements. Prepare (where applicable, in accordance with GAAP) and deliver to the Canadian Agent:

(a)

as soon as practicable and in any event within 60 days, unless extended by MTY’s principal regulator under Canadian securities laws but in no event more than 75 days if such extension is granted, from the end of each Financial Quarter in each Financial Year (other than the last Financial Quarter in a Financial Year), (i) the consolidated financial statements of MTY respectively as at the end of such Financial Quarter (and for the year to date), prepared in accordance with GAAP and including, without limitation, a balance sheet, income statements and a statement of cash flows with comparative figures for the corresponding period in the preceding Financial Year and certified by a senior financial officer of MTY to the effect that the statements present fairly, in all material respects, the consolidated financial position of MTY as of the end of such Financial Quarter and the related consolidated results of operations and changes in financial position for such Financial Quarter in accordance with GAAP, consistently applied;

(b)

as soon as practicable and in any event within 120 days, unless extended by MTY’s principal regulator under Canadian securities laws but in no event more than 150 days if such extension is granted, from the end of each Financial Year, (i) the audited consolidated financial statements of MTY as at the end of such Financial Year, prepared in accordance with GAAP and including, without limitation, a balance sheet, income statements and statement of cash flows for such Financial Year, with comparative figures for the corresponding period in the preceding Financial Year, accompanied by a report thereon of independent chartered accountants or certified public accountants of recognized national standing in Canada to the effect that the consolidated statements present fairly, in all material respects, the consolidated financial position of MTY as of the end of such Financial Year and the consolidated results of the operations and changes in financial position for such financial year in conformity with GAAP, consistently applied;

(c)	together with the financial statements delivered pursuant to (a) and (b) above, a Compliance Certificate;

(d)

as soon as available and, in any event, no later than 30 days prior to the end of each Financial Year, annual multi-year (to maturity of Revolving Credit Facility) consolidated financial projections for MTY including balance sheet, income statement, cash flow statement; and

(e)	such other reports, information and documents as and when the Revolving Lenders may reasonably require.

(2)

Environmental Reporting. Promptly, and in any event within five days of the applicable event, deliver to the Canadian Agent a detailed statement describing any of the following occurrences (i) any order or judgment of any Governmental Entity requiring MTY or any Subsidiary to incur environmental liabilities which could reasonably be expected to have a Material Adverse Effect; (ii) any state of affairs on any of the owned or leased properties of MTY or any Subsidiary which could reasonably be expected to have a Material Adverse Effect; and (iii) the action taken or proposed to be taken in connection with such occurrences.

(3)

Additional Reporting Requirements. Deliver to the Canadian Agent (i) as soon as practicable and in any event within three Business Days after MTY becomes aware of the occurrence of each Default, Event of Default or a default under any other Debt, a statement of a senior officer of MTY setting forth the details of such Default, Event of Default or default and the action which MTY proposes to take or has taken with respect thereto; (ii) promptly, and in any event within five days after MTY or any of its Subsidiaries receives notice of or becomes aware of any suit, proceeding or similar action commenced or threatened by any Governmental Entity or other Person which is reasonably likely to result in a Material Adverse Effect; (iii) promptly, and in any event within five (5) days after MTY or any Subsidiary receives notice of or becomes aware of any cancellation or non-renewal of any Material Authorizations or any other licences, permits or other regulatory approvals where such cancellation or non-renewal is reasonably likely to result in a Material Adverse Effect; (iv) notification of any material waiver, amendment or modifications of any agreements to which MTY and its Subsidiaries is party with respect to any Debt (other than Debt owing to a Loan Party) in excess of $250,000 of such Person; (v) notification of any notice received from, or other action taken by or proposed to be taken by, any creditor (other than Revolving Lenders) of MTY or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect; (vi) together with each Compliance Certificate, any Investment by a Subsidiary in any Person other than a Loan Party; (vii) together with each Compliance Certificate, notification of Eligible Hedging Agreements entered into by MTY or any Subsidiary; (viii) promptly, and in any event, within twenty days after MTY becomes aware thereof, written notice of any material change to any business plan previously provided to the Canadian Agent and the Revolving Lenders, and as soon as reasonably practicable, an updated business plan; (ix) the creation or acquisition of any new Subsidiary and in such event, an updated Schedule 8.1(9), at least 30 Business Days prior to such creation or acquisition; and (x) such other information respecting the condition, operations, financial or otherwise, of the business of MTY or any of its Subsidiaries as the Canadian Agent may from time to time reasonably request.

(4)

Corporate Existence, Ownership of Subsidiaries. Preserve and maintain, and cause each of the Subsidiaries to preserve and maintain, subject to Section 9.2(3), its corporate, partnership or other existence pursuant to the laws of its jurisdiction of incorporation or formation, as the case may be, specified in Schedule 8.1(9) unless, as to any Subsidiary, in the good faith judgment of MTY, the termination of or failure to preserve and keep in full force and effect such existence would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. MTY shall ensure that all Wholly-Owned Subsidiaries in existence as of the date of this Agreement remain Wholly-Owned Subsidiaries of MTY, except pursuant to a Disposition permitted under Section 9.2(9), where the Disposition is of all, but not less than all, of the interest (whether direct or indirect) of MTY in such Wholly-Owned Subsidiary.

(5)

Compliance with Laws, etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable Laws (including all applicable Environmental Laws), except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(6)

Conduct of Business and Maintenance of Properties. Conduct, and cause each of its Subsidiaries to conduct, its business in a prudent manner and consistent with good business practices. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its and their respective Assets in all material respects in good repair, working order and condition (other than ordinary wear and tear) and in material compliance with all applicable Laws and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the Core Business may be properly and advantageously conducted at all times in accordance with prudent business management, provided that this Section shall not prevent MTY or any Subsidiary from discontinuing, in whole or in part, the operation or the maintenance of any of its properties if such discontinuance is desirable in the conduct of the Core Business and MTY has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(7)

Books and Records. Keep, and cause each of its Subsidiaries to keep, proper books of account and records in accordance with sound and consistent accounting practices, covering all of its business and affairs on a current basis.

(8)

Change of Name. If it intends to change its name and business names or that of any Subsidiary, or the jurisdiction of its organization and its Subsidiaries’ organization, or its or any of its Subsidiary’s place of administration, principal office or chief executive office, notify the Canadian Agent in writing of all relevant details of such change at least 30 days prior to the date that any such change shall become effective.

(9)

Payment of Taxes and Claims. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all Taxes, assessments and governmental charges or levies imposed upon it or upon its Assets; and (ii) all lawful Claims which, if unpaid, might by Law become a Lien (other than a Permitted Lien) upon its Assets, except any such tax or Claim which is being contested in good faith and by proper proceedings, and except for any Permitted Liens or unless the non-payment of such Taxes, assessments, charges, levies or Claims could not reasonably be expected to result in a Material Adverse Effect.

(10)

Observe Covenants and Cure Defects. Observe and perform, and cause each Subsidiary to observe and perform, all of the covenants, agreements, terms and conditions to be observed and performed by MTY and its Subsidiaries in the Loan Documents to which each is a party and, promptly upon having knowledge thereof, cure or cause to be cured, any defects in the execution and delivery of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant thereto or any defects in the validity or enforceability of any of the Loan Documents and execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents as the Canadian Agent may consider reasonably necessary or desirable for the foregoing purposes.

(11)	Insurance.

(a)

Maintain and cause to be maintained, in respect of itself and each Subsidiary, insurance from responsible companies in such amounts and against such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates. In particular, MTY shall, and shall cause each of its Subsidiaries, to insure and maintain at all times all Assets insured, in favour of the Revolving Lenders, the Canadian Agent and any other Person designated by the Revolving Lenders to hold security on their behalf, at its full replacement value against all loss or damage caused by theft, fire and any other risk with respect to which a prudent administrator would insure himself, by means of an all risks insurance policy (including floods, earthquakes and business interruption coverage) acceptable to the Revolving Lenders, without co-insurance clauses as well as civil liability insurance for an amount that is customary for companies operating in a business similar to its business.

(b)

The Revolving Lenders, the Canadian Agent and any other Person holding security on their behalf, are forthwith hereby named as beneficiaries of the indemnities payable pursuant to these policies and MTY shall designate these names on such policies which shall in addition (i) include a standard hypothecary guarantee clause approved by the Insurance Bureau of Canada, preventing the invalidation of the policies because of any reference contained in the insurance application or omitted therefrom or any act or negligence of the applicant, as applicable, or a customary mortgage endorsement on terms satisfactory to the Canadian Agent, as applicable and (ii) include provisions preventing their cancellation or amendment to the detriment of the Revolving Lenders, the Canadian Agent or other Person holding the security on their behalf for any reason whatsoever including the failure to pay a premium required to renew a policy, unless this failure to pay, omission or other default has not been remedied within thirty (30) days following receipt by the Revolving Lenders, the Canadian Agent or other Person holding the security on their behalf of a written notice of such default or omission.

(c)

MTY shall remit annually insurance certificates which form part of the Security in accordance with Section 6.1(5) and Section 6.2(1)(d), to the Revolving Lenders, the Canadian Agent or other Person holding the security on their behalf evidencing such insurance.

(d)

MTY shall pay or will cause to be paid all premiums necessary for such purposes as the same shall become due and will provide particulars of all such policies and all renewals to the Canadian Agent upon request.

(e)	Should MTY fail to comply with the provisions of this paragraph, the Canadian Agent may, at MTY’s expense, take out the insurance it shall deem appropriate.

(f)

In the case of loss under any property insurance where the proceeds to be received are in excess of an amount equal to 2.5% of Tangible Assets, to immediately advise the Canadian Agent of any such loss. MTY shall ensure that it and its Subsidiaries make, settle and adjust claims and that all proceeds of insurance are paid. After the occurrence of an Event of Default that is continuing, in all cases the Canadian Agent shall collect the insurance proceeds and such proceeds may, in the discretion of the Canadian Agent, serve to reduce the indebtedness of the Borrowers secured hereunder, or be imputed as provided herein.

(12)	Use of Proceeds of Accommodations. Use, and cause MTY USA to use, the proceeds of Accommodations hereunder for the purposes specified in Section 2.3.

(13)

Authorizations, Material Contracts, Transaction Documents, Intellectual Property, Permits. Maintain, and cause its Subsidiaries to maintain, (i) any Material Authorizations, any Material Contracts and any Transaction Documents in good standing, and (ii) any Owned Intellectual Property or Licenced Intellectual Property in the name of MTY or a Subsidiary, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (iii) all permits required to carry on their businesses and will not transfer, surrender or otherwise dispose of any permits, except pursuant to a Permitted Asset Disposition.

(14)	Environmental. Cause each of its Subsidiaries to, and MTY shall:

(a)

use and operate all of its facilities and properties in material compliance with all material Environmental Laws, keep all necessary and material Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws and keep all facilities and properties free and clear of all material Liens arising under Environmental Laws;

(b)

promptly upon becoming aware of the same, notify the Canadian Agent and take all necessary action available to it in order to promptly cure and have dismissed any actions and proceedings relating to non-compliance with Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

(c)

to the extent consistent with reasonable and prudent environmental remediation standards or to the extent required by Applicable Law, promptly respond to and remove or remedy any spill or leak or other Release of any Hazardous Materials at any of its facilities or properties.

(15)

Litigation. Furnish or caused to be furnished to the Canadian Agent upon obtaining actual knowledge thereof, prompt notice of the commencement of all proceedings (including any notices of infraction) and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or (to the extent known to MTY) in any other way relating adversely to MTY or any Subsidiary or any of their properties, assets or businesses which would, singly or in the aggregate with all other such proceedings, investigations and actions, reasonably be expected to have a Material Adverse Effect.

(16)	Inspections. Permit and shall cause each Subsidiary to permit, the representatives of each Revolving Lender:

(a)

No Default — if no Default or Event of Default then exists, at the expense of MTY and upon reasonable prior notice to MTY or to the relevant Subsidiary, to (i) visit any principal executive office of MTY or any Subsidiary, to inspect any of its Assets, to examine its books and records and to make copies and take extracts therefrom, and to discuss the affairs, finances and accounts of MTY or any of its Subsidiaries with the officers of same, and (with the consent of MTY or applicable

Subsidiary, which consent will not be unreasonably withheld) its independent chartered accountants, and (ii) (with the consent of MTY or applicable Subsidiary, which consent will not be unreasonably withheld) to visit the other offices and properties of MTY or applicable Subsidiary, all at such reasonable times and as may be reasonably requested in writing; and

(b)

Default — if a Default or Event of Default then exists, at the expense of MTY, to visit and inspect any of the offices or properties of MTY or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision MTY authorizes said accountants to discuss the affairs, finances and accounts of MTY and any Subsidiary), all at such times and as often as may be requested.

(17)	Intentionally deleted.

(18)

Payment When Due. Pay or cause to be paid all amounts required to be paid by it to the Revolving Lenders pursuant to the Loan Documents or any Hedging Agreement, including principal, interest, commitment fees, Hedging Agreement breakage costs, other fees and expenses and any other amounts, at the times, in the currencies and in the manner set forth herein or therein.

(19)	Public Company Costs. Assume and pay all Public Company Costs that MTY incurs at any time.

(20)	Intellectual Property.

(a)

Notify the Agent immediately if it knows or has reason to know that any application or registration relating to any of MTY’s or any of its Subsidiaries’ Intellectual Property (now or hereafter existing) may become abandoned or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the Canadian Intellectual Property Office or the United States Patent and Trademark Office or the United States Copyright Office or any court) regarding MTY’s or any of its Subsidiaries’ ownership of any design, patent, trademark or copyright, its rights to register the same, or to keep and maintain the same unless such abandonment, adverse determination or development could not reasonably be expected to have a Material Adverse Effect.

(b)

Upon request of the Canadian Agent and in compliance with the provisions of this Agreement, execute and deliver, or cause to be executed and delivered by any of its Subsidiaries, any and all intellectual property security agreements as the Agent may reasonably request to evidence the Canadian Agent’s and the Revolving Lenders’ Liens on any Intellectual Property registered with any Canadian Intellectual Property Office or the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency after the date of this Agreement, and the incorporeal property of MTY and its Subsidiaries relating thereto or represented thereby.

(c)

Take all actions necessary or reasonably requested by the Canadian Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of MTY’s and its Subsidiaries’ Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits or declarations of use, affidavits of non-contestability and opposition and interference and cancellation proceedings, unless the failure to take such action could not reasonably be expected to have a Material Adverse Effect.

(d)

In the event that any of MTY’s and its Subsidiaries’ Intellectual Property is infringed upon, or misappropriated or diluted by a third party, to notify the Canadian Agent promptly after MTY or any of its Subsidiaries learns thereof. MTY shall or cause its Subsidiaries to, unless MTY or any of its Subsidiaries shall reasonably determine that such Intellectual Property is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, if MTY reasonably determines that such suit would have a reasonable probability of success, and shall take such other actions as the Canadian Agent shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(e)	To perform all obligations pursuant to any licenses unless the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(21)

Leases. (i) Observe and perform, and cause each Subsidiary to observe and perform, all of the covenants, agreements, terms and conditions to be observed and performed by MTY and the Subsidiaries in the Leases to which each is a party, (ii) promptly upon having knowledge thereof, cure or cause to be cured, any defaults under the Leases, and (iii) notify the Canadian Agent of any defaults under the Leases and give the Canadian Agent the opportunity to cure such default under the Leases, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. MTY shall not and shall not cause or permit any Subsidiary to amend or terminate any of the Leases without the Canadian Agent’s prior written consent, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(22)	Loan Parties. Ensure that 85% of EBITDA has been generated at all times by the Loan Parties and that 85% of the Assets of MTY, on a consolidated basis, are owned at all times by the Loan Parties.

(23)

Anti-Corruption. Maintain and cause each Subsidiary to maintain in effect policies and procedures designed to promote compliance by MTY, each Subsidiary and their respective directors, officers, employees, and agents with the FCPA and any other applicable anti-corruption laws.

(24)	Intentionally deleted.

(25)

Further Assurances. At MTY’s cost and expense, upon request of the Canadian Agent, duly execute and deliver or cause to be duly executed and delivered to the Canadian Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Canadian Agent to carry out more effectually the provisions and purposes of the Loan Documents.

Section 9.2     Negative Covenants.

So long as any amount owing hereunder remains unpaid or the Agents or any Revolving Lender have any obligation under this Agreement, and unless consent is given in accordance with Section 19.1 hereof, MTY shall not:

(1)

Debt. Create, incur, assume or suffer to exist, or permit any other Loan Party to create, incur, assume or suffer to exist, any Debt other than (i) Debt hereunder and under the Loan Documents, (ii) unsecured Debt between any one of the Borrowers and a Loan Party or between Loan Parties or unsecured Debt owing by any Loan Party to a Subsidiary which is not a Loan Party only to the extent such unsecured Debt is subordinated and postponed on terms acceptable to the Canadian Agent, (iii) Capital Lease Obligations, Purchase Money Obligations and other Debt not mentioned in this Section 9.2(1) secured by Permitted Liens, in an amount, in the aggregate at any time, not exceeding an amount equal to 5% of the Shareholders’ Equity, (iv) Subordinated Debt in a principal amount not exceeding $25,000,000, (v) unsecured balance of sales and/or holdbacks in respect of any Acquisition, (vi) non-interest bearing contract cancellation fees in an aggregate principal amount not exceeding U.S.$500,000, (vii) unsecured Debt (provided that immediately after giving effect to such unsecured Debt, no Default or Event of Default shall have occurred and be continuing) and (viii) Debt in respect of the Daylight Loan and any Daylight Guarantee.

(2)	Liens. Create, incur, assume or suffer to exist, or permit any other Loan Party to create, incur, assume or suffer to exist, any Lien on any of its Assets, other than Permitted Liens.

(3)

Mergers, Etc. Enter into, or permit any other Loan Party to enter into, any transaction (whether by way of reorganization, consolidation, amalgamation, winding-up, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking or assets would become the property of any other Person, provided that:

(a)

any Loan Party may consolidate with or amalgamate or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, MTY, MTY USA or any other Loan Party (provided that immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing);

(b)

any Loan Party may consolidate with or amalgamate or merge with any other Person, provided that: (i) the surviving entity of such consolidation, amalgamation or merger is a Guarantor; (ii) such surviving entity shall be a Wholly-Owned Subsidiary of MTY and shall be governed by the laws of Canada or a province thereof or by the laws of the United States of America or any state thereof; (iii) the Canadian Agent and Revolving Lenders receive confirmation that the other amalgamating, merging or consolidating entity(ies) carry on all or substantially all of its or their business in the Core Business; (iv) the relevant Guarantor (and any other Person, if applicable) shall have delivered such agreements, Security and other documents, and the Canadian Agent and the Revolving Lenders have been provided with such legal opinions, as the Agent or any of the Revolving Lenders may reasonably require to confirm to the Canadian Agent and the Revolving Lenders the continued validity, enforceability and effectiveness of the Loan

Documents and that the Liens granted in favour of the Canadian Agent and the Revolving Lenders will continue to constitute a valid and registered Lien on the Assets and undertaking of the surviving entity (subject to Permitted Liens); and (v) the Canadian Agent and Revolving Lenders have received confirmation that no Default or Event of Default has occurred and is continuing or would result from such transaction;

(c)	MTY and the Loan Parties may make Dispositions in accordance with Section 9.2(9).

(4)

Investments. Directly or indirectly, make or permit any other Loan Party to make, any Investments other than: (i) Investments among MTY and the Loan Parties or between Loan Parties, where the other Loan Parties, individually or collectively, own at least 75% of the voting and participating rights of the issued and outstanding Equity Interests of the Loan Party in which such Investment is made, (ii) Investments in Cash Equivalents, (iii) Investments in respect of Debt or other guarantees permitted under Section 9.2(1), (iv) Investments in Persons, where the Loan Parties, individually or collectively, own less than 51% of the voting and participating rights of the issued and outstanding Equity Interests of such Person, in an amount, in the aggregate at any time, not exceeding an amount equal to 10% of Shareholders’ Equity and (v) subject to compliance with Section 9.1(22), Investments in any Subsidiary that is not a Wholly-Owned Subsidiary or a Loan Party where the Loan Parties, individually or collectively, own at least 51% of the voting and participating rights of the issued and outstanding Equity Interests of such Subsidiary (provided that immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing).

(5)

Consensual Limitations. Create, incur, assume or suffer to exist or permit any other Loan Party to create, incur, assume or suffer to exist any consensual limitation or restriction on its ability to: (i) make any payments to the Agents or the Revolving Lenders, or perform or observe any of its other covenants or agreements under any of the Loan Documents, as and when required thereunder; or (ii) in the case of any Subsidiary which is a Loan Party, make any Distribution to MTY or any other Subsidiary of MTY.

(6)

Hedging Agreements. Enter into, or permit any other Loan Party to enter into, any interest rate or currency rate hedging agreement (or similar understanding or obligation), except for the Eligible Hedging Agreements for bona fide hedging purposes and not for speculative purposes.

(7)

Distributions. Make or commit to make, or permit any other Loan Party to make or commit to make, any Distributions other than: (i) in the case of a Loan Party, a Distribution payable only to MTY or to a Loan Party which is a Wholly-Owned Subsidiary; (ii) in the case of a Subsidiary which is not a Loan Party, a Distribution payable to MTY, any Subsidiary or any other Person; and (iii) in the case of MTY or any Subsidiary which is a Loan Party (in respect of a Distribution not permitted under (i) above) Distributions up to a maximum aggregate amount not to exceed $[REDACTED] in any Financial Year, provided that (x) no Default has occurred prior to the making of such Distribution or would result after giving effect to such Distribution and (y) to the extent that Debt to EBITDA Ratio is greater than 3.00:1.00 after giving effect to such Distribution, MTY shall only be entitled to make a Distribution consisting of a quarterly dividend payment, on a per share basis, on its issued and outstanding common shares in an amount not to exceed the last such quarterly dividend payment, on a per share basis, by MTY; provided that any such Distribution made or committed to be made by a Loan Party which is not a Wholly-Owned Subsidiary shall be so made or committed to be made based on a pro rata basis to its equityholders in accordance with their respective equity or ownership interest in such Loan Party.

(8)

Related Party Transactions. Directly or indirectly (i) purchase, acquire, lease or licence any Asset, right or service from, or permit any other Loan Party to purchase, acquire, lease or licence any material Asset, right or service from; or (ii) sell, transfer, lease or licence any Assets, right or service to, or permit any other Loan Party to, transfer, lease or licence any material Assets, right or service to, any Person not at Arm’s Length with MTY and any other Loan Party, except at prices and on terms not less favourable to MTY or any other Loan Party than those which would have been obtained in an Arm’s Length transaction with an Arm’s Length Person.

(9)

Disposal of Assets. Dispose of, or permit any other Loan Party to Dispose of, any Assets to any Person, other than (i) Dispositions of Assets in the ordinary course of business, or which have become worn-out, unserviceable, obsolete, unsuitable or unnecessary in the conduct by MTY or any other Loan Party of their respective businesses; (ii) Dispositions of Assets as part of a series of transactions pursuant to which such Assets are being upgraded or replaced with Assets of substantially similar or greater value on a contemporaneous basis; (iii) Dispositions of Assets in each Financial Year in an aggregate amount, not to exceed an amount equal to 5% of Tangible Assets; and (iv) Dispositions between MTY and the Loan Parties and between Loan Parties (each of the Dispositions referred to above in items (i), (ii), (iii), and (iv) being a “Permitted Asset Disposition” and collectively, “Permitted Assets Dispositions”).

(10)

Change in Business. Engage in, or permit any other Loan Party to engage in (i) any business other than the Core Business, and (ii) its Core Business in any country which is not a member of the Organisation for Economic Co-operation and Development.

(11)

Corporate Structure; Financial Year. Neither MTY nor any other Loan Party will amend or modify its constitutive documents or organizational structure in any manner that would impair or adversely affect its ability to perform the Obligations, nor change the date of its Financial Year end.

(12)

Amendments to Material Authorizations, Material Contracts and Transaction Documents. Directly or indirectly, amend, modify, supplement, terminate or waive material provisions of, or permit any other Loan Party to amend, modify, supplement, terminate or waive material provisions of any Material Authorization or Material Contract, except where such amendment, modification, supplement, termination or waiver could not reasonably be expected to result in a Material Adverse Effect and provided that the Canadian Agent is given notice and a copy of such amendment, modification, supplement, termination or waiver. Directly or indirectly amend, modify, restate, supplement, change the terms and conditions of or terminate any Transaction Document to which it is a party or waive compliance or fail to comply with any of the terms of any one thereof.

(13)	Subsidiaries. Create or acquire any Subsidiary unless such Subsidiary complies with the provisions of Section 6.5.

(14)	Capital Expenditures. Effect or cause any other Loan Party to effect any Capital Expenditures which would result in a Default under this Agreement after giving effect to such Capital Expenditure.

(15)

Acquisitions. Effect or cause any other Loan Party to effect (i) a hostile Acquisition, or (ii) an Acquisition which would result in a Default under this Agreement after giving effect to such Acquisition.

(16)

Sale and Leaseback Transactions. Neither MTY nor any other Loan Party will enter into any Sale and Leaseback Transaction, except for (i) any Sale and Leaseback Transaction among MTY and the Loan Parties or between Loan Parties and (ii) any Sale and Leaseback Transactions involving Assets the Fair Market Value of which does not exceed $10,000,000 in the aggregate at any time.

(17)

Transactions With Affiliates. Neither MTY nor any other Loan Party will, directly or indirectly (i) purchase, acquire, lease or licence any Asset, right or service from, or permit any Affiliate to purchase, acquire, lease or licence any material Asset, right or service from; or (ii) sell, transfer, lease or licence any Assets, right or service to, or permit any Affiliate to, transfer, lease or licence any material Assets, right or service to, any Person not at Arm’s Length with MTY and any other Loan Party, except at prices and on terms not less favourable to MTY or any other Loan Party than those which would have been obtained in an Arm’s Length transaction with an Arm’s Length Person.

(18)

Use of Proceeds. The Borrowers will not, directly or indirectly, (i) use the proceeds of the Revolving Credit Facility, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person, and (ii) use the proceeds of the Revolving Credit Facility in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law.

(19)

Pension Plans. Neither MTY nor any other Loan Party will (i) establish or commence contributing to or otherwise participate in any Pension Plan, or (ii) acquire an interest in any Person if such Person sponsors, administers, participates in, or has any obligation or liability in respect of, any Pension Plan.

(20)	Corporate Restaurants. MTY shall ensure that the Corporate Restaurants do not generate more than 15% of EBITDA at any time.

Section 9.3     Financial Covenants.

So long as any amount owing hereunder remains unpaid or the Agents or any Revolving Lender have any obligations under this Agreement, and unless consent is given in accordance with Section 19.1 hereof, MTY shall at all times:

(1)	Maintenance of Debt to EBITDA Ratio. Maintain at all times a Debt to EBITDA Ratio of:

(a)	less than or equal to 3.50:1.00 from the date of effectiveness of this Agreement; or

(b) (i)

less than or equal to 4.00:1.00 following the consummation of one or more Acquisitions, the cumulative consideration paid in respect of which Acquisition or Acquisitions exceed $150,000,000, determined on the basis of the last twelve months, as advised in writing by MTY to the Canadian Agent at least 10 Business Days prior to the consummation of the Acquisition pursuant to which the above consideration threshold is met and subject to MTY providing to the Canadian Agent at such time revised pro forma projections in respect of all the above mentioned Acquisitions showing compliance with all financial covenants up to the Maturity Date, for a twelve month period starting as of the day on which such last relevant Acquisition is consummated, as determined on the basis of the last twelve months; and

(ii)	less than or equal to 3.50:1.00 after the expiry of the twelve month period referred to in Section 9.3(1)(b) above at any time thereafter.

(2)	Maintenance of Interest and Rent Coverage Ratio. Maintain a minimum Interest and Rent Coverage Ratio of 2.00:1.00 at all times.

The above ratios shall be determined by using the aggregate financial results of four consecutive Financial Quarters, namely the Financial Quarter ending on the date on which the ratio is calculated and the three preceding Financial Quarters.

ARTICLE 10

EVENTS OF DEFAULT

Section 10.1     Events of Default.

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(1)	the Borrowers shall fail to pay any principal amount of the Accommodations Outstanding when such amount becomes due and payable;

(2)

the Borrowers shall fail to pay any interest, Fees relating to any Accommodation or to the Revolving Credit Commitment, or Hedging Obligations when the same become due and payable thereunder and such failure shall remain unremedied for 3 Business Days;

(3)

the Borrowers shall fail to pay any Fees (other than Fees relating to any Accommodation or to the Revolving Credit Commitment) when the same become due and payable hereunder and such failure shall remain unremedied for 10 Business Days after receipt by the Borrowers of a written notice thereof by the Canadian Agent or any Revolving Lender to the Borrowers;

(4)

any representation or warranty or certification made or deemed to be made by or on behalf of MTY or any other Loan Party in this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made;

(5)	MTY shall fail to perform, observe or comply with any of the covenants contained in Section 9.2 and Section 9.3;

(6)

the Borrowers or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document to which it is a party and such failure shall remain unremedied for 10 days after the earlier of: (i) receipt by the Borrowers of a written notice thereof by the Canadian Agent to the Borrowers, and (ii) such time as the Borrowers or relevant Guarantor is aware of same;

(7)

the Borrowers or any Guarantor shall fail to pay the principal of or premium or interest on any Debt (excluding any Debt hereunder) which is outstanding in an aggregate principal amount exceeding $15,000,000 (or the Equivalent Amount in any other currency), when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt, if the effect of such event is to accelerate, or permit the acceleration of such Debt; or any such Debt shall be declared to be due and payable in accordance with its terms prior to the stated maturity thereof;

(8)

any final judgment or order (subject to no further right of appeal and unless fully insured) for the payment of money in excess of $15,000,000 (or the Equivalent Amount in any other currency) is rendered by a court of competent jurisdiction against or in respect of the Borrowers or any Guarantor or any of their respective Assets and any one of the Borrowers or the relevant Guarantor has not discharged the same or provided for its discharge in accordance with its terms, or procured a stay of execution thereof, or deposited with the Canadian Agent cash collateral or other security satisfactory to the Revolving Lenders in the amount of the judgment, within 30 days from the date of entry thereof;

(9)

any one of the Borrowers or any Guarantor (i) is adjudicated insolvent or generally is not able to pay its debts as they become due; (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (iii) institutes or has instituted against it any proceedings seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, release or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization or release of debtors including any plan of compromise or arrangement or other corporate proceedings involving or affecting its creditors (except to the extent permitted in Section 9.2(3)), or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Assets, and in the case of any such proceeding instituted against it (but not instituted by it), (a) such proceeding shall remain undismissed or unstayed for a period of 45 days, or (b) any one of the Borrowers or such Guarantor fails to diligently and actively oppose such proceeding, or (c) any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Assets) is given; or (iv) takes any corporate or other action to authorize any of the above actions;

(10)

should any interest of the Borrowers or any Guarantor in any of their respective assets or property having a market value in excess of $7,500,000 be sold or foreclosed by any creditor or encumbrancer or any Person acting under legal process, or should any Person take possession, or assume control through distress or legal process, of the property and assets of the Borrowers or any Guarantor or any part thereof having a market value in excess of $7,500,000, if such possession or control not be contested diligently and in good faith by or on behalf of the Borrowers or any Guarantor;

(11)	the Borrower shall cease or threaten in writing to cease to carry on business or a substantial part thereof in the ordinary course;

(12)	Should a Person (or a group of Persons acting in concert) acquire the Control of MTY;

(13)	the occurrence of a Material Adverse Effect;

(14)	there shall be any Impermissible Qualification to MTY’s audited consolidated financial statements or the notes thereto or the opinion of MTY’s independent auditor in respect thereof;

(15)

any of the Loan Documents cease to be in full force and effect against the applicable Loan Party and if the applicable Loan Party does not, within five Business Days of receipt of notice of such Loan Document not being in full force and effect, cause such Loan Document to be in full force and effect or replace such Loan Document with a new agreement that is in form and substance satisfactory to the Majority Lenders acting reasonably;

(16)	Intentionally deleted;

(17)	should the corporate and tax structure relating to MTY and described under the organizational chart set forth in Schedule 8.1(27) be substantially altered or modified;

(18)

should a Hedging Agreement entered into between MTY or any other Loan Party and any financial or brokerage institution be terminated prior to its scheduled maturity as the result of MTY’s or such Loan Party’s inability to meet its obligations in respect thereof and the amount owed by MTY or such Loan Party thereunder exceeds $5,000,000;

(19)

the validity of any of the Loan Documents or the applicability thereof to the Accommodations or any other obligations purported to be secured thereby or any material part thereof shall be disaffirmed in writing by or on behalf of any of the Loan Parties; or

(20)

should a default occur under any of the Material Contracts or any of the Transaction Documents which has not been cured within the grace period provided thereunder, where such default would reasonably be expected to have a Material Adverse Effect;

then, the Canadian Agent may, and shall at the request of the Majority Lenders, by written notice to the Borrowers (i) terminate the Revolving Lenders’ obligations to make further Accommodations under the Revolving Credit Facility; and (ii) (at the same time or at any time after such termination) declare the principal amount of all outstanding Advances, an amount equal to the Face Amount of each BA Instrument and issued Letter of Credit and all interest and Fees accrued thereon and all other amounts payable under this Agreement in respect of the Revolving Credit Facility to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

Section 10.2     Remedies Upon Demand and Default.

(1)

Upon a declaration that the principal amount of all outstanding Advances, an amount equal to the Face Amount of each Banker’s Acceptance, purchased Draft and issued Letter of Credit and all interest and Fees accrued thereon and all other amounts payable under this Agreement are immediately due and payable pursuant to Section 10.1, the Canadian Agent may commence such legal action or proceedings as it, in its sole discretion, may deem expedient, including the commencement of enforcement proceedings under the Loan Documents, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any of the Assets, or any other action or notice, all of which the Borrowers hereby expressly waive.

(2)

The rights and remedies of the Agents and the Revolving Lenders hereunder and under the other Loan Documents are cumulative and are in addition to and not in substitution for any other rights or remedies. Nothing contained herein or in the Loan Documents or any security hereafter held by the Canadian Agent and the Revolving Lenders with respect to the indebtedness or liability of the Borrowers, the Guarantors or any other Person to the Agents and the Revolving Lenders or any part thereof, nor any act or omission of the Agents and the Revolving Lenders with respect to the Loan Documents, shall in any way prejudice or affect the rights, remedies and powers of the Agents and the Revolving Lenders hereunder or under the Loan Documents.

Section 10.3     Proceeds of Realization.

Any Proceeds of Realization received by any one of the Revolving Lenders or the Agents, as the case may be, shall be applied in the following order:

(1)	firstly, to pay all Realization Costs incurred and paid by any one of the Revolving Lenders or the Agents, as the case may be;

(2)	secondly, to the payment of interest and fees accrued in connection with the Accommodations;

(3)

thirdly, to the pari passu payment of the principal due on the Accommodations and the Mark-to-Market Exposure to those Hedge Lenders which have executed Eligible Hedging Agreements in favour of MTY or any of its Subsidiaries;

(4)	fourthly, to the payment of all of the amounts owed by the Borrowers or any other Loan Party to the Agents or any of the Revolving Lenders pursuant hereto or under any other Loan Document;

(5)	fifthly, to pay any surplus to or to the order of any Person, including the Borrowers, which by Law may be entitled to receive same.

Subject to the provisions of Section 10.4, all of the payments referred to above shall be allocated proportionally among the Revolving Lenders in accordance with their Applicable Percentage.

Notwithstanding anything to the contrary contained herein, no Excluded US Hedging Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guarantee (including sums received as a result of the exercise of remedies with respect to such Guarantee), provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments from other Loan Parties that are Eligible Contract Participants with respect to such Hedging Obligations to preserve the allocation to Obligations otherwise set forth herein.

Section 10.4     Pro-Rata Sharing of Realization Costs.

Until such time as the Realization Costs are paid in the manner contemplated in Section 10.3(1), all reasonable Realization Costs incurred and paid by any one of the Revolving Lenders or the Agents shall be shared by the Revolving Lenders and the Hedge Lenders having executed Eligible Hedging Agreements on the basis of the proportion that the respective principal due on the Accommodations made by each such Revolving Lender or the Mark-to-Market Exposure of each such Hedge Lender, as applicable, bears to the aggregate of (x) all principal due on the Accommodations made by all of such Revolving Lenders and (y) the Mark-to-Market Exposures to all of such Hedge Lenders.

Section 10.5     Dealing with the Borrowers.

Subject to the provisions of Section 19.1 hereof, the Agents may grant extensions of time and other indulgences, take or abstain from taking or give up securities, accept compositions, grant releases and discharged and otherwise deal with the Borrowers as they may see fit, without prejudice to the liability of the Borrowers or to the rights of the Revolving Lenders hereunder.

ARTICLE 11

YIELD PROTECTION

Section 11.1     Increased Costs.

(1)	Increased Costs Generally. If any Change in Law shall:

(a)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Revolving Lender;

(b)

subject any Revolving Lender to any Tax of any kind whatsoever with respect to this Agreement or any Accommodations made by it, or change the basis of taxation of payments to such Revolving Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 11.2 and the imposition, or any change in the rate, of any Excluded Tax payable by such Revolving Lender; or

(c)	impose on any Revolving Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Accommodations made by such Revolving Lender,

and the result of any of the foregoing shall be to increase the cost to such Revolving Lender of making or maintaining any Accommodation (or of maintaining its obligation to make any such Accommodation), or to increase the cost to such Revolving Lender, or to reduce the amount of any sum received or receivable by such Revolving Lender hereunder (whether of principal, interest or any other amount), then upon request of such Revolving Lender the Borrowers will pay to such Revolving Lender such additional amount or amounts as will compensate such Revolving Lender for such additional costs incurred or reduction suffered.

(2)

Capital Requirements. If any Revolving Lender determines that any Change in Law affecting such Revolving Lender or any lending office of such Revolving Lender or such Revolving Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Revolving Lender’s capital or on the capital of such Revolving Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Lender’s Revolving Credit Commitment of such Revolving Lender or the Accommodations made by such Revolving Lender, to a level below that which such Revolving Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Revolving Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Revolving Lender such additional amount or amounts as will compensate such Revolving Lender or its holding company for any such reduction suffered.

(3)

Certificates for Reimbursement. A certificate of a Revolving Lender setting forth the amount or amounts necessary to compensate such Revolving Lender or its holding company, as the case may be, as specified in paragraph (1) or (2) of this Section (“Additional Compensation”), including a description of the event by reason of which it believes it is entitled to such compensation, and supplying reasonable supporting evidence (including, in the event of a Change in Law, a photocopy of the applicable Law evidencing such change) and reasonable detail of the basis of calculation of the amount or amounts, and delivered to the relevant Borrower shall be conclusive absent manifest error. Such Borrower shall pay such Revolving Lender the amount shown as due on any such certificate within 10 days after receipt thereof. In the event the Revolving Lender subsequently recovers all or part of the Additional Compensation paid by such Borrower, it shall promptly repay an equal amount to such Borrower. The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Accommodation or the Revolving Lender’s Revolving Credit Commitment affected by the Change in Law, change in capital requirement or the lapse or cessation of the Change in Law giving rise to the initial Additional Compensation. A Revolving Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of such Borrower upon such Borrower’s request at such Borrower’s expense, provided such Revolving Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. Notwithstanding the foregoing provisions, a Revolving Lender shall only be entitled to rely upon the provisions of this Section 11.3 if and for so long as it is not treating such Borrower in any materially different or in any less favourable manner than is applicable to any other customers of such Revolving Lender, where such other customers are bound by similar provisions to the foregoing provisions of this Section 11.3.

(4)

Delay in Requests. Failure or delay on the part of any Revolving Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Revolving Lender’s right to demand such compensation, except that the Borrowers shall not be required to compensate a Revolving Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Revolving Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Revolving Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 11.2     Taxes.

(1)

Payments Subject to Taxes. If any Loan Party, the Agents or any Revolving Lender is required by applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of a Loan Party hereunder or under any other Loan Document, then (i) the sum payable shall be increased by that Loan Party when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section), any one of the Agents or any Revolving Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Loan Party shall make any such deductions required to be made by it under Applicable Law and (iii) the Loan Party shall timely pay the full amount required to be deducted to the relevant Governmental Entity in accordance with Applicable Law.

(2)

Payments Subject to FATCA. If a payment made to a Revolving Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Revolving Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Revolving Lender shall deliver to the applicable withholding agent, at the time or times prescribed by law and at such time or times reasonably requested by such withholding agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the withholding agent as may be necessary for the withholding agent to comply with its obligations under FATCA, to determine that such Revolving Lender has or has not complied with such Revolving Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11.2(2), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(3)

Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (1) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Entity in accordance with Applicable Law.

(4)

Indemnification by the Borrowers. The Borrowers shall indemnify the Agents and each Revolving Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agents or such Revolving Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Entity. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Revolving Lender (with a copy to the Agents), or by the Agents on its own behalf or on behalf of a Revolving Lender, shall be conclusive absent manifest error. In the event the Revolving Lender subsequently recovers all or part of the payment made under this Section paid by the Borrowers, it shall promptly repay an equal amount to the Borrowers. A Revolving Lender shall make reasonable efforts to limit the incidence of any payments under this Section and seek recovery for the account of the Borrowers upon the Borrowers’ request at the Borrowers’ expense, provided such Revolving Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage.

(5)

Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Entity, the Loan Parties shall deliver to the Agents the original or a certified copy of a receipt issued by such Governmental Entity evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agents.

(6)

Status of Revolving Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of such Borrower, deliver to such Borrower (with a copy to the Agents), at the time or times prescribed by applicable Law or reasonably requested by such Borrower or the Agents, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Revolving Lender, if requested by such Borrower or the Agents, shall deliver such other documentation prescribed by applicable Law or reasonably requested by such Borrower or the Agents as will enable such Borrower or the Agents to determine whether or not such Revolving Lender is subject to withholding or information reporting requirements.

(7)

Treatment of Certain Refunds and Tax Reductions. If the Agents or a Revolving Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which a Loan Party has paid additional amounts pursuant to this Section 11.2 or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrowers or other Loan Party, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or other Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Agents or such Revolving Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Borrowers or other Loan Party as applicable, upon the request of the Agents or such Revolving Lender, agrees to repay the amount paid over to the Borrowers or other Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agents or such Revolving Lender if the Agents or such Revolving Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Agents or any Revolving Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

Section 11.3     Mitigation Obligations: Replacement of Revolving Lenders.

(1)

Designation of a Different Lending Office. If any Revolving Lender requests compensation under Section 11.1, or requires any Borrower to pay any additional amount to any Revolving Lender or any Governmental Entity for the account of any Revolving Lender pursuant to Section 11.2, then such Revolving Lender shall use reasonable efforts to designate a different lending office for funding or booking its Accommodations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Revolving Lender (with the prior consent of such Borrower), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 11.1 or Section 11.2, as the case may be, in the future and (ii) would not subject such Revolving Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Revolving Lender. Each of the Borrowers hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Revolving Lender in connection with any such designation or assignment.

(2)

Replacement of Revolving Lenders. If any Revolving Lender requests compensation under Section 11.1, if any Borrower is required to pay any additional amount to any Revolving Lender or any Governmental Entity for the account of any Revolving Lender pursuant to Section 11.2, if any Revolving Lender’s obligations are suspended pursuant to Section 11.4 or if any Revolving Lender defaults in its obligation to fund Accommodations hereunder, then such Borrower may either, at its sole expense and effort, upon 10 days’ notice to such Revolving Lender and the Agents: (i) repay all outstanding amounts due to such affected Revolving Lender (or such portion which has not been acquired pursuant to clause (ii) below) and thereupon the Revolving Lender’s Revolving Credit Commitment of the affected Revolving Lender shall be permanently cancelled and the aggregate Revolving Credit Commitment shall be permanently reduced by the same amount and the Revolving Lender’s Revolving Credit Commitment of each of the other Revolving Lenders shall remain the same; or (ii) require such Revolving Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article 18), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Revolving Lender, if a Revolving Lender accepts such assignment), provided that:

(a)	such Borrower pays to the Canadian Agent the assignment fee specified in Section 18.1(2)(f);

(b)

the assigning Revolving Lender receives payment of an amount equal to the outstanding principal of its Accommodations Outstanding and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Revolving Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)

in the case of any such assignment resulting from a claim for compensation under Section 11.1 or payments required to be made pursuant to Section 11.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)	such assignment does not conflict with applicable Law.

A Revolving Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Revolving Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 11.4     Illegality.

If any Revolving Lender determines that any applicable Law has made it unlawful, or that any Governmental Entity has asserted that it is unlawful, for any Revolving Lender or its applicable lending office to make or maintain any Accommodations, or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Revolving Lender to the Borrowers through the Agents, any obligation of such Revolving Lender with respect to the activity that is unlawful shall be suspended until such Revolving Lender notifies the Agents and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Revolving Lender (with a copy to the Agents), prepay or, if conversion would avoid the activity that is unlawful, convert any Accommodations, or take any necessary steps with respect to any Letters of Credit in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Revolving Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Revolving Lender, otherwise be materially disadvantageous to such Revolving Lender.

ARTICLE 12

RIGHT OF SETOFF

Section 12.1     Right of Setoff.

If an Event of Default has occurred and is continuing, each of the Revolving Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Revolving Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of the Borrowers or any Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Revolving Lender, irrespective of whether or not such Revolving Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Party may be contingent or unmatured or are owed to a branch or office of such Revolving Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Revolving Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Revolving Lenders or their respective Affiliates may have. Each Revolving Lender agrees to promptly notify the Borrowers and the Agents after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Revolving Lender exercises any rights under this Section 12.1, it shall share the benefit received in accordance with Section 13.1 as if the benefit had been received by the Revolving Lender of which it is an Affiliate.

ARTICLE 13

SHARING OF PAYMENTS BY REVOLVING LENDERS

Section 13.1     Sharing of Payments by Revolving Lenders.

If any Revolving Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Revolving Lender receiving payment or other reduction of a proportion of the aggregate amount of its Accommodations and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Revolving Lender receiving such payment or other reduction shall (a) notify the Agents of such fact, and (b) purchase (for cash at face value) participations in the Accommodations Outstanding and such other obligations of the other Revolving Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Revolving Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Accommodations Outstanding and other amounts owing them, provided that:

(1)

if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest,

(2)

the provisions of this Section shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Revolving Lender as consideration for the assignment of or sale of a participation in any of its Accommodations or participations in disbursements under Letters of Credit to any assignee or participant, other than to any Loan Party or any Affiliate of a Loan Party (as to which the provisions of this Section shall apply); and

(3)

the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrowers to such Revolving Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrowers’ obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to a Loan Party upon the termination of derivatives entered into between the Loan Party and such Revolving Lender unless a Default has occurred, or (z) any payment to which such Revolving Lender is entitled as a result of any form of credit protection obtained by such Revolving Lender.

The Loan Parties consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim and similar rights of Revolving Lenders with respect to such participation as fully as if such Revolving Lender were a direct creditor of each Loan Party in the amount of such participation.

ARTICLE 14

AGENT’S CLAWBACK

Section 14.1     Agents’ Clawback.

(1)

Funding by Revolving Lenders; Presumption by Agents. Unless the Agents shall have received notice from a Revolving Lender prior to the proposed date of any advance of funds that such Revolving Lender will not make available to the Agents such Revolving Lender’s share of such advance, the Agents may assume that such Revolving Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Revolving Lenders and may, but is not obliged to, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable advance available to the Agents, then the applicable Revolving Lender shall pay to the Agents forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agents, at a rate determined by the Agents in accordance with prevailing banking industry practice on interbank compensation. If such Revolving Lender pays such amount to the Agents, then such amount shall constitute such Revolving Lender’s Accommodation included in such advance. If the Revolving Lender does not do so forthwith, the Borrowers shall pay to the Agents forthwith on written demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Lender that has failed to make such payment to the Agents. For greater certainty, it shall be understood that the Agents are under no obligation to make available to the Borrowers any Revolving Lender’s share of an advance of funds until such time as said Revolving Lender’s share is made available to the Agents by the Revolving Lender.

(2)

Payments by Borrowers; Presumptions by Agents. Unless the Agents shall have received notice from the Borrowers prior to the date on which any payment is due to the Agents for the account of any Revolving Lender hereunder that the Borrowers will not make such payment, the Agents may assume that the Borrowers have made such payment on such date in accordance herewith and may, but are not obliged to, in reliance upon such assumption, distribute the amount due to the Revolving Lenders. In such event, if the Borrowers have not in fact made such payment, then each of the Revolving Lenders individually, and not solidarily, agrees to repay to the Agents forthwith on demand the amount so distributed to such Revolving Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agents, at a rate determined by the Agents in accordance with prevailing banking industry practice on interbank compensation. For greater certainty, it shall be understood that the Agents are under no obligation to distribute any amount due to the Revolving Lenders until such time as said amount due is paid by the Borrowers to the Agents.

ARTICLE 15

AGENCY

Section 15.1     Appointment and Authority.

(1)

Each of the Revolving Lenders and the U.S. Agent hereby acknowledges, agrees to, confirms and ratifies the appointment of the Canadian Agent to act on its behalf and on behalf of the Term Lenders and the Hedge Lenders as the Canadian Agent hereunder and under the other Loan Documents and authorizes the Canadian Agent to take such actions on its behalf and on behalf of the Hedge Lenders and to exercise such powers as are delegated to the Canadian Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the U.S. Revolving Lenders hereby acknowledges, agrees to, confirms and ratifies the appointment of the U.S. Agent to act on its behalf as the U.S. Agent hereunder and the other Loan Documents and authorizes the U.S. Agent to take such actions on its behalf and to exercise such powers as are delegated to the U.S. Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Canadian Agent, the U.S. Agent, the Revolving Lenders, the Term Lenders and the Hedge Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(2)	Intentionally deleted.

Section 15.2     Rights as a Revolving Lender.

The Person serving as the Canadian Agent hereunder shall have the same rights and powers in its capacity as a Revolving Lender as any other Revolving Lender and may exercise the same as though it were not the Canadian Agent and the term “Revolving Lender” or “Revolving Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Canadian Agent hereunder in its individual capacity. Such Person, the Person serving as the U.S. Agent and their respective Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Affiliate thereof as if such Person were not the Agents and without any duty to account to the Revolving Lenders.

Section 15.3 Exculpatory Provisions.

(1)	The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agents are required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Revolving Lenders as shall be expressly provided for in the Loan Documents), but the Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agents to liability or that is contrary to any Loan Document or applicable Law; and

(c)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Persons serving as the Agents or any of their respective Affiliates in any capacity.

(2)

The Agents shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Revolving Lenders as is necessary, or as the Agents believe in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own intentional or gross fault. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Agents by the Borrowers or a Revolving Lender.

(3)

Except as otherwise expressly specified in this Agreement, the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agents.

Section 15.4     Reliance by the Agents.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Accommodation that by its terms must be fulfilled to the satisfaction of a Revolving Lender, the Agents may presume that such condition is satisfactory to such Revolving Lender unless the Agents shall have received notice to the contrary from such Revolving Lender prior to the making of such Accommodation or the issuance of such Letter of Credit. The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 15.5     Indemnification of Agents.

Each Revolving Lender agrees to indemnify the Agents and hold them harmless (to the extent not reimbursed by the Borrowers), rateably according to its Applicable Percentage (and not solidarily) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agents in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Revolving Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agents’ intentional or gross fault.

Section 15.6     Delegation of Duties.

The Agents may perform any and all of their respective duties and exercise their respective rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agents from among the Revolving Lenders (including the Persons serving as Agents) and their respective Affiliates. The Agents and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Agents shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agents.

Section 15.7     Notice of Default; Other Notices.

(1)

The Agents shall be deemed to not have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agents have received notice from a Revolving Lender, the Borrowers or any other Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agents receive such a notice, the Agents shall promptly give notice thereof to the Revolving Lenders.

(2)

In addition to any notice referred to in Section 15.7(1) above, the Agents hereby undertake to provide the Revolving Lenders with a copy of any other notice it may receive from the Borrowers or any other Loan Party under this Agreement.

Section 15.8     Replacement of Agents.

(1)

The Agents may at any time give notice of its resignation to the Revolving Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the prior consent of the Borrowers unless a Default has occurred, to appoint a successor, which shall be a Canadian Revolving Lender having an office in Montréal, Québec in the case of the Agent and which shall be a U.S. Revolving Lender having an office in the United States of America in the case of the U.S. Agent or an Affiliate of any such Canadian Revolving Lender with an office in Montréal or an Affiliate of such U.S. Revolving Lender with an office in the United States of America. The Agents may also be removed at any time by the Majority Lenders upon 30 days’ notice to the Agents and the Borrowers as long as the Majority Lenders, with the prior consent of the Borrowers unless a Default has occurred, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Canadian Revolving Lender having an office in Montréal in the case of the Canadian Agent and which shall be a U.S. Revolving Lender with an office in the United States of America in the case of the U.S. Agent, or an Affiliate of any such Revolving Lender with an office in Montréal or an Affiliate of any such U.S. Revolviong Lender with an office in the United States of America.

(2)

If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Revolving Lenders, appoint a successor Agent meeting the qualifications specified in Section 15.8(1), provided that if the Agent shall notify the Borrowers and the Revolving Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Revolving Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the retiring Agent shall instead be made by or to each Revolving Lender directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in the preceding paragraph.

(3)

Upon a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the termination of the service of the former Agent, the provisions of this Article 15 and of Article 17 shall continue in effect for the benefit of such former Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Agent was acting as Agent.

Section 15.9     Non-Reliance on Agents and Other Revolving Lenders.

Each Revolving Lender acknowledges that it has, independently and without reliance upon the Agents or any other Revolving Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Revolving Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Revolving Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 15.10     Collective Action of the Revolving Lenders.

Each of the Revolving Lenders hereby acknowledges that to the extent permitted by applicable Law, any collateral security and the remedies provided under the Loan Documents to the Revolving Lenders are for the benefit of the Revolving Lenders (including the Hedge Lenders) collectively and acting together and not individually and further acknowledges that its rights hereunder and under any collateral security are to be exercised not individually, but by the Canadian Agent upon the decision of the Majority Lenders (or such other number or percentage of the Revolving Lenders as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Revolving Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Canadian Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Revolving Lenders as shall be expressly provided for in the Loan Documents). Each of the Revolving Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Canadian Agent to the extent requested by the Canadian Agent. Notwithstanding the foregoing, in the absence of instructions from the Revolving Lenders and where in the sole opinion of the Canadian Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Canadian Agent may without notice to or consent of the Revolving Lenders take such action on behalf of the Revolving Lenders as it deems appropriate or desirable in the interest of the Revolving Lenders.

Section 15.11     No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or any holder of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Revolving Lender hereunder.

Section 15.12     Intentionally deleted.

Section 15.13     Articles 2138 to 2148 of the Civil Code of Québec Not Applicable.

The mandate of the Agents under this Agreement and the Loan Documents is not governed by the provisions of Articles 2138 to 2148 of the Civil Code of Québec and the Revolving Lenders and the Hedge Lenders do hereby expressly renounce to the benefits of each and every one of such Articles.

ARTICLE 16

NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION

Section 16.1     Notices.

Except where otherwise specified herein, all notices, requests, demands or other communications between the parties hereto will be in writing and will be deemed to have been duly given or made to the party to whom such notice, request, demand or other communication is given or permitted to be given or made hereunder, when delivered to the party (by certified mail, postage prepaid, fax, electronic mail or by physical delivery) to the address of such party and to the attention indicated under the signature of such party or to any other address which the parties hereto may subsequently communicate to each other in writing. Notwithstanding the foregoing, any notice will be deemed to have been received by the party to whom it is addressed (a) at the time of such delivery if given by physical delivery, certified mail or postage prepaid, and (b) if faxed or sent by electronic mail before 3:00 p.m. on a Business Day, on that day and if faxed or sent by electronic mail after 3:00 p.m. on a Business Day, on the Business Day next following the date of transmission, provided that in the case of electronic mail, the recipient acknowledges receipt thereof by electronic mail or otherwise. If normal postal, fax or electronic transmission system service is interrupted by strike, work slow-down, fortuitous event or other cause, the party sending the notice will use such services which have not been interrupted or will deliver such notice by messenger in order to ensure its prompt receipt by the other party.

ARTICLE 17

EXPENSES; INDEMNITY: DAMAGE WAIVER

Section 17.1     Expenses; Indemnity: Damage Waiver.

(1)

Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agents or any Revolving Lender including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Accommodations issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Accommodations.

(2)

Indemnification by the Borrowers. The Borrowers shall indemnify each of the Agents (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Accommodation or the use or proposed use of the proceeds therefrom (including any refusal by the Fronting Letter of Credit Lender to honour a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liabilities related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the intentional or gross fault of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Loan Party has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Section 11.1, Section 11.2 and Section 17.1(1).

(3)

Reimbursement by Revolving Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under paragraph (1) or (2) of this Section to be paid by it to the Agents (or any sub-agent thereof) or any Related Party of any of the foregoing, each Revolving Lender individually, and not solidarily, agrees to pay to the Agents (or any such sub-agent) or such Related Party, as the case may be, such Revolving Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) in connection with such capacity. The obligations of the Revolving Lenders under this paragraph (3) are subject to the other provisions of this Agreement concerning individual (and not solidary) liability of the Revolving Lenders.

(4)

Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Accommodation or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(5)

Payments. All amounts due under this Section shall be payable promptly after demand therefor with documented particulars thereof. A certificate of the Agents or a Revolving Lender setting forth the amount or amounts owing to the Agents, Revolving Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrowers shall be conclusive absent manifest error.

ARTICLE 18

SUCCESSORS AND ASSIGNS

Section 18.1     Successors and Assigns.

(1)

Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and each Revolving Lender and no Revolving Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (2) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (4) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (6) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (4) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Revolving Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(2)

Assignments by Revolving Lenders. Any Revolving Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Lender’s Revolving Credit Commitment and the Accommodations Outstanding at the time owing to it); provided that:

(a)

except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the Revolving Lender’s Revolving Credit Commitment of the assigning Revolving Lender and the Accommodations Outstanding at the time owing to it or in the case of an assignment to a Revolving Lender or an Affiliate of a Revolving Lender or an Approved Fund with respect to a Revolving Lender, the aggregate amount of the Revolving Lender’s Revolving Credit Commitment being assigned (which for this purpose includes Accommodations Outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Accommodations Outstanding of the assigning Revolving Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agents or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of the Agents and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent to a lower amount;

(b)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Revolving Lender’s rights and obligations under this Agreement with respect to the Accommodations Outstanding or the Revolving Lender’s Revolving Credit Commitment assigned, except that this clause (b) shall not prohibit any Revolving Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(c)

any assignment of a Revolving Lender’s Revolving Credit Commitment must be approved by the Fronting Letter of Credit Lender and the Swingline Lender (such approval not to be unreasonably withheld or delayed);

(d)	any assignment must be approved by the Agents (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Revolving Lender;

(e)	any assignment must be approved by the Borrowers (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a

Revolving Lender or if an Event of Default has occurred and is continuing; and no assignment will be made to a Foreign Lender unless an Event of Default has occurred and is continuing;

(f)

the parties to each assignment shall execute and deliver to the Agents an Assignment and Assumption substantially in the form of the assignment and assumption agreement set forth in Schedule 7, together with a processing and recordation fee of $5,000 and the Eligible Assignee, if it shall not be a Revolving Lender, shall deliver to the Agents all documentation reasonably required thereby in this connection.

Subject to acceptance and recording thereof by the Agents pursuant to clause (d) of this paragraph 2, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Revolving Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Revolving Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Revolving Lender’s rights and obligations under this Agreement, such Revolving Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 11 and Article 17, and shall continue to be liable for any breach of this Agreement by such Revolving Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any payment by an assignee to an assigning Revolving Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrowers or a new Accommodation to the Borrowers.

(3)

Register. The Canadian Agent shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Revolving Lenders, and the Revolving Lender’s Revolving Credit Commitment of, and principal amounts of the Accommodations Outstanding owing to, each Revolving Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Revolving Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Revolving Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Revolving Lender, at any reasonable time and from time to time upon reasonable prior notice.

(4)

Participations. Any Revolving Lender may at any time, without the consent of, or notice to, any Borrower or the Agents, sell participations to any Person (other than a natural person, a Loan Party or any Affiliate of a Loan Party ) (each, a “Participant”) in all or a portion of such Revolving Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Lender’s Revolving Credit Commitment and/or the Accommodations Outstanding owing to it); provided that (i) such Revolving Lender’s obligations under this Agreement shall remain unchanged, (ii) such Revolving Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Revolving Lenders shall continue to deal solely and directly with such Revolving Lender in connection with such Revolving Lender’s rights and obligations under this Agreement. Any payment by a Participant to a Revolving Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrowers or a new Loan to the Borrowers.

Subject to paragraph (5) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Article 11 to the same extent as if it were a Revolving Lender and had acquired its interest by assignment pursuant to paragraph (2) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Article 11 as though it were a Revolving Lender, provided such Participant agrees to be subject to Article 13 as though it were a Revolving Lender.

(5)

Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 11.1 and Section 11.2 than the applicable Revolving Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. Absent an Event of Default which is continuing, a Participant that would be a Foreign Lender if it were a Revolving Lender shall not be entitled to the benefits of Section 11.2.

(6)

Certain Pledges. Any Revolving Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Revolving Lender, but no such pledge or assignment shall release such Revolving Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Revolving Lender as a party hereto.

ARTICLE 19

AMENDMENTS AND WAIVERS

Section 19.1     Amendments and Waivers.

(1)

Subject to subsections (2) and (3), no acceptance, amendment or waiver of any provision of any of the Loan Documents, nor consent to any departure by the Borrowers or any other Person from such provisions, shall be effective unless in writing and approved by the Majority Lenders. Any acceptance, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(2)

Only written acceptances, amendments, waivers or consents signed by all the Revolving Lenders shall (i) increase the maximum amount of the Revolving Credit Facility or of the Revolving Lender’s Revolving Credit Commitment of any Revolving Lender; (ii) reduce the principal or amount of, or interest on, directly or indirectly, any Accommodation Outstanding or any Fees; (iii) postpone any date fixed for any payment of principal of, or interest on, any Accommodation Outstanding or any Fees; (iv) change the percentage of the Revolving Credit Commitment or the number or percentage of Revolving Lenders required for the Revolving Lenders, or any of them, or the Agents to take any action; (v) permit any termination of any of the Guarantees required hereunder or release any of the Guarantees (except as contemplated by this Agreement or the other Loan Documents); (vi) change the definition of Majority Lenders; (vii) modify any provision of this Agreement providing for the sharing of Proceeds of Realization; or (viii) amend this Section 19.1(2).

(3)	Only written acceptances, amendments, waivers or consents signed by the Agents, in addition to the Majority Lenders, shall affect the rights or duties of the Agents under the Loan Documents.

Section 19.2     Judgment Currency.

(1)

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Revolving Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Revolving Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied.

(2)

The obligations of the Borrowers in respect of any sum due in the Original Currency from it to any Revolving Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Revolving Lender of any sum adjudged to be so due in the Other Currency, the Revolving Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Revolving Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding the judgment, to indemnify the Revolving Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Revolving Lender in the Original Currency, the Revolving Lender shall remit such excess to the Borrowers.

ARTICLE 20

GOVERNING LAW; JURISDICTION; ETC.

Section 20.1     Governing Law; Jurisdiction; Etc.

(1)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Québec and the federal laws of Canada applicable therein.

(2)

Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Québec, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agents or any Revolving Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(3)	Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (2) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

ARTICLE 21

WAIVER OF JURY TRIAL

Section 21.1     Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 22

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

Section 22.1     Counterparts; Integration; Effectiveness; Electronic Execution.

(1)

Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Canadian Agent and when the Canadian Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(2)

Electronic Execution of Assignments. The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

ARTICLE 23

TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY

Section 23.1     Treatment of Certain Information: Confidentiality.

(1)

Each of the Agents and the Revolving Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (to the extent necessary to administer or enforce this Agreement and the other Loan Documents) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrowers and their obligations, or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such Person or actually known to such Person or (y) becomes available to the Agents or any Revolving Lender on a non-confidential basis from a source other than a Loan Party. If the Agents or any Revolving Lender is requested or required to disclose any Information (other than by any bank examiner) pursuant to or as required by applicable Laws or by a subpoena or similar legal process, the Agents or such Revolving Lender, as applicable, shall use its reasonable commercial efforts to provide the Borrowers with notice of such requests or obligation in sufficient time so that the Borrowers may seek an appropriate protective order or waive the Agents’, or such Revolving Lender’s, as applicable, compliance with the provisions of this Section, and the Agents and such Revolving Lender, as applicable, shall, to the extent reasonable, co-operate with the Borrowers in the Borrowers obtaining any such protective order.

(2)

For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agents or any Revolving Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Agents may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.

(3)

In addition, and notwithstanding anything herein to the contrary, the Agents may provide basic information concerning the Borrowers and the credit facilities established herein to Loan Pricing Corporation and/or other recognized trade publishers of information for general circulation in the loan market.

ARTICLE 24

GENERAL

Section 24.1     Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(2)	the effects of any Bail-in Action on any such liability, including, if applicable:

(a)	a reduction in full or in part or cancellation of any such liability;

(b)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Operative Document; or

(c)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 24.2     Expenses.

The Borrowers agree to pay all reasonable fees (including legal fees), costs and other out of pocket expenses incurred by the Agents and the Revolving Lenders in connection with the preparation, negotiation and documentation of the Loan Documents and the operation or enforcement of the Loan Documents.

Section 24.3     Set-off.

If an Event of Default occurs and is continuing, the Revolving Lenders are authorized to set off and apply any deposit held for any Loan Party against any amount due and payable by any Loan Party under the Loan Documents.

Section 24.4     Non-Merger.

The provisions of this Agreement will not merge with the provisions of any other Loan Document, but will continue in full force.

Section 24.5     Severability.

If any provision of a Loan Document is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability will not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions of this Agreement.

Section 24.6     Whole Agreement.

This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties in respect of the Revolving Credit Facility. There are no verbal agreements, undertakings or representations in connection with the Revolving Credit Facility.

Section 24.7     Solidary Obligations.

Where more than one Person is liable as a Loan Party for any Obligation, the liability of each such Person for any such Obligation is solidary (joint and several) with each other such Person.

Section 24.8     Language.

The parties acknowledge that they have required that this Agreement, the Loan Documents and all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first above written.

MTY FOOD GROUP INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

MTY FRANCHISING USA, INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

Address for Notice:
8150 Transcanada Highway
Suite 200
Montréal, Québec
H4S 1M5

Attention:	Chief Financial Officer
Fax:	(514) 336-9222
Email:	renees@mtygroup.com

with a copy to:
Fasken Martineau DuMoulin LLP
800 Square Victoria, Bureau 3700
Montréal, QC
H4Z 1E9

Attention:	Martin Racicot
Fax:	(514) 397-7600
Email:	mracicot@fasken.com

IN WITNESS WHEREOF, each of the Guarantors (other than those incorporated under the laws of the United States of America) hereby intervenes to this Second Amended and Restated Credit Agreement and hereby (i) acknowledges having taken cognizance of the terms and conditions contained in this Second Amended and Restated Credit Agreement, (ii) confirms that its Obligations are in all respects continuing and in full force and effect and (iii) confirms that all references in the Loan Documents to the Amended and Restated Credit Agreement shall be deemed to refer without further amendment to this Second Amended and Restated Credit Agreement.

MTY TIKI MING ENTERPRISES INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

8825726 CANADA INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

M.T.Y. DAIRY BARS INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

FONTAINE SANTÉ CANADA INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

9316-4978 QUÉBEC INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

KAHALA BRANDS CANADA INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

IMVESCOR RESTAURANT GROUP INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

11078526 CANADA INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

3330450 NOVA SCOTIA COMPANY

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

MTY FRANCHISING USA, INC.
MUCHO BURRITO FRANCHSING USA, INC.

By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Authorized Signatory

KAHALA BRANDS, LTD.
COLD STONE CREAMERY, INC.
KAHALA FRANCHISE CORP.
T.T.I. NATIONAL ADVERTISING FUND, INC.
TACO TIME INTERNATIONAL, INC.
PINKBERRY HOLDING CORPORATION
PINKBERRY, INC.
PINKBERRY VENTURES, INC.
PINKBERRY FRANCHISING COMPANY
BAJA FRESH MARKETING DEVELOPMENT FUND, INC.

By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Secretary

PAPA MURPHY’S HOLDINGS, INC.
PAPA MURPHY’S COMPANY STORES, INC.
MURPHY’S MARKETING SERVICES, INC.
PAPA MURPHY’S INTERNATIONAL LLC
PAPA MURPHY’S WORLDWIDE LLC

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

ACTSINFO USA LLC

By:	KAHALA BRANDS, LTD., as a Member

By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Secretary

KAHALA FRANCHISING, L.L.C.
KAHALA MANAGEMENT, L.L.C.
KAHALA OPERATIONS, LLC
KAHALA REAL ESTATE, LLC
KAHALA SUPPORT, LLC
KGC, LLC
MW VENTURES, LLC
TASTI D-LITE LLC

By:	KAHALA BRANDS, LTD., as sole Member

By:	/s/ Kimberly A. Lane
	Name:		Kimberly A. Lane
	Title:		Secretary

COLD STONE CREAMERY INTERNATIONAL, LLC

By:	KAHALA FRANCHISING, L.L.C., as sole Member

	By:	KAHALA BRANDS, LTD., as sole Member

		By:	/s/ Kimberly A. Lane
			Name:	Kimberly A. Lane
			Title:	Secretary

COLD STONE CREAMERY RESTAURANTS, L.L.C.
KAHALA HOLDINGS, L.L.C.
KAHALA RESTAURANTS, LLC
TACO TIME SPOKANE MANAGEMENT, L.L.C.

By:	KAHALA OPERATIONS, LLC, as sole Member

	By:	KAHALA BRANDS, LTD., as sole Member

		By:	/s/ Kimberly A. Lane
			Name:	Kimberly A. Lane
			Title:	Secretary

CSC REAL ESTATE MANAGEMENT, LLC
KONA COAST PRODUCTS, L.L.C.
NEPTUNE EQUIPMENT SERVICES, LLC

By:	KAHALA SUPPORT, LLC, as sole Member

	By:	KAHALA BRANDS, LTD., as sole Member

		By:	/s/ Kimberly A. Lane
			Name:	Kimberly A. Lane
			Title:	Secretary

KBI HOLDINGS, L.L.C.

By:	KAHALA REAL ESTATE, LLC, as sole Member

	By:	KAHALA BRANDS, LTD., as sole Member

		By:	/s/ Kimberly A. Lane
			Name:	Kimberly A. Lane
			Title:	Secretary

PINKBERRY ASIA PACIFIC, LLC

By:	PINKBERRY VENTURES, INC., as sole Member

		By:	/s/ Kimberly A. Lane
			Name:	Kimberly A. Lane
			Title:	Secretary

CS PB HOLDINGS, LLC

By:	PINKBERRY ASIA PACIFIC, LLC, as sole Member

	By:	PINKBERRY VENTURES, INC., as sole Member

		By:	/s/ Kimberly A. Lane
			Name:	Kimberly A. Lane
			Title:	Secretary

PB ROOSEVELT FIELD, LLC
PB PARK SLOPE, LLC

By:	BKLI HOLDINGS, LLC, as sole Member

	By:	CS PB HOLDINGS, LLC, as sole Member

By: PINKBERRY ASIA PACIFIC, LLC, as sole Member

By: PINKBERRY VENTURES, INC., as sole Member

			By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Secretary

4SK – 2508 BWAY LLC

By:	CS PB HOLDINGS, LLC, as sole Member

	By:	PINKBERRY ASIA PACIFIC, LLC, as sole Member

	By:	PINKBERRY VENTURES, INC., as sole Member

		By:	/s/ Kimberly A. Lane
			Name:	Kimberly A. Lane
			Title:	Secretary

COLD STONE FRANCHISEE NATIONAL ADVISORY BOARD, LLC
TEXAS NATURAL TREAT HOLDINGS, LLC
4SK – 1039 SECOND, LLC
4SK – 2041 BWAY LLC
4SK – 2873 BWAY LLC
4SK – 330 58TH LCC
4SK – 596 9TH, LLC
4SK – 7W 32ND LLC

By:	PINKBERRY HOLDING CORPORATION, as Manager

		By:	/s/ Eric Lefebvre
			Name:	Eric Lefebvre
			Title:	Director

BF ACQUISITION HOLDINGS, LLC
CB FRANCHISE SYSTEMS, LLC
BUILT FRANCHISE SYSTEMS, LLC
MTY USA FIN ONE HOLDING, LLC
MTY USA FIN THREE HOLDING, LLC

By:	MTY FRANCHISING USA, INC., as sole Member

		By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Secretary

LAS ACQUISITION, LLC
LA SALSA FRANCHISE, LLC
BF GIFT CARD HOLDINGS, LLC
BF PROPERTIES, LLC
AZ FRESH ENTERPRISES, LLC
LA SALSA PROPERTIES, LLC

By:	BF ACQUISITION HOLDINGS, LLC, as sole Member

		By:	MTY FRANCHISING USA, INC., as sole Member

		By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Secretary

LA SALSA GIFT CARD, LLC

By:	LAS ACQUISITION, LLC, as sole Member and Manager

	By:	BF ACQUISITION HOLDINGS, LLC, as sole Member

		By:	MTY FRANCHISING USA, INC., as sole Member

		By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Secretary

MTY USA FIN HOLDING, LP

By:	MTY USA FIN One Holding, LLC, as General Partner

	By:	MTY FRANCHISING USA, INC., as sole Member

		By:	/s/ Kimberly A. Lane
Name: Kimberly A. Lane
Title: Secretary

MTY USA FIN TWO HOLDING, LLC

By:	3330450 NOVA SCOTIA COMPANY

		By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

MM1 REGIONAL LLC
MM2 REGIONAL LLC

By:	Murphy’s Marketing Services, Inc., as Managing Member

		By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Authorized Signatory

113 LUXEMBOURG
Société à responsabilité limitée
Registered office: 6C, rue Gabriel Lippmann
L-5365 Munsbach
Grand-Duchy of Luxembourg
R.C.S. Luxembourg: B 207.267

By:	/s/ Claude St-Pierre
Name: Claude St-Pierre
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, as
Canadian Agent

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
For Drawdowns, Rollovers, Conversions and Repayments:
The Toronto-Dominion Bank, as Canadian Agent
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

For all other Notices:
The Toronto-Dominion Bank, as Canadian Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]

with a copy to:
Osler, Hoskin & Harcourt LLP

[REDACTED]
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

TORONTO DOMINION (TEXAS) LLC, as U.S. Agent

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
For Drawdowns, Rollovers, Conversions and
Repayments:
Toronto Dominion (Texas) LLC, as U.S. Agent
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

For all other Notices:
Toronto Dominion (Texas) LLC, as U.S. Agent
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]

with a copy to:
Osler, Hoskin & Harcourt LLP
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

THE TORONTO-DOMINION BANK, as
Canadian Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Letter of Credit Commitment: $[REDACTED]

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]
Email:	[REDACTED]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]
Email:	[REDACTED]

NATIONAL BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:

[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

BANK OF MONTREAL, as Canadian Revolving Lender and Swingline Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
Bank of Montreal
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

BANK OF MONTREAL, acting through its Chicago branch, as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
Bank of Montreal Chicago Branch
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

THE BANK OF NOVA SCOTIA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

ROYAL BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

LAURENTIAN BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]